                                                               EXHIBIT 2
                                                               CONFORMED COPY
------------------------------------------------------------------------------

			 ASSET  PURCHASE  AGREEMENT


				by and among


		     THE OHIO CASUALTY INSURANCE COMPANY


				    and


		     GREAT AMERICAN INSURANCE COMPANY
		 AMERICAN NATIONAL FIRE INSURANCE COMPANY
	     AGRICULTURAL EXCESS AND SURPLUS INSURANCE COMPANY
		      AGRICULTURAL INSURANCE COMPANY
		   AMERICAN ALLIANCE INSURANCE COMPANY
	     AMERICAN DYNASTY SURPLUS LINES INSURANCE COMPANY
		    AMERICAN SPIRIT INSURANCE COMPANY
		 CONTEMPORARY AMERICAN INSURANCE COMPANY
		     EAGLE AMERICAN INSURANCE COMPANY
		       EDEN PARK INSURANCE COMPANY
	      GREAT TEXAS COUNTY MUTUAL INSURANCE COMPANY
	       GREAT AMERICAN LLOYD'S INSURANCE COMPANY
		      SEVEN HILLS INSURANCE COMPANY





		     Dated as of September 14, 1998

------------------------------------------------------------------------------

			    TABLE OF CONTENTS
                            -----------------

ARTICLE 1       DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.1.    Definitions . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2       TRANSFER AND ACQUISITION OF ASSETS  . . . . . . . . . . . .  9
Section 2.1.    Transfer and Acquisition  . . . . . . . . . . . . . . . . .  9
Section 2.2.    Payment of Purchase Price . . . . . . . . . . . . . . . . . 10
Section 2.3.    Place and Date of Closing . . . . . . . . . . . . . . . . . 11
Section 2.4.    Transactions to be Effected at the Closing  . . . . . . . . 12
Section 2.5.    Nonassignability of Assets  . . . . . . . . . . . . . . . . 12

ARTICLE 3       REPRESENTATIONS AND WARRANTIES OF THE SELLERS . . . . . . . 12
Section 3.1.    Organization, Standing and Authority  . . . . . . . . . . . 12
Section 3.2.    Authorization   . . . . . . . . . . . . . . . . . . . . . . 13
Section 3.3.    No Conflict or Violation, etc.  . . . . . . . . . . . . . . 13
Section 3.4.    No Undisclosed Liabilities  . . . . . . . . . . . . . . . . 14
Section 3.5.    Contracts   . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 3.6.    Title to Assets . . . . . . . . . . . . . . . . . . . . . . 14
Section 3.7.    Litigation; Orders  . . . . . . . . . . . . . . . . . . . . 15
Section 3.8.    Compliance with Laws  . . . . . . . . . . . . . . . . . . . 15
Section 3.9.    Employee Matters  . . . . . . . . . . . . . . . . . . . . . 15
Section 3.10.   Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 3.11.   Reinsurance Treaties  . . . . . . . . . . . . . . . . . . . 16
Section 3.12.   Disputed Claims . . . . . . . . . . . . . . . . . . . . . . 16
Section 3.13.   Computer Software   . . . . . . . . . . . . . . . . . . . . 16
Section 3.14.   Database  . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 3.15.   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 3.16.   Condition of Tangible Assets  . . . . . . . . . . . . . . . 18
Section 3.17.   Intellectual Property, Computer Software and
		  Database  . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 3.18.   Agents and Brokers  . . . . . . . . . . . . . . . . . . . . 19
Section 3.19.   Qualifications  . . . . . . . . . . . . . . . . . . . . . . 19
Section 3.20.   Financial Statements  . . . . . . . . . . . . . . . . . . . 19
Section 3.21    Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 3.22    Absence of Certain Changes  . . . . . . . . . . . . . . . . 20
Section 3.23    Insurance Contracts . . . . . . . . . . . . . . . . . . . . 20

ARTICLE 4       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER . . . . . . 21
Section 4.1.    Organization, Standing and Authority  . . . . . . . . . . . 21
Section 4.2.    Authorization . . . . . . . . . . . . . . . . . . . . . . . 21
Section 4.3.    No Conflict or Violation, etc.  . . . . . . . . . . . . . . 22
Section 4.4.    Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 4.5.    Legal Proceedings . . . . . . . . . . . . . . . . . . . . . 22
Section 4.6.    Financing . . . . . . . . . . . . . . . . . . . . . . . . . 23

Section 4.7.    Purchaser's Disclosure  . . . . . . . . . . . . . . . . . . 23

ARTICLE 5       COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 5.1.    Conduct of Business . . . . . . . . . . . . . . . . . . . . 23
Section 5.2     Standstill Agreement  . . . . . . . . . . . . . . . . . . . 24
Section 5.3.    Access to Information; Confidentiality; Renewal
		  Business  . . . . . . . . . . . . . . . . . . . . . . . . 26
Section 5.4.    Reasonable Best Efforts . . . . . . . . . . . . . . . . . . 27
Section 5.5.    Consents, Approvals and Filings . . . . . . . . . . . . . . 27
Section 5.6.    Notifications . . . . . . . . . . . . . . . . . . . . . . . 28
Section 5.7.    Further Assurances  . . . . . . . . . . . . . . . . . . . . 28
Section 5.8.    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 5.9.    Employees and Employee Benefits . . . . . . . . . . . . . . 28
Section 5.10.   Information Systems . . . . . . . . . . . . . . . . . . . . 30
Section 5.11.   Disclosure Schedules  . . . . . . . . . . . . . . . . . . . 31
Section 5.12.   Purchaser's Database Obligation . . . . . . . . . . . . . . 32
Section 5.13    Sublease of Premises. . . . . . . . . . . . . . . . . . . . 32
Section 5.14    License of Intangible Assets  . . . . . . . . . . . . . . . 32
Section 5.15    Right to Bid.   . . . . . . . . . . . . . . . . . . . . . . 32
Section 5.16    Actions With Respect to the Warrants  . . . . . . . . . . . 32

ARTICLE 6       CONDITIONS PRECEDENT TO THE OBLIGATIONS
		OF THE PURCHASER  . . . . . . . . . . . . . . . . . . . . . 33
Section 6.1.    Representations and Covenants . . . . . . . . . . . . . . . 33
Section 6.2.    No Material Adverse Change  . . . . . . . . . . . . . . . . 33
Section 6.3.    Secretary's Certificate . . . . . . . . . . . . . . . . . . 33
Section 6.4.    Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . 34
Section 6.5.    Other Documents . . . . . . . . . . . . . . . . . . . . . . 34
Section 6.6.    Other Agreements  . . . . . . . . . . . . . . . . . . . . . 34
Section 6.7.    Governmental and Regulatory Consents and Approvals  . . . . 34
Section 6.8.    No Injunctions or Restraints  . . . . . . . . . . . . . . . 34

ARTICLE 7       CONDITIONS PRECEDENT TO THE OBLIGATIONS
		OF THE SELLERS  . . . . . . . . . . . . . . . . . . . . . . 34
Section 7.1.    Representations and Covenants   . . . . . . . . . . . . . . 34
Section 7.2.    No Material Adverse Change  . . . . . . . . . . . . . . . . 35
Section 7.3.    Secretary's Certificate . . . . . . . . . . . . . . . . . . 35
Section 7.4.    Legal Opinion   . . . . . . . . . . . . . . . . . . . . . . 35
Section 7.5     Other Documents . . . . . . . . . . . . . . . . . . . . . . 35
Section 7.6.    Other Agreements  . . . . . . . . . . . . . . . . . . . . . 35
Section 7.7.    Governmental and Regulatory Consents and Approvals  . . . . 35
Section 7.8.    No Injunctions or Restraints  . . . . . . . . . . . . . . . 36

ARTICLE 8       SURVIVAL OF REPRESENTATIONS AND WARRANTIES  . . . . . . . . 36
Section 8.1.    Survival of Representations and Warranties  . . . . . . . . 36

ARTICLE 9       INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . 36
Section 9.1.    General Indemnification Obligation of Sellers . . . . . . . 36
Section 9.2.    General Indemnification Obligation of Purchaser . . . . . . 37
Section 9.3.    Method of Asserting Claims, Etc.  . . . . . . . . . . . . . 37
Section 9.4.    Payment . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 9.5.    Limitations on Amount -- Sellers  . . . . . . . . . . . . . 39
Section 9.6.    Limitations on Amount - Purchaser . . . . . . . . . . . . . 39

ARTICLE 10 TERMINATION PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . 39
Section 10.1.   Termination . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 10.2.   Effect of Termination   . . . . . . . . . . . . . . . . . . 40

ARTICLE 11 GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . 41
Section 11.1.   Publicity . . . . . . . . . . . . . . . . . . . . . . . . . 41
Section 11.2.   Dollar References . . . . . . . . . . . . . . . . . . . . . 41
Section 11.3.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Section 11.4.   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . 42
Section 11.5.   Waivers and Amendments  . . . . . . . . . . . . . . . . . . 42
Section 11.6.   Governing Law; Choice of Forum  . . . . . . . . . . . . . . 42
Section 11.7.   Binding Effect, Assignment  . . . . . . . . . . . . . . . . 43
Section 11.8.   Interpretation  . . . . . . . . . . . . . . . . . . . . . . 43
Section 11.9.   No Third Party Beneficiaries  . . . . . . . . . . . . . . . 43
Section 11.10.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . 43
Section 11.11.  Exhibits and Schedules  . . . . . . . . . . . . . . . . . . 43
Section 11.12.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . 44
Section 11.13.  Compliance with Bulk Sales Laws . . . . . . . . . . . . . . 44

				  EXHIBITS
				  --------

Exhibit A         -       Form of Reinsurance Agreement
Exhibit B         -       Form of Bill of Sale and General Assignment
Exhibit C         -       Form of Assignment and Assumption Agreement
Exhibit D         -       Warrant Agreement
Exhibit E         -       Noncompetition and Referral Agreement
Exhibit F         -       Database License and Software License Agreement to be
			     delivered at Closing
Exhibit G         -       Information Systems Agreement
Exhibit H         -       Terms of Investment Services Agreement

SCHEDULES
---------
Schedule 1.1(a)   -       Intentionally Omitted
Schedule 1.1(b)   -       Excluded Litigation
Schedule 1.1(c)   -       Officers or Agents of Sellers Having "Knowledge"
Schedule 1.1(d)   -       Description of the Business
Schedule 1.1(e)   -       Intentionally Omitted
Schedule 1.1(f)   -       Officers or Agents of Purchaser Having "Knowledge"
Schedule 2.2.1.1  -       Transferred Investment Securities Protocol
Schedule 2.2.1.2  -       Calculation of Final Installment
Schedule 2.2.2    -       Closing Statement of Transferred Assets and Trans-
			    ferred Liabilities
Schedule 3.3      -       Necessary Consents, etc.
Schedule 3.4      -       Undisclosed Liabilities
Schedule 3.5      -       Contracts
Schedule 3.6      -       Liens - Tangible Assets
Schedule 3.7      -       Litigation; Orders
Schedule 3.8      -       Compliance with laws
Schedule 3.11     -       Reinsurance Treaties
Schedule 3.12     -       Disputed Claims
Schedule 3.13     -       Computer Software
Schedule 3.16     -       Condition of Tangible Assets
Schedule 3.17     -       Intellectual Property
Schedule 3.18     -       Sellers' Agents and Brokers
Schedule 3.20(a)  -       GAAP Statements
Schedule 3.20(b)  -       SAP Statements
Schedule 3.21     -       Business Disclosure
Schedule 3.22     -       Absence of Certain Changes
Schedule 4.3      -       Necessary Consents, etc.
Schedule 5.9.1    -       Business Employees
Schedule 5.9.2    -       Accounting Personnel
Schedule 5.13     -       Premises
Schedule 5.14     -       Intangible Assets

			 ASSET PURCHASE AGREEMENT
			 ------------------------

	This ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of September
					   -----------
14, 1998, is entered into by and among GREAT AMERICAN INSURANCE COMPANY, AMERICAN NATIONAL FIRE INSURANCE COMPANY, AGRICULTURAL EXCESS AND SURPLUS INSURANCE COMPANY, AGRICULTURAL INSURANCE COMPANY, AMERICAN ALLIANCE INSURANCE COMPANY, AMERICAN DYNASTY SURPLUS LINES INSURANCE COMPANY, AMERICAN SPIRIT INSURANCE COMPANY, CONTEMPORARY AMERICAN INSURANCE COMPANY, EAGLE AMERICAN INSURANCE COMPANY, EDEN PARK INSURANCE COMPANY, GREAT TEXAS COUNTY MUTUAL INSURANCE COMPANY, GREAT AMERICAN LLOYD'S INSURANCE COMPANY AND SEVEN HILLS INSURANCE COMPANY (collectively "Sellers") and THE OHIO CASUALTY INSURANCE
				---------
COMPANY ("Purchaser").
	 -----------

			  W I T N E S S E T H:

	WHEREAS, the Sellers are affiliated entities that are engaged in various types of commercial lines and other lines of insurance;

	WHEREAS, upon the terms and subject to the conditions of this Agreement, the Sellers desire to sell, and the Purchaser desires to acquire, certain of the assets associated with the business of each of the Sellers, and in connection therewith the Purchaser is willing to assume certain liabilities;

	NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

				 ARTICLE 1

				DEFINITIONS
				-----------

	Section 1.1.    Definitions.  The following terms shall have the
			-----------
respective meanings set forth below throughout this Agreement:

	"Accounting Principles" means United States generally accepted
	-----------------------
accounting principles consistently applied.

	"Action" shall have the meaning set forth in Section 3.7 hereof.
	--------

	"Affiliate" means, with respect to any Person, at the time in question,
	-----------
any other Person controlling, controlled by or under common control with such Person. For purposes of the foregoing, "control", including the terms "controlling", "controlled by" and "under common control with", means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

	"Ancillary Agreements" means the Reinsurance Agreement, the Assignment
	----------------------
and Assumption Agreement, the Warrant Agreement, the Noncompetition and Referral Agreement, the Investment Services Agreement, the Information Systems Agreement, the Transfer Documents, the Software License Agreement and the Database License.

	"Antitrust Division" shall have the meaning set forth in Section 5.5.2
	--------------------
hereof.

	"Assignable Licensed Software" means the Licensed Software as to which
	------------------------------
(i) no consent to the assignment thereof is required or (ii) consent to the assignment thereof has been obtained on or prior to the Closing Date.

	"Assigned and Assumed Contracts" means all outstanding agreements and
	--------------------------------
all rights of renewal with respect to Insurance Contracts and those contracts and other agreements set forth on Schedule 3.5 and identified in the Assignment and Assumption Agreement.

	"Assignment and Assumption Agreement" means an Assignment and
	-------------------------------------
Assumption Agreement substantially in the form of Exhibit C hereto.
						  ---------

	"Assumed Employee Liabilities" means the obligations of Sellers to
	------------------------------
provide post-retirement medical benefits to Transferred Employees and assumed by Purchaser as described in Section 5.9.6.

	"Benefit Plans" shall have the meaning set forth in Section 3.9.1
	---------------
hereof.

	"Bill of Sale and General Assignment" means a Bill of Sale and General
	-------------------------------------
Assignment substantially in the form of Exhibit B hereto.
					---------

	"Books and Records" means the originals or copies of all records
	-------------------
(including computer generated, recorded or stored records) relating primarily to the Business, including customer lists, policy information, Insurance Contract forms, claim records, sales records, underwriting records, financial records, tax records, personnel records related to Transferred Employees and compliance records in the possession or control of each of the Sellers or any of their respective Affiliates and relating primarily to the operation of the Business, including the Database and any other form of recorded, computer generated or stored information or process relating primarily to the operation of the Business.

	"Business" means the businesses conducted by each of the Sellers on the
	----------
Closing Date which are identified in Schedule 1.1(d) hereto; provided, however, that the "Business" shall not include any of the foregoing to the extent that it primarily relates to any Excluded Liability or any asset other than a Transferred Asset.

	"Business Day" means any day other than a Saturday, Sunday, a day on
	--------------
which banking institutions in the State of Ohio are permitted or obligated by law to be closed or a day on which the New York Stock Exchange is closed for trading.

	"Business Employees" shall have the meaning set forth in Section 5.9.1
	--------------------
hereof.

	"Claim Notice" shall have the meaning set forth in Section 9.3 hereof.
	--------------

	"Closing" means the closing of the transactions contemplated by this
	---------
Agreement.

	"Closing Date" means 11:59 p.m. local time on the third Business Day
	--------------
following the satisfaction or waiver of the conditions set forth in Articles 6 and 7 of this Agreement.

	"Closing Payment" shall have the meaning set forth in Section 2.2.1
	-----------------
hereof.

	"Closing Statement" shall have the meaning set forth in Section 2.2.2.
	-------------------

	"COBRA" shall have the meaning set forth in Section 3.9.3 hereof.
	-------

	"Code" means the Internal Revenue Code of 1986, as amended.
	------

	"Database" shall have the meaning set forth in Section 3.14.1.
	----------

	"Database License" shall have the meaning set forth in Section 3.14.2.
	------------------

	"ERISA" shall have the meaning set forth in Section 3.9.1 hereof.
	-------

	"Exchange Act" shall mean the Securities Exchange Act of 1934, as
	--------------
amended, and the rules and regulations thereunder.

	"Excluded Assets" shall mean any claims related to the matters at issue
	-----------------
in the Excluded Litigation, any Tax related assets (including deposits for current Taxes) and recoveries on insurance policies that do not relate to Transferred Assets or Transferred Liabilities and Intellectual Property not specifically transferred to Purchaser.

	"Excluded Liability" means any liability or obligation arising in
	--------------------
connection with the Business which does not constitute an Other Assumed Liability or the Insurance Liabilities.

	"Excluded Litigation" means (i) any liabilities or obligations relating
	---------------------
to any present or future litigation, arbitration, mediation, actions or proceedings, and any present or future governmental and/or criminal actions or investigations, which relate to the Business prior to Closing other than litigation occurring in the ordinary course of the Sellers' business, or (ii) any liability or obligation under the corporate and class action lawsuits which are identified on Schedule 1.1(b) hereto or any lawsuits involving the same or a related cause as those asserted in the lawsuits identified in
Schedule 1.1(b).

	"Extra Contractual Obligations"shall mean those liabilities incurred
	-------------------------------
prior to the Closing Date which arise from the handling of any claim on the Insurance Contracts, such liabilities arising because of, but not limited to, the following: failure to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation or prosecution of an appeal consequent upon such action.

	The date on which an Extra Contractual Obligation is incurred shall be deemed, in all circumstances, to be the date of the action taken or not taken giving rise to the Extra Contractual Obligations.

	Extra Contractual Obligations shall also include losses in excess of policy limits of the original policy, such loss in excess of the policy limit having been incurred because of failure to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against an insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

	"Fair Market Value" means the arithmetic average of the last sale price
	-------------------
per share for Ohio Casualty Corporation common stock as reported on the Nasdaq National Market System for the last ten trading days prior to the date of execution of this Agreement or, if no last sales price is reported, the average of the closing bid and asked prices for a share of common stock on a specified date. If no sale has been made on any date, then prices on the last preceding day on which any such sale shall have been made shall be used in determining Fair Market Value under either method prescribed in the previous sentence.

	"Final Closing Statement" shall have the meaning set forth in Section
	-------------------------
2.2.2 hereof.

	"Final Installment" shall have the meaning set forth in Section 2.2.1
	-------------------
hereof.

	"FTC" shall have the meaning set forth in Section 5.5.2 hereof.
	-----

	"Governmental Entity" shall have the meaning set forth in Section 3.3
	---------------------
hereof.

	"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
	---------
1976, as amended, and the rules and regulations thereunder.

	"Included Affiliate Contracts" shall mean those contracts between any
	------------------------------
of the Sellers and their respective Affiliates which the Purchaser expressly agrees in writing to assume at the Closing Date.

	"Indemnified Purchaser Party" shall have the meaning set forth in
	-----------------------------
Section 9.1 hereof.

	"Indemnified Seller Party" shall have the meaning set forth in Section
	--------------------------
9.2 hereof.

	"Information Services" shall have the meaning set forth in Section 5.10
	----------------------
hereof.

	"Information Systems Agreement" means an Information Systems Agreement
	-------------------------------
substantially in the form of Exhibit G hereto.
			     ---------

	"Insurance Contracts" means the treaties, policies, binders, slips and
	---------------------
other agreements of insurance written or assumed by the Sellers in connection with the Business to the extent in effect on or prior to the Closing Date (including all supplements, endorsements, riders and ancillary agreements in connection therewith).

	"Insurance Liabilities" means all liabilities and obligations arising
	-----------------------
under or in connection with the Insurance Contracts, to the extent the same are unpaid or unperformed on or after the Closing Date, including (i) the net amount of all liability for losses and loss adjustment expenses after any deduction for reinsurance ceded, (ii) all amounts payable for returns or refunds of premiums under the Insurance Contracts, (iii) all liability for commission payments and other fees or compensation payable with respect to the Insurance Contracts to or for the benefit of intermediaries, agents, brokers and service providers, (iv) all liabilities for retrospective payments or adjustments under Insurance Contracts, (v) all liability for unearned premiums, (vi) all Extra Contractual Obligations and (vii) policyholder dividends; except that Insurance Liabilities shall not include any Excluded Litigation, Excluded Liability or any Retained Extra Contractual Obligations.

	"Intangible Assets" means those intangible assets of each of the
	-------------------
Sellers used in the Business.

	"Intellectual Property" means all trade names, trademarks, service
	-----------------------
marks, copyrights and applications therefor which are identified on Schedule 3.17, patents and patent applications and registrations and all imprints and logos, trade secrets, customer lists or know-how owned by or licensed to any of the Sellers and used in the Business.

	"Investment Services Agreement" means an Investment Services Agreement
	-------------------------------
containing the terms set forth on Exhibit H hereto.
				  ---------

	"Knowledge" means, as to the Sellers, the actual knowledge after
	-----------
reasonable inquiry of the individuals representing the Sellers listed on
Schedule 1.1(c), and, as to the Purchaser, the actual knowledge after reasonable inquiry of the individuals representing the Purchaser listed on
Schedule 1.1(f).

	"Later Delivered Schedules" shall have the meaning set forth in Section
	---------------------------
5.11.1.

	"Liabilities" shall have the meaning set forth in Section 3.4 hereof.
	-------------

	"Licensed Software" shall have the meaning set forth in Section 3.13.1
	-------------------
hereof.

	"Lien" means any pledge, claim, lien, charge, mortgage, encumbrance,
	------
security interest of any nature, option, right of first refusal, warrant, or restriction of any kind, including any restriction on use, voting, transfer, alienation, receipt of income, or exercise of any other attribute of ownership.

	"Materials of Environmental Concern" shall mean any waste, pollutant or
	------------------------------------
contaminant or substance (including, without limitation, petroleum or petroleum products, asbestos or asbestos containing materials, ureaformaldehyde insulation, polychlorinated biphenyls, odors, radioactivity and electro-magnetic fields), regulated under, or which may otherwise give rise to liability under, any Environmental Law. For purposes of the foregoing, "Environmental Law" shall mean any and all applicable Federal, state or local laws or regulations relating to the protection of the environment or of human health as it may be affected by the environment.

	"Neutral Auditors" shall mean one of the five largest nationally
	------------------
recognized independent auditing firms selected by the Purchaser, not to include Price Waterhouse Coopers, L.L.P. or Ernst & Young, L.L.P.

	"Noncompetition and Referral Agreement" means a Noncompetition and
	---------------------------------------
Referral Agreement substantially in the form of Exhibit E hereto.
						---------

	"Notice Period" shall have the meaning set forth in Section 9.3 hereof.
	---------------

	"Ohio Casualty Corporation" means Ohio Casualty Corporation, an Ohio
	---------------------------
corporation.

	"Order" shall have the meaning set forth in Section 3.7 hereof.
	-------

	"Other Assumed Liabilities" means the liabilities and obligations of
	---------------------------
all of the Sellers, to the extent the same are unpaid or unperformed on or after the Closing Date which (i) have been expressly assumed by the Purchaser under this Agreement or the Ancillary Agreements, or (ii) are accounted for in the Final Closing Statement; provided, however, that notwithstanding anything in this Agreement to the contrary, the Other Assumed Liabilities shall not include (a) any Excluded Litigation, (b) any indemnification obligations to any officers and directors, accountants, financial advisers, underwriters or attorneys of any of the Sellers, (c) any obligation of Sellers for Taxes with respect to the Businesses for all periods ending on or before the Closing Date and any balance sheet liability in respect of Taxes; (d) any obligation or liability of any Seller arising from its failure to perform any of its agreements contained herein or incurred by any Seller in connection with the consummation of the transactions contemplated hereby; (e) any expenses of Sellers, including Taxes, incurred in connection with the sale contemplated by this Agreement, except as otherwise expressly provided in this Agreement; (f) any liability or obligation under any Benefit Plans except as provided in
Section 5.9 hereof to the Business Employees; (g) any liability or obligation of any Seller arising from or resulting from its noncompliance prior to the Closing Date with any Federal, State, local or foreign laws, regulations, orders, or administrative or judicial determinations; (h) any liability or obligation of any Seller resulting from any employment practices applicable to Sellers' employees; (i) any fines, penalties or liabilities imposed on any of the Sellers by any Governmental Entity; (j) any brokerage or finder's fee payable by Sellers in connection with the transactions contemplated hereby;
(k) any liability or obligation under any contract with an Affiliate of any of the Sellers except for Included Affiliate Contracts; or (l) the Insurance Liabilities.

	"Other Transferred Assets" means each of the Sellers' right, title and
	--------------------------
interest in: (i) the Assigned and Assumed Contracts; (ii) all receivables in respect of the Insurance Contracts; (iii) the Tangible Assets; (iv) the contract which grants the Purchaser a perpetual, royalty-free, non-exclusive license to use the Intangible Assets; (v) the Assignable Licensed Software;
(vi) the Software License Agreement; and (vii) only with respect to the Business, the Books and Records; and provided, further, that the Other Transferred Assets shall not include any of the foregoing to the extent they are terminated, transferred or otherwise disposed of as permitted by Section
5.1 of this Agreement between the date hereof and the Closing Date. Other Transferred Assets do not include Excluded Assets. Other Transferred Assets shall be determined and valued in accordance with SAP.

	"Owned Software" shall have the meaning set forth in Section 3.13.1
	----------------
hereof.

	"Permitted Liens" as to any asset, means: (i) Liens for Taxes not yet
	-----------------
due and payable or being contested in good faith by appropriate proceedings;
(ii) Liens arising by operation of law, (iii) Liens arising from letters of credit and other similar insurance security devices entered into by or for the benefit of the Sellers in connection with the Business in the ordinary course of business; and (iv) other Liens that do not in the aggregate materially detract from the value or materially interfere with the present or reasonably contemplated use of any material asset in the Business.

	"Person" means any individual, corporation, partnership, firm, joint
	--------
venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

	"Purchaser Material Adverse Effect" means a material adverse effect on
	-----------------------------------
the ability of the Purchaser to perform its obligations under this Agreement or any Ancillary Agreement or the validity or enforceability of this Agreement or any Ancillary Agreement.

	"Purchase Price" means, collectively, the Closing Payment, the Final
	----------------
Installment and the Warrant.

	"Reinsurance Agreement" means the Reinsurance Agreement substantially
	-----------------------
in the form of Exhibit A hereto.
	       ---------

	"Retained Extra Contractual Obligations" means the obligations for
	----------------------------------------
Extra Contractual Obligations which are not assumed by Purchaser under Article 5 of the Reinsurance Agreement.

	"Review Period" shall have the meaning set forth in Section 2.2.2
	---------------
hereof.

	"SAP" shall mean Statutory Accounting Principles prescribed or
	-----
permitted by the Department of Insurance of Ohio.

	"SEC" shall mean the Securities and Exchange Commission.
	-----

	"Securities Act" means the Securities Act of 1933, as amended, and the
	----------------
rules and regulations thereunder.

	"Sellers Material Adverse Effect" means any material adverse effect on
	---------------------------------
the Transferred Assets or the business, financial condition or results of operations of the Business, the ability of the Sellers to perform their respective obligations under this Agreement or any Ancillary Agreement or the validity or enforceability of this Agreement or any Ancillary Agreement.

	"Sellers' Representative" shall have the meaning set forth in Section
	-------------------------
2.1.4 hereof.

	"Software License Agreement" means a Software License Agreement
	----------------------------
referred to in Section 3.13.2 hereof.

	"Specialized Markets Business" has the meaning set forth in Section
	------------------------------
5.15 hereof.

	"Subsidiary" means, with respect to any Person on a given date, any
	------------
other Person of which a majority of the voting power of the equity securities or equity interests is owned directly or indirectly by such Person.

	"Tangible Assets" means the furniture, fixtures, equipment, supplies
	-----------------
and other tangible personal property of each of the Sellers used primarily in the Business as identified and at such prices as may be mutually agreed upon by Sellers and Purchaser prior to the Closing Date.

	"Tax" shall have the meaning set forth in Section 3.15.3 hereof.
	-----

	"Taxation" shall have the meaning set forth in Section 3.15.3 hereof.
	----------

	"Transfer Documents" means the Bill of Sale and General Assignment and
	--------------------
such other documents and instruments consistent with the negotiated provisions of this Agreement as the Purchaser may reasonably request in order to transfer all of the Sellers' right, title and interest in the Transferred Assets to the Purchaser.

	"Transferred Assets" means Transferred Investment Securities and Other
	--------------------
Transferred Assets.

	"Transferred Employees" shall have the meaning set forth in Section
	-----------------------
5.9.1 hereof.

	"Transferred Investment Securities" means the portfolio of investment
	-----------------------------------
securities or cash to be transferred by Sellers to Purchaser, which portfolio shall have an agreed value equal to: (x) the Transferred Liabilities (expressed as a positive number); less (y) the value of the Other Transferred
                                  ----
Assets; less (z) $300 Million ($300,000,000).  For the avoidance of doubt, and
        ----
as an illustration only, if the Transferred Liabilities (expressed as a positive number) were $712.7 Million ($712,700,000), and the value of the Other Transferred Assets and fixed assets was $119.6 Million ($119,600,000), Sellers would be obligated to transfer to Purchaser a portfolio of investment securities constituting the Transferred Investment Securities with an agreed value of $293.1 Million ($293,100,000) on the Closing Date. The protocol pursuant to which the portfolio of investment securities constituting the Transferred Investment Securities will be selected and the valuation thereof determined is set forth on Schedule 2.2.1.1.

	"Transferred Liabilities" means the Insurance Liabilities and the Other
	-------------------------
Assumed Liabilities determined in accordance with SAP (other than Assumed Employee Liabilities, which shall be determined in accordance with the Accounting Principles).

	"Updated Disclosure Schedules" shall have the meaning set forth in
	------------------------------
Section 5.11.3.

	"Warrants" shall have the meaning set forth in Section 2.2.1 hereof.
	----------

	"Warrant Agreement" means a Warrant Agreement substantially in the form
	-------------------
of Exhibit D hereto.
   ---------
				   ARTICLE 2

		       TRANSFER AND ACQUISITION OF ASSETS
		       ----------------------------------

	Section 2.1.    Transfer and Acquisition.
			------------------------

	       2.1.1 Upon the terms and subject to the conditions of this Agreement, on the Closing Date, each of the Sellers shall sell, assign and transfer to the Purchaser, and the Purchaser shall purchase from each of the Sellers, all of each of the Sellers' right, title, interest in and to the Transferred Assets. All sales, assignments and transfers of the Transferred Assets shall be effected by the Transfer Documents.

	       2.1.2 Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Purchaser shall assume the Other Assumed Liabilities pursuant to the Assignment and Assumption Agreement.

	       2.1.3 Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Purchaser and each of the Sellers shall enter into the Reinsurance Agreement pursuant to which the Purchaser shall reinsure the Insurance Liabilities.

	       2.1.4 Any transfer, premium or sales Tax imposed in connection with the transfer, sale, assumption or recording of the Transferred Assets to be transferred pursuant to Section 2.1.1 of this Section 2.1 or the Transferred Liabilities to be assumed pursuant to Sections 2.1.2 or 2.1.3 of this Section 2.1 or in connection with any transfer of cash under Section 2.2 hereof, shall be borne equally by Purchaser and Sellers; Great American Insurance Company, acting on behalf of the Sellers (in this capacity, the "Sellers' Representative") shall pay initially the entire obligation and
-------------------------
Purchaser shall promptly reimburse Sellers' Representative for its portion.

	Section 2.2.    Payment of Purchase Price.
			-------------------------

	       2.2.1 On the Closing Date, in consideration of the sale, assignment and transfer under Section 2.1 hereof, the Purchaser shall accept from the Sellers the Transferred Liabilities and the Transferred Assets each determined as of June 30, 1998. Schedule 2.2.2 illustrates the determination of the Transferred Investment Securities as of June 30, 1998 (the "Closing Payment"). The Purchaser shall also (i) issue and deliver to Sellers' Representative a warrant (the "Warrant") for the purchase of 3,000,000 shares
			      ---------
of common stock of Ohio Casualty Corporation, having an exercise price equal to 118% of the Fair Market Value of the common shares of Ohio Casualty Corporation and such other terms and conditions as set forth in the Warrant Agreement, and (ii) on or before the 20th day of the nineteenth month after the Closing, pay to Sellers a final cash purchase price installment not to exceed $40 million ($40,000,000), the exact sum of which shall be determined in accordance with Schedule 2.2.1.2, attached hereto and incorporated herein by reference (the "Final Installment").
		  -------------------

	       2.2.2 As promptly as practicable after the Closing Date, but not later than 60 days after the Closing Date, the Sellers' Representative will prepare and deliver to Ernst & Young LLP a statement of the Transferred Liabilities and Transferred Assets ("Closing Statement") as of the Closing
				    -------------------
Date, prepared on a basis consistent with Schedule 2.2.2, which Closing Statement shall reflect a reserve in the amount of $1,000,000 for Extra Contractual Obligations. As promptly as practicable after receipt of the Closing Statement, but not later than 45 days after such receipt, at Sellers' cost and expense, Ernst & Young LLP will prepare and deliver to Purchaser and Sellers' Representative, the report of Ernst & Young LLP on the Closing Statement, which report shall state that the Closing Statement presents fairly in all material respects the transferred assets and assumed liabilities of the Business at the Closing Date in conformity with SAP (except that the Closing Statement shall include Assumed Employee Liabilities in accordance with Accounting Principles and fixed assets in amounts and at prices as agreed upon) and the requirements of this Agreement. The Purchaser and its representatives shall have 45 days (the "Review Period") to review the Closing
					---------------
Statement and all supporting papers and documentation and to suggest changes, if any, therein. If at the end of the Review Period, the Sellers' Representative and the Purchaser are able to agree in writing on the manner in which all items on the Closing Statement should be treated, then the resulting balance sheet shall be binding on the Sellers and the Purchaser and the Closing Statement shall be referred to as the "Final Closing Statement." If
					      --------------------------
at the end of the Review Period, the Sellers' Representative and the Purchaser are unable to agree on the manner in which any item or items should be treated in the preparation of the Final Closing Statement in accordance with the Accounting Principles, then all items remaining in dispute shall be submitted to the Neutral Auditors. On or after the selection of the Neutral Auditors, neither party shall engage such auditors to perform any services until the Final Closing Statement has been delivered, unless the parties otherwise agree. The Neutral Auditors shall act as experts and not as arbitrators to determine the resolution, based on the Accounting Principles applied to those issues (and only those issues) still in dispute. The Neutral Auditors' determination shall be made within 30 days after the end of the Review Period, shall be set forth in a written statement delivered to the Sellers' Representative and the Purchaser and shall be final, binding and conclusive and the Closing Statement, adjusted to give effect to such determination and any other agreement of the parties, shall in that case be referred to as the Final Closing Statement. Each party agrees to execute, if requested by the Neutral Auditors, an engagement letter containing terms and conditions reasonably acceptable to each party and the Neutral Auditors. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne equally by the Sellers and the Purchaser.

	       2.2.3 If the value on the Closing Date of the Transferred Investment Securities identified on Schedule 2.2.2 is insufficient to satisfy fully the required valuation thereof for purposes of the Final Closing Statement, then Sellers shall transfer cash to Purchaser in an amount equal to the deficiency. If the value on the Closing Date of the Transferred Investment Securities identified on Schedule 2.2.2 exceeds the required valuation thereof under the Final Closing Statement, then Purchaser shall transfer cash to Sellers in an amount equal to the excess. Any transfer of cash required by this Section 2.2.3 shall be made by wire transfer of immediately available funds within five Business Days.

	       2.2.4 Any amount due pursuant to Section 2.2.3 shall include interest thereon from the Closing Date through the payment date calculated at the London Interbank Offered Rate quoted for six month periods, as reported in The Wall Street Journal on the Closing Date, plus 50 basis points.
-----------------------

	Section 2.3.    Place and Date of Closing.  The Closing shall take
			--------------------------
place at the offices of Keating, Muething & Klekamp, P.L.L., One East Fourth Street, Cincinnati, Ohio 45202, at 10:00 a.m. Cincinnati time on the Closing Date or such other time or place as the parties may mutually agree.

	Section 2.4.    Transactions to be Effected at the Closing.
			------------------------------------------
	       2.4.1 At the Closing, the Sellers shall execute (where appropriate) and deliver to the Purchaser the Ancillary Agreements and such other agreements, instruments and documents as are required by this Agreement to be delivered by the Sellers at the Closing.

	       2.4.2 At the Closing, the Purchaser, and the appropriate Affiliate of Purchaser, shall execute and deliver to the Sellers the Ancillary Agreements and such other agreements, instruments and documents as are required by this Agreement to be delivered by the Purchaser at the Closing.

	Section 2.5.    Nonassignability of Assets.  Notwithstanding anything
			---------------------------
to the contrary contained in this Agreement, to the extent that the assignment or transfer or attempted assignment or transfer to the Purchaser of any Assigned and Assumed Contract, Licensed Software, any sublease or assignment on Schedule 5.13 with respect to premises or any benefit arising thereunder or resulting therefrom is prohibited by any applicable law or would require any governmental or third party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing Date, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery, thereof. Following the Closing Date, the parties shall use reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that neither the Sellers nor the Purchaser shall be required to pay any consideration therefor. Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to the Purchaser the benefits of any such Assigned and Assumed Contracts, Licensed Software or any sublease or assignment on
Schedule 5.13. Once authorization, approval, consent or waiver for the assignment or transfer of any such Assigned and Assumed Contract, Licensed Software or any sublease or assignment on Schedule 5.13 not assigned, subleased or transferred at the Closing Date is obtained, the Sellers shall assign or transfer such Assigned and Assumed Contract, Licensed Software or any sublease or assignment on Schedule 5.13 to the Purchaser at no additional cost.

				  ARTICLE 3

		 REPRESENTATIONS AND WARRANTIES OF THE SELLERS
		 ---------------------------------------------

	The Sellers, jointly and severally, hereby represent and warrant to the Purchaser that the following statements are true and correct as of the date hereof and as of the Closing Date or such other time as may be specified in such statements.

	Section 3.1.    Organization, Standing and Authority.  Each Seller is
			-------------------------------------
organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to carry on the operations of the Business as they are now being conducted.

	Section 3.2.    Authorization.  Each Seller has the requisite corporate
			--------------
power and authority to execute, deliver and perform its obligations under this Agreement and under each of the Ancillary Agreements to be executed by it. The execution and delivery by each Seller of this Agreement and the Ancillary Agreements to be executed by it, and the performance by each Seller of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and, subject to the due execution and delivery hereof by the Purchaser, is a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). As of the Closing Date, the Ancillary Agreement(s) to be executed and delivered by each Seller on such Closing Date will have been duly executed and delivered by each such Seller and, subject to the due execution and delivery of such agreements by the Purchaser, the Ancillary Agreement(s) to be executed by each Seller shall be the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

	Section 3.3.    No Conflict or Violation, etc. Except as disclosed in
			------------------------------
Schedule 3.3, the execution and delivery by each Seller of this Agreement and of the Ancillary Agreements to which it is a party do not, and the consummation by each Seller of the transactions contemplated by this Agreement and by such Ancillary Agreements and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the Articles of Incorporation, Regulations or By-laws of such Seller, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, require the consent of any person under, or result in the creation of any Lien on any property or asset of such Seller other than Permitted Liens, under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which such Seller is a party or by which such Seller or any of its assets is bound or affected, or (iii) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to such Seller or any of its properties or assets, which, in the case of clauses (ii) and (iii) above, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any court or governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity"),
						       ---------------------
is required to be obtained or made by or with respect to any Seller, in connection with the execution and delivery of this Agreement by such Seller or the consummation by such Seller of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act, (ii) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in Schedule 3.3, (iii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Schedule 3.3 and (iv) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.

	Section 3.4.    No Undisclosed Liabilities.  There is no debt,
			--------------------------
liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate orinchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due arising from or relating to the Business (collectively, "Liabilities")
							    -------------
which is to be included in the Other Assumed Liabilities, except as described in Schedule 3.4, or, to the extent that reserves therefor are required to be established in the Final Closing Statement prepared in accordance with Section 2.2.2, and other than Liabilities that in the aggregate could not reasonably be expected to have a Sellers Material Adverse Effect.

	Section 3.5.    Contracts.  Schedule 3.5 contains a complete and
			----------
correct list of all Insurance Contracts in force on the date hereof, and all other material contracts, agreements and commitments to which each Seller is a party as of the date hereof which primarily relate to the Business, other than (i) contracts, agreements and commitments that relate primarily to any asset that is not a Transferred Asset (ii) contracts, agreements and commitments that relate to Owned Software and Licensed Software and (iii) reinsurance contracts. To the Knowledge of the Sellers, each of the contracts, agreements and commitments listed on Schedule 3.5 is in full force and effect and is the valid and binding obligation of each party thereto, except where the failure to be in full force and effect or valid and binding could not reasonably be expected to have, individually or in the aggregate, a Sellers Material Adverse Effect, and except as the enforceability of any thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in the Schedules hereto, none of the Sellers, or to the Knowledge of the Sellers, any other Person is (or, with the giving of notice or the lapse of time or both, will be) in violation or breach of or default under any of the contracts, agreements and commitments listed on Schedule 3.5, except for such violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.

	Section 3.6.    Title to Assets.  Each Seller has good title to all of
			---------------
the Transferred Assets other than the Assigned and Assumed Contracts and the Assignable Licensed Software, free and clear of all Liens, except for (i) Liens disclosed in Schedule 3.6 and (ii) Permitted Liens. At the Closing, the Purchaser will acquire the Transferred Assets other than the Intangible Assets free and clear of all Liens, except for Liens disclosed in Schedule 3.6 and Permitted Liens and except for any Liens arising from acts of the Purchaser or any of its Affiliates.

	Section 3.7.    Litigation; Orders.  Except as disclosed in Schedule
			-------------------
3.7, there is no action, suit, proceeding or arbitration (each, an "Action")
								   --------
pending or, to the Knowledge of the Sellers, threatened against or affecting any of the Sellers and related to the Business or the Transferred Assets that, individually or in the aggregate, could reasonably be expected to have a Sellers Material Adverse Effect if decided adversely to any Seller, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator (each, an "Order") outstanding against any of such Persons having,
		     -------
or which could reasonably be expected to have, any such effect.

	Section 3.8.    Compliance with Laws.  Except as disclosed in Schedule
			---------------------
3.8 or as otherwise disclosed in writing to the Purchaser, each Seller has complied and is in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity, and no Seller has received any notice or other communication whether oral or written from any Governmental Entity, arbitrator or any other person regarding any such violation or failure, in each case except for such noncompliance, violation or failure which, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.

	Section 3.9.    Employee Matters.
			-----------------

	       3.9.1   For the purposes hereof, the term "Benefit Plan"
							 --------------
includes all plans, funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value to any Business Employee, or present beneficiary, dependent or assignee of any such employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Without limitation, the term "Benefit Plan" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee pension benefit
				  -------
plans within the meaning of Section 3(2) of ERISA.

	       3.9.2 Sellers have not directly or indirectly acted in any manner or incurred any obligation or liability with respect to any Benefit Plan which has or could give rise to any Liens on any of the assets included in the Transferred Assets, or which could result in any liability or obligation to Purchaser, whether arising out of the establishment, operation, administration or termination of such Benefit Plan or the transactions contemplated by this Agreement.

	       3.9.3 Sellers will timely provide all notices and any continuation of health benefit coverage (including, without limitation, medical and dental coverage) required to be provided to employees, former employees or the beneficiaries or dependents of such employees or former employees, under Part 6 of Subtitle B of Title I of ERISA or, as applicable,
Section 4980B of the Code ("COBRA") to the extent such notices and
			   -------
continuation of health benefit coverage are required to be provided by reason of the events occurring prior to or on the Closing Date or by reason of the transactions contemplated by this Agreement. Sellers will continue the health benefit coverage required by COBRA.

	       3.9.4 The American Financial Group Retirement and Savings Plan (the "RASP") has been maintained (both in form and in operation) by the Sellers in substantial compliance with applicable law, including, but not limited to, the relevant provisions of ERISA and the Code. As of the Closing Date, the Sellers have requested a determination letter from the Internal Revenue Service that the RASP is qualified under Section 401(a) of the Code and that its trust is exempt from federal income tax under Section 501(a) of the Code.

	Section 3.10.   Brokers.  No broker, investment banker, financial
			--------
advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the trans-actions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers.

	Section 3.11.   Reinsurance Treaties.   Schedule 3.11 sets forth a
			---------------------
complete and accurate list of all reinsurance treaties (whether ceded or assumed) related to the Business. To the Knowledge of the Sellers, no party to any treaty for reinsurance with any of the Sellers is in default in any material respect as to any provision thereof.

	Section 3.12.   Disputed Claims.  Schedule 3.12 sets forth a complete
                        ---------------
and accurate list of all claims pursuant to any Insurance Contract (i) where payment is in dispute as of the date hereof or (ii) that were unpaid as of August 31, 1998, in either case where the amount claimed exceeds $100,000, or, where the aggregate amount of such payment is not determinable and there is a specific reserve established with respect to such claim and the amount of such reserve exceeds $100,000.

	Section 3.13.   Computer Software.
			------------------

	       3.13.1 Schedule 3.13 hereto contains a true and complete listing of all computer software programs owned by any of the Sellers, used and necessary in the conduct of the Business. Schedule 3.13 hereto also sets forth whether each such computer software program is (i) owned by any of the Sellers (the "Owned Software") or (ii) licensed by any of the
			----------------
Sellers from a third party (the "Licensed Software").
				-------------------

	       3.13.2 On the Closing Date, Sellers will grant to Purchaser, a perpetual, non-exclusive, royalty free quitclaim license to use the Owned Software and source codes related thereto including, but not limited to, rights to reproduce, display, use, modify and make derivative works (as such term is defined in the U.S. Copyright Act, 17 U.S. 101 et seq.). Sellers agree to execute any and all documents necessary to perfect Purchaser's quitclaim license rights in and to the Owned Software and source codes related thereto; provided, however, that Sellers shall not in such license warrant or represent as to any matter other than good title to the Owned Software and source codes related thereto; and provided, further, that Sellers shall not be obligated to undertake or to provide upgrades, modifications or improvements to or for such licensed Owned Software and source codes related thereto or to provide any other services with respect thereto except as may be agreed to by Sellers and Purchaser in a separate written agreement.

	       3.13.3 On the Closing Date, the Purchaser will have, pursuant to an assignment of the relevant Seller's rights to the Licensed Software and subject to the terms and conditions of the assigned licenses to the Licensed Software, the right to use the Licensed Software in the same manner as used by the relevant Seller prior to the Closing Date and free and clear of any royalty or other similar payment obligations or Lien, other than Permitted Liens and maintenance fees. If a vendor refuses to assign, license or sub-license any Licensed Software to the Purchaser, the Sellers shall assist the Purchaser in attempting to locate suitable substitute software.

	Section 3.14.   Database.
			---------

	       3.14.1 Upon the Closing Date, Sellers shall sell, convey, assign, transfer and deliver to Purchaser Sellers' right, title and interest (free and clear of any Liens) to the records, data, files, input materials, reports, forms and other data related to the Owned Software disclosed on
Schedule 3.13 and referenced in Section 3.17 (collectively, the "Database").
								----------
The Database will therefore be the exclusive property of Purchaser and Sellers will no longer possess any interest, title, Lien or right to the Database except as provided in this Agreement. Sellers agree that upon the Closing Date, Sellers will deliver to Purchaser copies of the Database (including all updates thereto) as well as all records, lists, schedules and other documents relating to the Database and the Database License (defined herein).

	       3.14.2 Prior to the Closing, Purchaser and Sellers shall negotiate in good faith the terms of a license pursuant to which Purchaser shall grant to Sellers a royalty-free, non-transferable license ("Database
								 ---------
License") to use such of the Database as Sellers may reasonably need in order
--------
to conduct their remaining businesses and operations after the Closing, including, without limitation, such portions of the Database as may be necessary for Sellers to prepare the Closing Statement, to file Tax returns, to defend the Excluded Litigation, and similar matters and which shall contain other customary terms and conditions.

	Section 3.15.   Taxes.
			------

	       3.15.1(i)       No Liens have been or will be imposed on any of
the Transferred Assets in connection with any failure (or alleged failure) of any Seller to pay any Tax; (ii) each of the Sellers has complied (and until the Closing Date will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including without limitation the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws; and (iii) none of the Transferred Liabilities of any of the Sellers is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

	       3.15.2 Sellers have withheld from their employees and other payees (and timely paid to the appropriate governmental authority) all amounts required by the Tax withholding provisions of applicable Federal, state, local and foreign laws (including, without limitation, income, social security and employment Tax withholding for all types of compensation, and withholding or payments to non-United States persons) for all periods through the date hereof.

	       3.15.3 As used in this Agreement, the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all Federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, premium, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect to such penalties and additions.

	Section 3.16.   Condition of Tangible Assets.  All Tangible Assets
			-----------------------------
which are included in the Transferred Assets are in good operating condition and repair, subject only to normal wear and maintenance and obsolescence, are useable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and authorizations relating to their construction, use and operation. No Person other than Sellers owns any of the Tangible Assets necessary to the operation of the Business, except for leased items disclosed on Schedule 3.16.

	Section 3.17.   Intellectual Property, Computer Software and Database.
			------------------------------------------------------

	       3.17.1 The Sellers own or possess sufficient legal rights to all the Intellectual Property, Owned Software, Licensed Software, Database and other related intellectual property and proprietary business information as are necessary to conduct the Business as currently conducted, except where the failure to own or possess such legal rights could not, individually or in the aggregate, reasonably be expected to have a Sellers Material Adverse Effect.


	       3.17.2 With respect to the Business, none of the Sellers is using any confidential information, patents, copyrights, trademarks, service marks, trade names, trade secrets, licenses, computer software, computer software databases and other proprietary rights and processes of any other Person without such Person's permission.

	       3.17.3 None of the Sellers has violated, or has received any written or oral communications alleging that any such Seller has violated or, by conducting the Business, would violate, any patents or copyrights of any other Person. With respect to the Business, none of the Sellers has Knowledge
(i) that any such proprietary right which might be so violated has been applied for by another, or (ii) that any of the Intellectual Property, Owned Software, Licensed Software or Database has been legally declared invalid or is the subject of a pending or threatened Action for opposition, cancellation or a declaration of invalidity or is infringed by the activities of another.

	       3.17.4 With respect to the Business, the Sellers have the right to use free and clear of any interference by others all of the Intellectual Property, Owned Software, Licensed Software and Database.

	Section 3.18.   Agents and Brokers. Schedule 3.18 contains true,
			-------------------
complete and accurate information as of the date hereof regarding the agents and brokers (including their names, addresses, telephone numbers and gross premiums written by line of business included within the Business for the most recent 12-month period) which have generated Business that is currently in-force with the Sellers.

	Section 3.19.   Qualifications.   Sellers hold (and held at the times
			---------------
the Insurance Contracts were written) licenses to write property and casualty insurance of the nature and in the states in which the conduct of the Business requires a license. Each of Sellers is in good standing to conduct the Business and is in compliance with all material filing and reporting requirements in all of such jurisdictions.

	Section 3.20.  Financial Statements.
		       ---------------------

	       3.20.1  GAAP Statements.  Schedule 3.20(a) includes the
		       ----------------
unaudited pro forma balance sheet of the Business at June 30, 1998 and the unaudited income statements of the Business for the years ended December 31, 1995, 1996 and 1997 and the sixth month period ended June 30, 1998 (the "GAAP Statements"). The GAAP Statements are in accordance with the books and records of Sellers, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except with respect to the omission of footnotes) applied on a consistent basis throughout the periods covered by such statements and fairly present on a pro forma basis the financial position of the Business at June 30, 1998 and the results of the operation of the Business for the periods covered by the GAAP Statements; and


	       3.20.2  SAP Statements.  Schedule 3.20(b) includes the
		       ---------------
unaudited pro forma statutory statements for the Business at June 30, 1998 and the unaudited income statements of the Business for the years ended December 31, 1995, 1996 and 1997 and the six month period ended June 30, 1998 (the "SAP Statements"). The SAP Statements were prepared in accordance with statutory accounting practices (except with respect to the omission of footnotes) prescribed or permitted by the Ohio Insurance Department, present fairly on a pro forma basis the admitted assets, liabilities, capital and surplus of the Business of the operations for each of the periods then ended in conformity with accounting practices prescribed or permitted by the Ohio Insurance Department.

	 Section 3.21    Disclosure.  The written information listed on
			 -----------
Schedule 3.21 regarding the Business and furnished to Purchaser by Sellers in connection with this Agreement is accurate and does not omit any information necessary to make the information not misleading except where such inaccuracies or omissions could not individually, or in the aggregate, be expected to have a Sellers Material Adverse Effect, and, provided, however, that to the extent that the information contains a loss reserve analysis, or data which is predicated on the loss reserve analysis, Sellers only represent that such analysis is materially consistent with any loss reserve analysis relied upon by Sellers in the preparation of the GAAP Statements and SAP Statements.

	Section 3.22    Absence of Certain Changes.  Except as set forth on
			---------------------------
Schedule 3.22 since June 30, 1998, Sellers have not, in connection with the Business, taken any action of the type described in Section 5.1 of this Agreement.

	Section 3.23    Insurance Contracts.
			--------------------

	3.23.1 All insurance policy benefits payable under the Insurance Contracts by the Sellers pursuant to claims which have been filed with any of them have, in all material respects, been paid in accordance with the terms of the Insurance Contracts under which they arose, are being processed in the ordinary course of the Sellers' business or are in dispute, except for such benefits for which any of the Sellers believes there is a reasonable basis to contest payment;

	3.23.2 Other than with respect to policyholder dividend plans applicable to workers compensation coverage, no outstanding insurance contract issued, reinsured or underwritten by any of the Sellers that is part of the Insurance Contracts entitles the holder thereof or any other person or entity to receive dividends, distributions or other benefits based on the revenues or earnings of any of the Sellers or any other entity;

	3.23.3 To the Knowledge of Sellers the underwriting standards utilized and ratings applied with respect to the Business by Sellers and by any other entity that is a party to or bound by any reinsurance, coinsurance or other similar contract with any of them conform in all material respects to industry accepted practices and the standards and ratings required pursuant to the terms of the respective reinsurance, coinsurance or other similar contracts;

	3.23.4 To the Knowledge of Sellers, each agent, at the time such agent wrote, sold or produced the Business for any of Sellers, was duly licensed as an insurance agent (for the type of business written, sold or produced by such agent) in the particular jurisdiction in which such agent wrote, sold or produced such business, except where the failure to have such license would not have a material adverse effect on the Business;

	3.23.5 To the Knowledge of Sellers, their insurance agents have not violated (or with or without notice or lapse of time or both, would have violated) any term or provision of any law, regulation or any writ, judgment, decree, injunction or similar order applicable to the writing, sale or production of the Business, except where such violation would not have a material adverse effect on the Business;

	3.23.6 To the Knowledge of Sellers (i) all Insurance Contracts have been issued, to the extent required under applicable law, on forms approved by the insurance regulatory authority of the state or jurisdiction where issued or, to the extent required by applicable law, have been filed with and not objected to by such authority within the period provided for objections; (ii) any premium rates with respect to the Business required to be filed with or approved by insurance regulatory authorities have been so filed or approved and premiums charged conform thereto in all material respects; and (iii) all policyholder dividends under the Business payable by Sellers have been paid in accordance with the terms of the policies under which they arose except, with respect to clauses (i), (ii) or (iii), for such noncompliance, violation or failure which, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.

			      ARTICLE 4

	    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
	    -----------------------------------------------

	The Purchaser hereby represents and warrants to the Sellers that the following statements are true and correct as of the date hereof, and will be true and correct as of the Closing Date or such other time as may be specified in such statements.

	Section 4.1.    Organization, Standing and Authority.  The Purchaser is
			-------------------------------------
organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate power and authority to carry on the operations of its business as they are now being conducted.

	Section 4.2.     Authorization.  The Purchaser has the requisite
			 --------------
corporate power and authority to execute, deliver and perform its obligations under this Agreement or under each of the Ancillary Agreements to be executed by it, as the case may be. The execution and delivery by the Purchaser of this Agreement and of the Ancillary Agreements to be executed by it, and the per-formance by the Purchaser of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of the Purchaser and its shareholders. This Agreement has been duly executed and delivered by the Purchaser and, subject to the due execution and delivery hereof by the Sellers, is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). As of the Closing Date, each Ancillary Agreement executed and delivered by the Purchaser and Ohio Casualty Corporation will have been duly executed and delivered by the Purchaser and, subject to the due execution and delivery of such agreements by the Sellers, each Ancillary Agreement executed by the Purchaser and Ohio Casualty Corporation is a valid and binding obligation of the Purchaser or Ohio Casualty Corporation, as the case may be, enforceable against the Purchaser or Ohio Casualty Corporation, as the case may be, in accordance with its terms, except as enforceability may be limited by bank-ruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

	Section 4.3.    No Conflict or Violation, etc.  Except as disclosed in
			------------------------------
Schedule 4.3, the execution and delivery by the Purchaser of this Agreement and Purchaser and Ohio Casualty Corporation of the Ancillary Agreements to which either is a party do not, and the consummation by the Purchaser and Ohio Casualty Corporation of the transactions contemplated by this Agreement and of such Ancillary Agreements and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the Articles of Incorpor-ation or Regulations of the Purchaser or Ohio Casualty Corporation, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, require the consent of any person under, or result in the creation of an Lien on any property or asset of the Purchaser under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which it is a party or by which it or any of its assets is bound or affected, or (iii) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to the Purchaser or any of its subsidiaries or any of their respective properties or assets, which, in the case of clauses (ii) and (iii) above, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity, is required to be obtained or made by or with respect to the Purchaser or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act, (ii) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in Schedule 4.3, (iii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Schedule 4.3 and (iv) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, individually or in the aggregate, could not reasonably be expected to have a Purchaser Material Adverse Effect.

	Section 4.4.    Brokers.  No broker, investment banker, financial
			--------
advisor or other person, other than Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by the Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or any Affiliate of Purchaser.

	Section 4.5.    Legal Proceedings.  Purchaser is not a party to any,
			------------------
and there are no pending or, to Purchaser's Knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or govern-mental or regulatory investigations of any nature against or otherwise affecting, directly or indirectly, Purchaser or its properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement which, if adversely determined, individually or in the aggregate, would have a Purchaser Material Adverse Effect, and there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Purchaser or its properties or assets which would, individually or in the aggregate, have a Purchaser Material Adverse Effect.

	Section 4.6.    Financing.  Purchaser either has, or at the Closing
			----------
will have, sufficient cash to consummate the transactions contemplated hereby and to pay all related fees and expenses.

	Section 4.7.    Purchaser's Disclosure.  As of the date of this Agree-
			-----------------------
ment, to the Purchaser's Knowledge, there is no event, occurrence or failure to disclose on the part of the Sellers or with respect to the Business, Transferred Assets or Transferred Liabilities that would result in the breach of any representation or warranty made by Sellers herein or that would have a Sellers Material Adverse Effect.

				 ARTICLE 5

				 COVENANTS
				 ---------

	Section 5.1.    Conduct of Business.  Except as contemplated by this
			--------------------
Agreement, during the period from the date of this Agreement to the Closing Date, the Sellers shall carry on the Business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact the current business organization of the Business, keep available the services of the employees directly involved in the Business and preserve their relationships with agents, brokers, intermediaries, insureds, reinsurers and otherwise having business dealings with the Business. Without limiting the generality of the foregoing, except as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Sellers except as contemplated by this Agreement, shall not, without the prior consent of the Purchaser:

		     (i)(a) terminate, transfer or otherwise dispose of any assets which would otherwise be Transferred Assets other than investment assets in the ordinary course of business consistent with past practices, or (b) enter into, modify or change in any material respect any Assigned and Assumed Contract;



		     (ii)(a) permit or allow any of the Transferred Assets
	      to become subject to any Liens except Permitted Liens, (b) waive any material claims or rights relating to the Business, except in the ordinary course of business consistent with past practices and except for waivers of intercompany obligations or of claims or rights which are not included in the Transferred Assets, or (c) other than in the ordinary course of business consistent with past practices, grant any increase in the compensation or benefits of, or amend, modify or establish any new employee benefit plan or plan of compensation for, Transferred Employees (including any such increase pursuant to any new or existing bonus, pension, profit-sharing or other plan or commitment);

		     (iii) enter into or renew any Insurance Contract except in the ordinary course of business in accordance with the existing underwriting policies, procedures and guidelines relating to the Business;

		     (iv) without first consulting with Purchaser, pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise) other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practices, of claims, liabilities or obligations under Insurance Contracts;

		     (v) without cause, terminate the employment of any employee or employees that is/are material, individually or in the aggregate, to operation of the Business;

		     (vi) take any action or fail to take any action which is not in the usual and ordinary course of business with respect to the Business, or which otherwise would cause a Sellers Material Adverse Effect;

		     (vii) commit or agree to take any of the foregoing actions; or

		     (viii) to the extent that any such action affects liability under the reinsurance treaties identified in Schedule
	      3.11 for periods on or prior to the Closing Date, amend, modify or terminate any of such reinsurance treaties, or enter into any new reinsurance treaties (whether ceded or assumed) related to the Business.

	Section 5.2     Standstill Agreement.
			---------------------

		5.2.1 For purposes of this Section 5.2, the following terms shall have the following meanings (all capitalized terms which are used in this Section 5.2 and which are not defined below shall have the meanings given to them in Article 1 of this Agreement):

		(a) "Associate" shall have the meaning set forth in Rule 405 of Regulation C under the Securities Act of 1933, as amended (the "Securities Act").

		(b) "Beneficial ownership" and "beneficially own" shall have the meanings set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

		(c)     "Common Shares" means the common shares of Ohio
Casualty Corporation.

		(d) "Group" shall have the meaning comprehended by Section 13(d)(3) of the Exchange Act.

		 (e) "Standstill Percentage" means 9.9% of Total Voting Power. It is expressly understood and agreed that for purpose of calculating the Standstill Percentage the Common Shares subject to the Warrants shall be included as though the Warrants had been exercised in their entirety.

		 (f) "Total Voting Power" means, at any time, the aggregate number of votes which may be cast by holders of outstanding Voting Stock.

		 (g) "Voting Stock" means the Common Shares and any other securities which possess voting rights (including voting preferred shares) issued by Ohio Casualty Corporation, whether currently outstanding or hereafter issued (other than securities having such powers only upon the occurrence of a contingency).

		 (h) "Voting Stock Equivalents" means the Warrants and any other security that is not Voting Stock but is convertible into or exchangeable for Voting Stock or is an option to purchase such securities or Voting Stock.

		 Section 5.2.2 Each of Sellers agrees that until the fifth anniversary of the Closing Date:

		 (a) Without the prior written consent of Ohio Casualty Corporation, each of Sellers shall not, and shall not permit any of its respective Affiliates or Associates, directly or indirectly, to authorize or make a tender offer or exchange offer for, or purchase or otherwise acquire, or agree to acquire or obtain, directly or indirectly, beneficial ownership of any Voting Stock or Voting Stock Equivalents, if the effect of such acquisition would be to increase the outstanding number of shares of Voting Stock and Voting Stock Equivalents then beneficially owned by Sellers, their respective Affiliates and their Associates, in the aggregate, to an amount representing more than the Standstill Percentage.

		 (b) Notwithstanding the foregoing, Sellers, their respective Affiliates and Associates, may indirectly acquire shares of Voting Stock or Voting Stock Equivalents by way of acquisitions of, or equity investments in, Persons which at the time of such acquisitions or investments own outstanding Voting Stock and/or Voting Stock Equivalents; provided that
(i) such additional Voting Stock and/or Voting Stock Equivalents do not exceed (with respect to all such acquisitions and investments) an aggregate of 5% of Total Voting Power; (ii) the principal purpose of such acquisition or investment shall not have been to acquire Voting Stock and/or Voting Stock Equivalents and (iii) Sellers shall dispose of, or cause their Affiliates or Associates to dispose of, all such shares of Voting Stock and/or Voting Stock Equivalents in excess of the Standstill Percentage within twelve months of the acquisition of such Voting Stock and/or Voting Stock Equivalents.

		 (c) Each of the Sellers agrees that it shall not, and shall not permit any of its respective Affiliate and Associates, directly or indirectly, to:

			 (i) Solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents with respect to equity securities of Ohio Casualty Corporation with regard to any matter;

			 (ii) Seek to control or influence the management, Board of Directors or policies of Ohio Casualty Corporation, or seek to advise, encourage or influence any Person with respect to the voting of any securities of Ohio Casualty Corporation or any Affiliate of Ohio Casualty Corporation, or induce, attempt to induce or in any manner assist, including, without limitation, the financing of, any Persons in initiating any shareholder proposal or a tender or exchange offer for securities of Ohio Casualty Corporation or any change of control of Ohio Casualty Corporation, or for the purpose of convening a shareholders' meeting of Ohio Casualty Corporation;

			 (iii) Form, join or in any way participate in a partnership, limited partnership, syndicate or other group (or otherwise act in concert with any other Person) for the purpose of acquiring, holding, voting or disposing of equity securities of Ohio Casualty Corporation or taking any other actions restricted or prohibited, under this Section 5.2, or announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under this Section 5.2; or

			 (iv) Request or propose to amend, modify or waive any provisions of this Section 5.2 (other than in response to a request or proposal made or solicited in writing by Ohio Casualty Corporation or an Affiliate of Ohio Casualty Corporation).

	Section 5.3.    Access to Information; Confidentiality; Renewal
			Business.
			-----------------------------------------------

		5.3.1 The Sellers shall afford to the Purchaser and to the officers, employees, counsel, financial advisors, accountants, actuaries and other representatives of the Purchaser reasonable access during normal business hours during the period prior to the Closing Date to all of the (i) Insurance Contracts, Books and Records and Transferred Assets, including without limitation all of their records relating to the agents and brokers who produced the Business and shall otherwise assist Purchaser and its Affiliates in determining whether to enter into agreements with any such agents and brokers; and (ii) personnel involved in the business and, during such period, shall furnish as promptly as practicable to the Purchaser such information concerning the Business as the Purchaser may from time to time reasonably request. The Purchaser agrees that it will hold, and will cause its Affiliates and each of their respective directors, officers, employees, partners, counsel, financial advisors, accountants, actuaries and other representatives and Affiliates to hold, any information so obtained in confidence except as otherwise required by law.

		5.3.2 After the Closing Date, the Sellers shall cooperate with Purchaser and its Affiliates as reasonably requested by them to assist them in writing, in the name of Purchaser or a

Purchaser Affiliate, such renewals of the Business as they shall seek to write, as provided in the Reinsurance Agreement.

		5.3.3 Each of the parties shall afford the other party, its officers, employees, counsel, accountants, actuaries and other representatives reasonable access during normal business hours after the Closing Date to all of the Database, the Insurance Contracts, Books and Records and Transferred Assets and to personnel of one another for the purpose of enabling each party to conduct its businesses and operations after the Closing, including, without limitation, to prepare the Closing Statement, to defend the Excluded Litigation, and similar matters. Each party agrees that it will hold, and will cause its respective directors, officers, employees, counsel, accountants, actuaries and other representatives to hold, any information so obtained in confidence except as otherwise required by law.

	Section 5.4.    Reasonable Best Efforts.  Upon the terms and subject
			------------------------
to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

	Section 5.5.    Consents, Approvals and Filings.
			--------------------------------

		5.5.1 The Sellers and the Purchaser will make all necessary filings, as soon as practicable, including any filing required under state insurance laws, in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, the Sellers and the Purchaser will each use their reasonable best efforts (without the payment of money or the commencement of litigation), and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary consents, approvals, permits or authorizations of Governmental Entities and consents or waivers of all third parties necessary or advisable for the consummation of the transactions contemplated by this Agreement. Each of the Sellers and the Purchaser shall use its reasonable best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.


		5.5.2 The Sellers and the Purchaser will, as promptly as practicable, file, or cause to be filed, Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust
						   -----
Division of the United States Department of Justice (the "Antitrust Division")
							 --------------------
in connection with the transactions contemplated by this Agreement, and will use their respective reasonable best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. The Sellers and the Purchaser will each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including any filings necessary under the provisions of the HSR Act.

		5.5.3 Each of the Sellers' Representative and the Purchaser shall notify the other party and keep it advised as to the status of all applications to, and proceedings before, Governmental Entities in connection with the transactions contemplated by this Agreement.

	Section 5.6.    Notifications.   The Sellers' Representative shall
			--------------
notify the Purchaser and the Purchaser shall notify the Sellers' Representa-tive and keep the other advised as to (i) any litigation or administrative proceeding pending and known to it or, to its Knowledge, threatened which challenges or seeks to restrain or enjoin the consummation of any of the transactions contemplated by this Agreement, (ii) the breach of any representation or warranty of the Sellers or the Purchaser, as the case may be, contained in this Agreement and (iii) any event, condition, result or change that has resulted in or could reasonably be expected to result in, any Sellers Material Adverse Effect or Purchaser Material Adverse Effect.

	Section 5.7.    Further Assurances.  On the Closing Date, the parties
			-------------------
shall execute the Ancillary Agreements to which they are a party. On and after the Closing Date, the Sellers and the Purchaser shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind consistent with the negotiated terms of this Agreement which may be reasonably necessary to carry out any of the provisions of this Agreement or consummate any of the transactions contemplated by this Agreement.

	Section 5.8.    Expenses.  Except as otherwise specifically provided
			---------
in this Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, financial advisors, actuaries and accountants.

	Section 5.9.    Employees and Employee Benefits.
			--------------------------------

		5.9.1 Effective as of the Closing Date, the employees of Sellers involved in the Business and listed on Schedule 5.9.1 (the "Business
								   ---------
Employees") shall be offered employment by Purchaser on terms which are
----------
substantially equivalent to those that such employees presently enjoy.
Schedule 5.9.1 may be modified after the date hereof and the Closing Date as may be required to reflect personnel changes, so long as such changes do not violate Section 5.1(v). Business Employees who are on short-term disability leave on the Closing Date shall remain employees of the appropriate Seller and covered under such Seller's employee benefit plans until such time as such Business Employees' return to employment, at which time they shall be offered employment by the Purchaser. The Business Employees who accept employment with Purchaser shall be referred to as the "Transferred Employees". Schedule
					   -----------------------
5.9.2 lists personnel providing accounting, unit statistical and state filings services to the Sellers' Specialty, Personal Lines and Commercial Lines Divisions. Between the date hereof and the Closing Date, Purchaser and Seller shall use reasonable best efforts to designate appropriate representatives associated with the Business among such personnel as

Transferred Employees. Except as provided in Section 5.9.5, Transferred Employees shall be credited for years employed by the Sellers for purposes of all benefits offered by Purchaser. The Sellers and Purchaser anticipate that Purchaser will terminate certain of its employees and certain Transferred Employees (collectively, the "Terminated Employees") as a result of the consolidation of the Business and Purchaser's business. Purchaser, on the one hand, and Sellers, collectively on the other hand, shall share equally in the cost of all severance obligations (including all applicable FICA taxes and outplacement fees) paid to all Terminated Employees whose employment was terminated by the Purchaser within ninety (90) days after the Closing Date, provided, however, that Sellers shall not be obligated to pay a sum in respect of any individual Terminated Employee in excess of what the Sellers would have been obligated to pay under Sellers' severance policies and provided, further, that Sellers shall share equally with Purchaser the severance obligations of up to and including 400 Terminated Employees. Those Terminated Employees who were Transferred Employees shall be paid severance in accordance with the terms of Sellers' existing severance policy. Any other severance obligations relating to the transactions contemplated hereby shall be born solely by Purchaser. Purchaser shall provide a schedule of the Terminated Employees entitled to the severance payments. Sellers shall pay one-half of such severance payments within ten (10) Business Days after receipt of each such schedule.

		5.9.2 With respect to the Transferred Employees, the Purchaser shall be responsible for all accrued but not taken vacation and all accrued salary and wages and for all accrued bonuses, in each case as of the Closing Date but only if and to the extent that such liabilities are accrued and reserved for by the Sellers in the Closing Statement. Nothing in this Agreement shall be construed as limiting in any way the right of the Purchaser, on and after the Closing Date, to terminate the employment of any Transferred Employee, to change his or her salary or wages or to modify benefits or other terms and conditions of employment of Transferred Employees.

		5.9.3   With respect to each Transferred Employee:

			 (i) The Sellers' welfare benefit plans shall be responsible for welfare benefit claims relating to the Transferred Employees incurred on or prior to the Closing Date. For this purpose, a claim is incurred when the medical or other service giving rise to the claim is performed, except that in the case of death or disability, a claim is incurred on the date of death or date of disability as the case may be.

			 (ii)    Except as otherwise expressly provided in this
		       Section 5.9, (A) the Purchaser shall be responsible for, and shall indemnify and hold harmless the Sellers against, any actions, claims or proceedings brought by or on behalf of any Transferred Employee at any time with respect to any event occurring or condition arising after the Closing Date and (B) the Sellers shall be responsible for, and shall indemnify and hold harm-less the Purchaser against, any actions, claims or proceedings brought by or on behalf of any Transferred Employee at any time with respect to any event occurring or condition existing on or prior to the Closing Date.

		5.9.4 The Sellers shall be responsible for all deferred compensation due to Transferred Employees under the Sellers' deferred compen-sation plans with respect to services rendered prior to the Closing Date by any Transferred Employee.

		5.9.5   Notwithstanding any provisions contained in this
Section 5.9, retirement benefits shall be provided by Purchaser to the Transferred Employees in accordance with the following terms and conditions:

			 (i) As of the Closing Date, each Transferred Employee who has attained age 21 and completed at least one year of service (for this purpose, one year of service shall mean the completion of 1,000 hours of service during a consecutive 12 month period) with a Seller or an Affiliate of any Seller shall be eligible to participate in the Ohio Casualty Employees Retirement Plan (the "Pension Plan") as of the first day of the month following the Closing Date. Each other Transferred Employee shall be eligible to participate in the Pension Plan in accordance with the terms and conditions of the Pension Plan. For purposes of the Pension Plan, all Transferred Employees shall, for eligibility and vesting purposes (but not for benefit accrual), receive credit for all service with any Seller or Affiliate of any Seller prior to the Closing Date.

			 (ii) As of the Closing Date, each Transferred Employee who was actively employed and eligible, as of the Closing Date, to participate in the 401(k) contribution account in the RASP shall become eligible to participate in The Ohio Casualty Employee Savings Plan (the "Savings Plan"). Each other Transferred Employee shall be eligible to participate in the Savings Plan in accordance with the terms and conditions of the Savings Plan. For purposes of the Savings Plan, all Transferred Employees shall, for eligibility and vesting purposes, receive credit for all services with any Seller or Affiliate of any Seller prior to the Closing Date.

		5.9.6 As of the Closing Date, Purchaser shall assume and be responsible for, and shall indemnify and hold harmless Sellers for, all obligations to provide post-retirement medical and life benefits to all Transferred Employees; but only if the liabilities for such post-retirement coverages are accrued and reserved for by the Sellers in the Final Closing Statement in a manner that satisfies the requirements of FAS 106. Purchaser shall provide the coverage described in the preceding sentence in accordance with the terms of Purchaser's group health plan, as may be in effect from time to time. Nothing contained in this Section 5.9.6 or elsewhere in this Agreement shall be construed as limiting in any way the right of the Purchaser, on and after the Closing Date, to amend or terminate any of the benefits provided under its group health plan (including post-retirement benefits) to either the Transferred Employees or its other employees.



	Section 5.10.   Information Systems. The Sellers and Purchaser
			--------------------
recognize that the operation of the Business has required that computer and telecommunications systems and services have been shared with other operations of Sellers, such systems and services including but not limited to, mainframe access, wide-area-network administration, software (including programming development and maintenance support), long distance services, frame relay services, etc. (the "Information Services"). On the Closing Date, Sellers and
		    ----------------------
Purchaser shall enter into the Information Systems Agreement.

	Section 5.11.   Disclosure Schedules.
			---------------------

		5.11.1 Sellers shall deliver to Purchaser the disclosure schedules referenced in various sections of this Agreement (the "Disclosure
								-----------
Schedules") (together with copies of the documents referred to therein) at the
----------
execution hereof, except that the Disclosure Schedules referenced in Section
3.5 and a supplement to Schedule 3.13, which supplement shall contain a list of the operating systems software utilized in the Business (the "Later
								------
Delivered Schedules") shall be delivered within twelve (12) Business Days
--------------------
after the execution and delivery of this Agreement.

		5.11.2 Purchaser shall have five (5) Business Days to review the Later Delivered Schedules. If Purchaser, after reasonable consultation with Sellers, determines in good faith that the items disclosed in the Later Delivered Schedules, have or could reasonably be expected to have a Sellers Material Adverse Effect, Purchaser may terminate this Agreement on five (5) Business Days written notice to Sellers and neither party shall have any further obligations to the other hereunder. The Disclosure Schedules and the Later Delivered Schedules, when so delivered, shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to schedules. Anything to the contrary contained herein or in the Disclosure Schedules and the Later Delivered Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules and the Later Delivered Schedules shall be deemed to have been made on and as of the date hereof.

		5.11.3 Sellers shall give detailed written notice to Buyer promptly upon the occurrence of any event that would cause or constitute a material breach of any representations or warranties of Sellers contained in this Agreement or in the Disclosure Schedules. Notwithstanding the foregoing, Sellers shall have the right from time to time after the date hereof to update the Disclosure Schedules (the "Updated Disclosure Schedules") until twelve
			      ------------------------------
(12) days before the scheduled date of the Closing. Any Updated Disclosure Schedule shall be promptly furnished to Purchaser, and Purchaser shall have five (5) Business Days to review the Updated Disclosure Schedule. If Purchaser, after reasonable consultation with Sellers, determines in good faith that the items disclosed on the Updated Disclosure Schedules have or could reasonably be expected to have a Sellers Material Adverse Effect, Purchaser may terminate the Agreement on five (5) Business Days written notice hereof to Sellers and neither party shall have any further obligations to the other hereunder. In the event that the Purchaser does not terminate this Agreement and the Closing occurs, the information set forth in such Updated Disclosure Schedule, to the extent the matters referred to therein arise on or after the delivery of the Disclosure Schedules, shall not be taken into account in determining whether there has been a breach of Sellers' representations and warranties for purposes of Section 9.1.

	Section 5.12.   Purchaser's Database Obligation.  From and after the
			--------------------------------
Closing Date, Purchaser shall timely enter (consistent with Sellers' current practices) in the Database on the appropriate Owned Software and/or Licensed Software all information, including without limitation all premium and loss information, reasonably required by Sellers in order to administer and collect other ceded reinsurance applicable to the Business and to complete their financial statements and other required statements, schedules and reports. If any such information cannot be entered in the Database and accessed by Sellers, Purchaser shall provide such information at such times and in such form and detail as Sellers shall reasonably request.

	Section 5.13    Sublease of Premises. On the Closing Date, at the
			---------------------
option of Purchaser and upon 30 days notice to Sellers, the Sellers and the Purchaser shall enter into subleases or lease assignments (on terms no less favorable than the primary lease) with respect to the premises listed on
Schedule 5.13.

	Section 5.14    License of Intangible Assets.  On the Closing Date,
			-----------------------------
the Sellers and Purchaser shall enter into a contract granting the Purchaser a perpetual, royalty-free, non-exclusive license to use the Intangible Assets listed on Schedule 5.14.

	 Section 5.15    Right to Bid. Sellers hereby grant Purchaser an
			 -------------
exclusive right to submit, during the period beginning on the date hereof and ending ninety (90) days thereafter, a proposal to purchase Sellers' Specialized Markets Business (identified by Sellers as Profit Center 1645) (the "Specialized Markets Business"). Except as otherwise provided in this section,
------------------------------
during such ninety (90) day period, Sellers shall not solicit or entertain any other offers with respect to the Specialized Markets Business. Upon request of Purchaser and after execution of a confidentiality agreement, in form and substance substantially similar to the Confidentiality Agreement referred to in Section 10.2 hereof reasonably acceptable to the parties, the Sellers shall provide to the Purchaser reasonable access to the books and records relating to the Specialized Markets Business. If Purchaser submits a proposal to purchase the Specialized Markets Business that is acceptable to Sellers, the parties shall negotiate in good faith the terms of a definitive purchase and sale agreement for a period of not less than thirty (30) days. If either this Agreement is terminated pursuant to Article 10, the Purchaser fails to submit a proposal acceptable to Sellers within the ninety (90) day period or the parties are unable to negotiate a definitive agreement within the thirty (30) days after submission of a proposal acceptable to Sellers, the rights granted to Purchaser under this Section 5.15 shall be rendered null and void and of no further effect.

	 Section 5.16    Actions With Respect to the Warrants.  If, after the
			 -------------------------------------
date hereof and prior to issuance of the Warrants, Ohio Casualty Corporation shall take any action which, if the Warrants had been issued and outstanding as of the date of any such action, would have required an adjustment in the exercise price of the Warrants or in the number of shares purchasable upon exercise of the Warrants pursuant to Section 10 of the Warrant Agreement, then the exercise price of the Warrants and/or such number of shares shall be adjusted pursuant to Section 10 of the Warrant Agreement upon issuance of the Warrants.

				ARTICLE 6

		   CONDITIONS PRECEDENT TO THE OBLIGATIONS
		   ---------------------------------------
			     OF THE PURCHASER
			     ----------------

	The obligations of the Purchaser under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser to the extent permitted by law.

	Section 6.1.    Representations and Covenants.
			------------------------------

		6.1.1 The representations and warranties of the Sellers in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a particular date including references to the date hereof, in which case such representation and warranty shall have been true and correct as of such date and except to the extent that any such statement is qualified as to materiality in which case such statement shall be true and correct in all respects as of the Closing Date or such other time as may be specified in such statement.

		6.1.2 The Sellers shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of the Sellers on or prior to the Closing Date.

		6.1.3 On the Closing Date, each of the Sellers shall have delivered to the Purchaser a certificate of the Sellers, dated as of the Closing Date and signed by an executive officer of each of the Sellers, as to the matters set forth in this Section 6.1.

	Section 6.2.    No Material Adverse Change.  Since June 30, 1998,
			---------------------------
there shall have been no event or condition which individually or in the aggregate resulted in or could reasonably be expected to adversely affect the Sellers' ability to consummate the transactions contemplated hereby or the Purchaser's ability to operate the Business after the Closing substantially as it is being operated on the date hereof or have a material adverse effect on the Transferred Assets or the business, financial condition, results of oper-ations, prospects or value of the Business, taken as a whole.

	Section 6.3.    Secretary's Certificate.  Each of the Sellers shall
			------------------------
have delivered to the Purchaser a certificate of the secretary or assistant secretary of such Seller, dated as of the Closing Date, as to the resolutions of the Board of Directors of such Sellers authorizing the execution, delivery and performance of the agreements to which it is a party.

	Section 6.4.    Legal Opinion.  The Purchaser shall have received a
			--------------
written opinion from counsel to the Sellers reasonably acceptable to the Purchaser, dated the Closing Date, in form and substance reasonably satisfac-tory to the Purchaser.

	Section 6.5.    Other Documents.  The Purchaser shall have received
			----------------
such other instruments and certificates as are to be delivered under Section
5.7 as the Purchaser may reasonably request.

	Section 6.6.    Other Agreements.  The Ancillary Agreements, subleases
			-----------------
or assignments with respect to the premises listed on Schedule 5.13, and each of the other agreements and instruments contemplated hereby and thereby to which any Seller is a party shall have been duly executed and delivered by such Seller on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to the Sellers on the Closing Date.

	Section 6.7.    Governmental and Regulatory Consents and Approvals.
			---------------------------------------------------
		6.7.1 All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, Governmental Entities, including those set forth in Schedules 3.3 and 4.3 hereto, in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and to enable Purchaser to conduct the Business in substantially the manner conducted prior to Closing shall have been made or obtained (as the case may be).

		6.7.2 The waiting period prescribed by the HSR Act shall have expired or been terminated.

	Section 6.8.    No Injunctions or Restraints.  No temporary restraining
			-----------------------------
order, preliminary or permanent injunction or other order or decree shall be issued by any Governmental Entity nor shall any other legal restraint or pro-hibition preventing, restricting or which is reasonably likely to prevent or restrict the consummation of any of the transactions contemplated hereby be in effect.

				  ARTICLE 7

		   CONDITIONS PRECEDENT TO THE OBLIGATIONS
		   ---------------------------------------
				OF THE SELLERS
				--------------

	The obligations of the Sellers under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Sellers to the extent permitted by law.

	Section 7.1.    Representations and Covenants.
			------------------------------

		7.1.1 The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a particular date, in which case such representation and warranty shall have been true and correct as of such date and except to the extent that any such statement is qualified as to materiality, in which case such statement shall be true and correct in all respects as of the Closing Date or such time as may be specified in such statement.

		7.1.2 The Purchaser shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

		7.1.3 On the Closing Date, the Purchaser shall have delivered to the Sellers a certificate of the Purchaser, dated as of the Closing Date and signed by an executive officer of the Purchaser, as to the matters set forth in this Section 7.1.

	Section 7.2.    No Material Adverse Change.  Since the date of this
			---------------------------
Agreement, there shall have been no event or condition which, individually or in the aggregate, resulted in or could reasonably be expected to adversely affect the Purchaser's or Ohio Casualty Corporation's ability to consummate the transactions contemplated hereby or the Purchaser's ability to operate the Business after the Closing substantially as it is being operated on the date hereof.

	Section 7.3.    Secretary's Certificate.  The Purchaser shall have
			------------------------
delivered to the Sellers a certificate of the secretary or assistant secretary of the Purchaser, dated as of the Closing Date, as to the resolutions of the Board of Directors of the Purchaser authorizing the execution, delivery and performance of the agreements to which it is a party.

	Section 7.4.    Legal Opinion.   The Sellers shall have received a
			--------------
written opinion from counsel to the Purchaser reasonably acceptable to the Sellers, dated the Closing Date, in form and substance reasonably satisfactory to the Sellers.

	Section 7.5     Other Documents.  The Seller shall have received such
			----------------
other instruments and certificates as are to be delivered under Section 5.7 as the Seller may reasonably request.

	Section 7.6.    Other Agreements.  The Ancillary Agreements and each of
			-----------------
the other agreements and instruments contemplated hereby and thereby to which the Purchaser or any of its Affiliates is a party shall have been duly executed and delivered by the Purchaser on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to the Purchaser on the Closing Date.

	Section 7.7.    Governmental and Regulatory Consents and Approvals.
			---------------------------------------------------

		7.7.1 All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, Governmental Entities, including those set forth in Schedules 3.3 and 4.3, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be).

		7.7.2 The waiting period prescribed by the HSR Act shall have expired or been terminated.

	Section 7.8.    No Injunctions or Restraints.  No temporary restraining
			-----------------------------
order, preliminary or permanent injunction or other order or decree shall have been issued by any Governmental Entity nor shall any other legal restraint or prohibition preventing, restricting or which is reasonably likely to prevent or restrict the consummation of any of the transactions contemplated hereby be in effect.

				ARTICLE 8

		  SURVIVAL OF REPRESENTATIONS AND WARRANTIES
		  ------------------------------------------

	Section 8.1.    Survival of Representations and Warranties.  All repre-
			-------------------------------------------
sentations and warranties contained in this Agreement shall survive the Closing and shall terminate and expire at the close of business on the date which is 18 months following the Closing Date; provided, however, that the representations and warranties of the Sellers contained in Section 3.15 shall survive for the applicable statute of limitation with respect to any Tax.

				ARTICLE 9

			    INDEMNIFICATION
			    ---------------

	 Section 9.1.    General Indemnification Obligation of Sellers.  From
			 ----------------------------------------------
and after the Closing, Sellers will reimburse, indemnify and hold harmless Pur-chaser and its successors and assigns (an "Indemnified Purchaser Party")
					  -----------------------------
against and in respect of:

		9.1.1 Any and all damages, losses, liabilities, costs and expenses incurred or suffered by any Indemnified Purchaser Party that result from, relate to or arise out of:

			(i) any and all liabilities and obligations of Sellers of any nature whatsoever, except for the Transferred Liabilities; or

			(ii) any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Sellers under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

		9.1.2 Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this
Section 9.1.

	Section 9.2.    General Indemnification Obligation of Purchaser.  From
			------------------------------------------------
and after the Closing, Purchaser will reimburse, indemnify and hold harmless the Sellers, and their respective successors or assigns (an "Indemnified Seller Party") against and in respect of:

		9.2.1 Any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of:

			(i)     the Transferred Liabilities; or

			(ii) any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Sellers pursuant hereto or in connection with the negotiation, execution or per-formance of this Agreement; and

		9.2.2 Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this
Section 9.2.

	 Section 9.3.    Method of Asserting Claims, Etc.  In the event that
			 --------------------------------
any claim or demand for which any of the Sellers would be liable to an Indemnified Purchaser Party hereunder is asserted against or sought to be collected from an Indemnified Purchaser Party by a third party, the Indemnified Purchaser Party shall promptly notify such Seller of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim
								 ------
Notice").  Sellers' Representative shall have ten (10) days from the personal
-------
delivery or mailing of the Claim Notice (the "Notice Period") to notify the
					     ---------------
Indemnified Purchaser Party, (A) whether or not Sellers dispute their liability to the Indemnified Purchaser Party hereunder with respect to such claim or demand and (B) notwithstanding any such dispute, whether or not Sellers desire, at their sole cost and expense, to defend the Indemnified Purchaser Party against such claims or demand.

		9.3.1 In the event that Sellers' Representative notifies the Indemnified Purchaser Party within the Notice Period that Sellers desire to defend the Indemnified Purchaser Party against such claim or demand then, except as hereinafter provided, Sellers shall have the right to defend the Indemnified Purchaser Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by them to a final conclusion in such a manner as to avoid any risk of Indemnified Purchaser Party becoming subject to liability for any other matter; provided, however, Sellers shall not, without the prior written consent of the Indemnified Purchaser Party, consent to the entry of any judgment against the Indemnified Purchaser Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving of the claimant or plaintiff to the Indemnified Purchaser Party of a release, in form and substance satisfactory to the Indemnified Purchaser Party, as the case may be, from all liability in respect of such claim or litigation. If any Indemnified Purchaser Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

		9.3.2(i)        If Sellers' Representative elects not to defend
		the Indemnified Purchaser Party against such claim or demand, whether by not giving the Indemnified Purchaser Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by Sellers or by the Indemnified Purchaser Party (but no Indemnified Purchaser Party shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of Sellers hereunder.

		     (ii) In the event an Indemnified Purchaser Party should have a claim against Sellers hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Purchaser Party shall promptly send a Claim Notice with respect to such claim to Sellers' Representative. If Sellers' Representative does not notify the Indemnified Purchaser Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of Sellers hereunder.

		9.3.3 All claims for indemnification by an Indemnified Seller Party under this Agreement shall be asserted and resolved under the procedures set forth above substituting in the appropriate place "Indemnified Seller Party" for "Indemnified Purchaser Party" and variations thereof and "Purchaser" for "Sellers."

	Section 9.4.    Payment.  Upon the determination of the liability under
			--------
Section 9.3 hereof, the appropriate party shall pay to the other, as the case may be, within ten days after such determination, the amount of any claim for indemnification made hereunder. Any indemnity payment under Section 9.3 in respect of any claim shall be reduced by an amount equal to (x) any third party insurance proceeds realized by and paid to the indemnified party minus (y) any related costs and expenses, including the aggregate cost of pursuing any related insurance claims plus any correspondent increases in insurance premiums or other chargebacks. The indemnified party shall use its reasonable best efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to Article 9; provided, that (i) the indemnified
				       --------
party shall not be obligated to make such an insurance claim if the indemnified party in its reasonable judgment believes that the cost of pur-suing such an insurance claim together with any correspondent increase in insurance premiums or other chargebacks to the indemnified party would exceed the value of the claim for which the indemnified party is seeking indemnification pursuant to this Article 9 and (ii) no indemnified party shall be required to keep or maintain any particular level of insurance. Upon the payment in full of any claim, the entity making payment shall be subrogated to the rights of the indemnified party against any person, firm or corporation with respect to the subject matter of such claim.

	Section 9.5.    Limitations on Amount -- Sellers.
			---------------------------------

	       9.5.1 Sellers shall have no liability (for indemnification or otherwise) with respect to the matters described in Section 9.1.1(i) and (ii) until the total of all damages actually paid or incurred by an Indemnified Purchaser Party with respect to such matters exceeds Five Million and 00/100 Dollars ($5,000,000.00), and then only for the amount by which such damages actually paid or incurred by an Indemnified Purchaser Party exceed Five Million and 00/100 Dollars ($5,000,000.00), and Sellers shall have no liability (for indemnification or otherwise) with respect to matters described in Section 9.1.1(ii) which are not also described in Section 9.1.1(i) in respect of any individual loss or any series of losses attributable to the same or related cause of less than Five Hundred Thousand and 00/100 Dollars ($500,000.00). Anything contained in this Agreement to the contrary notwithstanding, in no event shall the aggregate liability of Sellers under this Agreement, including, without limitation, Article 9, exceed Three Hundred Million and 00/100 Dollars ($300,000,000.00).

		9.5.2   If Purchaser has a claim for indemnification under
Section 9.1.1(i) involving Retained Extra Contractual Obligations, which claim could also be asserted under Section 9.1.1(i) or (ii), the limitations on Sellers' liability for such claim shall be governed by Article 5 of the Reinsurance Agreement and shall not be subject to the provisions of Section 9.5.1.

	Section 9.6.    Limitations on Amount - Purchaser. The Purchaser shall
			----------------------------------
not be required to indemnify an Indemnified Seller Party with respect to any claim for indemnification pursuant to Section 9.2.1, unless and until the aggregate amount of all claims against the Sellers under this Section 9.2.1 exceeds Five Million and 00/100 Dollars ($5,000,000.00), in which case the Purchaser shall be liable only for the losses in excess of such amount; provided, however, that (A) the aggregate liability of the Purchaser to all Indemnified Seller Parties under this Agreement shall not exceed Three Hundred Million Dollars ($300,000,000) and (B) the Purchaser shall have no liability under clause (ii) of Section 9.2.1 in respect of any individual loss or any series of losses attributable to the same or related cause of less than $500,000.

				  ARTICLE 10

			TERMINATION PRIOR TO CLOSING
			----------------------------

	Section 10.1.   Termination.  Notwithstanding any other provision
			------------
contained herein, this Agreement may be terminated at any time prior to the Closing Date:

		10.1.1 by mutual written consent of the Sellers and the Purchaser;

		10.1.2 the Purchaser may terminate this Agreement in accordance with Section 5.11 hereof;

		10.1.3 by the Sellers or the Purchaser, upon written notice to the other party, if the Closing Date shall not have occurred on or prior to December 31, 1998, unless such failure of consummation shall be due to the failure of the party seeking such termination to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; provided, however, that if
						  --------  -------
the transaction contemplated by this Agreement has not received required approvals from all necessary insurance departments or commissioners, such date shall be February 28, 1999;

		10.1.4 by the Sellers or the Purchaser, upon written notice to the other parties, if a governmental authority of competent jurisdiction shall have issued an injunction, order or decree enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such injunction, order or decree shall have become final and non-appealable or if a governmental authority has otherwise made a final determination that any required regulatory consent would not be forthcoming; provided, however, that the party seeking to terminate this Agreement pursuant
--------  -------
to this clause has used all commercially reasonable efforts to remove such injunction, order or decree;

		10.1.5 by the Purchaser if any of the Sellers (i) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (ii) breaches any of the representations and warranties in any material respect referred to in Section
6.1 and such breach would reasonably be likely to have a Sellers Material Adverse Effect and such breach has not been remedied within 20 days after receipt of notice thereof from the Purchaser; and provided, however, that such breach was not within the Knowledge of Purchaser at the time the Agreement was executed by Purchaser; and

		10.1.6 by the Sellers if the Purchaser (i) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (ii) breaches its representations and warranties in any material respect referred to in Section 7.1 and such breach would reasonably be likely to have a Purchaser Material Adverse Effect and such breach has not been remedied within 20 days after receipt of notice thereof from the Sellers' Representative.

       Section 10.2.   Effect of Termination.  In the event of termination of
		       ----------------------
this Agreement by either the Purchaser or the Sellers as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Purchaser or the Sellers, other than Articles 9, 10 and 11. Nothing contained in this Section 10.2 shall relieve any party from its obligations under the Confidentiality Agreement between The Ohio Casualty Insurance Company and American Financial Group, Inc. dated June 11, 1998 or from any liability resulting from any willful and material breach of its representations, warranties, covenants or agreements set forth in this Agreement.

				 ARTICLE 11

			    GENERAL PROVISIONS
			    ------------------

	Section 11.1.   Publicity.  Except as may otherwise be required by
			----------
law or the rules of applicable stock exchanges, no press release or public announcement concerning this Agreement or the transactions contemplated hereby shall be made by either the Purchaser or any Seller without advance approval thereof by the other party, which shall not be unreasonably withheld. The parties hereto shall cooperate with each other in making any press release or public announcement.

	Section 11.2.   Dollar References.  All dollar references in this
			------------------
Agreement are to the currency of the United States.

	Section 11.3.   Notices.  Any notice or other communication required
			--------
or permitted hereunder shall be in writing and shall be deemed given if delivered personally, by fax (upon confirmation of receipt by sender's machine) or sent by overnight courier (providing proof of delivery), to the parties at the following address:

		       (1)     If to the Purchaser:
			       The Ohio Casualty Insurance Company
			       136 North Third Street
			       Hamilton, Ohio  45025
			       Attention:  Chief Executive Officer

			       With a concurrent copy to:

			       Vorys, Sater, Seymour and Pease LLP
			       52 East Gay Street
			       P. O. Box 1008
			       Columbus, Ohio  43216-1008
			       Attention:  James A. Yano, Esq.

		       (2)     If to the Sellers:

			       Great American Insurance Company
			       580 Walnut Street
			       Cincinnati, Ohio  45202
			       Attention:  President

			       With a concurrent copy to:

			       Keating, Muething & Klekamp, P.L.L.
			       One East Fourth Street
			       Cincinnati, Ohio  45202
			       Attention:  Edward E. Steiner, Esq.

	Any party may, by notice given in accordance with this Section 11.3 to the other parties, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

	Section 11.4.   Entire Agreement.  This Agreement (including the
			-----------------
Ancillary Agreements, the other agreements contemplated hereby and thereby and the Exhibits and Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof, superseding all prior or contemporaneous agreements, understandings or arrangements, written or oral, with respect thereto. Neither Sellers nor American Financial Group, Inc. have made or shall be deemed to have made to Purchaser or any Affiliate of Purchaser any representations or warranty with respect to the Business, the Transferred Assets, the Insurance Liabilities, the Other Assumed Liabilities or any other matter, event or condition except as expressly set forth in Article 3 of this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly represented or warranted by Seller in Article 3 of this Agreement, neither Sellers nor American Financial Group, Inc. have made or shall be deemed to have made any representations or warranty with respect to any projections, estimates or budgets of future revenues, expenses or expenditures or any future results of operations to which Purchaser or any Affiliate of Purchaser may have had or been provided access or that Purchaser or any Affiliate of Purchaser may have reviewed during the due diligence activities.

	Section 11.5.   Waivers and Amendments. This Agreement may be amended,
			-----------------------
superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or priv-ilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

	Section 11.6.   Governing Law; Choice of Forum.  11.6.1  THIS AGREE-
			-------------------------------
MENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. 11.6.2 EACH PARTY HERETO CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COMMON PLEAS COURT OF HAMILTON COUNTY, OHIO (THE "CHOSEN COURT") IN
							 -------------
RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY AND SOLELY IN CONNECTION WITH SUCH CLAIMS, (I) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDINGS IN THE CHOSEN COURT, (II) WAIVES ANY OBJECTION THAT THE CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (III) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 11.3 OF THIS AGREEMENT.

	Section 11.7.   Binding Effect, Assignment.  This Agreement shall be
			---------------------------
binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any of the rights, interests or obligations hereunder, may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other parties hereto and any such assignment that is not consented to shall be null and void; however, that the Purchaser may assign any rights, interests or obligations hereunder to any of its Affiliates without the prior written consent of the Sellers; provided, further, that in the event of any such assignment that Purchaser shall remain liable with respect to its obligations hereunder.

	Section 11.8.   Interpretation.
			---------------

		11.8.1 Notwithstanding anything in this Agreement to the contrary, no term or condition of this Agreement shall be construed to supersede, restrict or otherwise limit any term or condition set forth in the Reinsurance Agreement.

		11.8.2 The parties acknowledge and agree that they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that any alternative dispute resolution procedure is provided for in any of the Ancillary Agreements or any other agreement contemplated hereby or thereby, and there is a dispute with respect to the construction or interpretation of such Ancillary Agreement, the dispute resolution procedure provided for in such Ancillary Agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

		11.8.3 For purposes of this Agreement, the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

	 Section 11.9.   No Third Party Beneficiaries.  Nothing in this Agree-
			 -----------------------------
ment is intended or shall be construed to give any person (including, but not limited to, the employees of the Sellers), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

	Section 11.10.  Counterparts.  This Agreement may be executed by the
			-------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

	Section 11.11.  Exhibits and Schedules. The Exhibits and the
			-----------------------
Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any fact or item disclosed on any Schedule to this Agreement shall be deemed disclosed on all other Schedules to this Agreement to which such fact or item may apply.

	Section 11.12.  Headings.  The headings in this Agreement are for
			---------
reference only, and shall not affect the interpretation of this Agreement.

	Section 11.13.  Compliance with Bulk Sales Laws.  Purchaser and Sellers
			--------------------------------
hereby waive compliance by Purchaser and Sellers with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Purchaser shall indemnify Sellers from, and hold them harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (i) the parties' failure to comply with any of such laws in respect of the transactions contemplated by this Agreement, or (ii) any action brought or levy made as a result thereof.

	IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

					THE OHIO CASUALTY INSURANCE COMPANY



					By: /s/Lauren N. Patch
					    --------------------------------
					    Name:  Lauren N. Patch
					    Title: President and CEO

					GREAT AMERICAN INSURANCE COMPANY



					By: /s/Karen Holley Horrell
					    ----------------------------------
					    Karen Holley Horrell
					    Senior Vice President

					AMERICAN NATIONAL FIRE INSURANCE
					COMPANY



					By: /s/Karen Holley Horrell
					    ----------------------------------
					    Karen Holley Horrell
					    Senior Vice President

					AGRICULTURAL EXCESS AND SURPLUS
					INSURANCE COMPANY


					By: /s/Karen Holley Horrell
					    ----------------------------------
					    Karen Holley Horrell
					    Senior Vice President

					AGRICULTURAL INSURANCE COMPANY



					By: /s/Karen Holley Horrell
					    ----------------------------------
					    Karen Holley Horrell
					    Senior Vice President

					AMERICAN ALLIANCE INSURANCE COMPANY



					By: /s/Karen Holley Horrell
					    ----------------------------------
					    Karen Holley Horrell
					    Senior Vice President

					AMERICAN DYNASTY SURPLUS LINES
					INSURANCE COMPANY



					 By: /s/Karen Holley Horrell
					     ---------------------------------
					     Karen Holley Horrell
					     Senior Vice President

					 AMERICAN SPIRIT INSURANCE COMPANY



					 By: /s/Karen Holley Horrell
					     ---------------------------------
					     Karen Holley Horrell
					     Senior Vice President

					 CONTEMPORARY AMERICAN INSURANCE
					 COMPANY



					 By: /s/Karen Holley Horrell
					     ---------------------------------
					     Karen Holley Horrell
					     Senior Vice President

					 EAGLE AMERICAN INSURANCE COMPANY



					 By: /s/Karen Holley Morrell
					     ---------------------------------
					     Karen Holley Morrell
					     Senior Vice President

					 EDEN PARK INSURANCE COMPANY



					 By: /s/Karen Holley Morrell
					     ---------------------------------
					     Karen Holley Morrell
					     Senior Vice President

					GREAT TEXAS COUNTY MUTUAL INSURANCE
					 COMPANY



					By: /s/Karen Holley Horrell
					    ----------------------------------
					    Karen Holley Horrell
					    Senior Vice President

				       GREAT AMERICAN LLOYD'S INSURANCE
					COMPANY,
				       By:  GREAT AMERICAN LLOYD'S, INC.,
					its Manager



					By: /s/Karen Holley Horrell
					    ----------------------------------
					    Karen Holley Horrell
					    Senior Vice President


					With respect to Section 5.2 only:
					AMERICAN FINANCIAL GROUP, INC.



					By: /s/James C. Kennedy
					    ----------------------------------
					    James C. Kennedy
					    Vice President and Deputy General
					     Counsel

			       SCHEDULE 1.1(d)
			       ---------------

       "Business" means (i) except for such products written by Sellers specialty and/or personal lines divisions, the commercial lines insurance (as that term in commonly used in the insurance industry) written or assumed by or attributable to the commercial lines division of each of the Sellers primarily including the following lines of insurance business as categorized by Sellers:

		     Workers' Compensation
		     Commercial Multi-peril
		     SAFEPAKr and Business Owners
		     Umbrella and Excess
		     Commercial Auto
		     Other Liability
		     All Other Commercial Lines

and (ii) insurance business written or assumed in profit centers classified by Sellers as commercial lines division typically by designating business with certain numerical prefixes, including the designations listed below, whether or not the policies given such designations are in-force at the Closing Date:

0330  Mid Atlantic                 2360  Surplus Share Treaty Adjustment -
					  Comm'l
0331  Southern Profit Center       2380  Umbrella Claims
0334  Alabama Prior Yr Expenses    2390  South P & C Claims
0335  Tennessee Prior Yr Expenses  2391  South WC Claims
0348  Texas Prior Yr Expenses      2392  Northeast P & C Claims
0349  Southern Mkts Prior Yr Exp   2393  Northeast WC Claims
0388  Alabama Run-Off              2394  Midwest P & C Claims
0389  Texas Run-Off                2395  Midwest WC Claims
1032  Supplemental Expense -       2396  West P & C Claims
       Comm'l
1035  Supplemental IBNR - Comm'l   2397  West WC Claims
1232  New England                  2931  Alternative Markets
1234  Syracuse                     3138  Rocky Mountains
1236  New Jersey                   3141  Seattle
1237  Lancaster Prior Yr Expenses  3143  Specialized Mkt Prior Yr Exp
1631  Cincinnati                   3144  Willis Corroon of Eugene
1635  Michigan                     3188  Rocky Mountains Run-Off
1637  Chicago                      5132  Surplus Share Treaty 1/84
1639  Fargo Prior Yr Expenses      5660  Corp. Cat Treaty - Commercial
1640  Mid-American Prior Yr Exp    5735  Commercial Umbrella Buyback
1687  Mass Marketing Run-Off       5740  Commercial Umbrella XDL
1692  Minnesota Workers Comp       5745  Commercial Umbrella Buyback 7/90
2300  Comml Mkt Administration     8741  Basic XDL
2330  Buyer Protection Services    8747  Workers Comp XDL
2331  Commercial LinesAlternative  8751  Catastrophe XDL Buyback
       Distribution
2335  Self Insured Services        8758  Casualty XDL Buyback
				   8765  E&O XDL Buyback
provided, however, that the term Business shall not include (a) California risks written by the Sellers' commercial lines divisions; (b) liabilities related to asbestos and environmental matters arising from policy years 1986 and prior; provided, however that any such asbestos and environmental liabilities shall be allocated according to years of coverage with years of coverage after 1986 being included in Business; (c) GoldenCarer Nursing Home business; (d) Classic Collectors Auto Insurance business; (e) Truck Physical Damage; (f) policies reinsured under that certain Reinsurance Agreement dated March 31, 1998 between Gulf Insurance Company and Great American Insurance Company together with any other business produced by the MLW Agency and (g) the Specialized Markets unit of the Commercial Lines Division.

			       SCHEDULE 1.1(c)
			       ---------------



		OFFICERS OR AGENTS OF SELLERS HAVING KNOWLEDGE
		----------------------------------------------


			       Robert F. Amory
			       John L. Doellman
			       Ronald C. Hayes
			       Thomas A. Hayes
			     Karen Holley Horrell
			       Keith A. Jensen
			       James C. Kennedy
			      Carl H. Lindner III
			       John J. McGovern
			       Lawrence J. Otto
			       Lisa A. Pennekamp
			       Eve Cutler Rosen
			       Jerry S. Runnels
				  Roger Smith

			      SCHEDULE 1.1(f)
			      ---------------



	       OFFICERS OR AGENTS OF PURCHASER HAVING KNOWLEDGE
	       ------------------------------------------------

			       Barbara Aras
			       John S. Busby
			       Debra K. Crane
			      Richard B. Kelly
			       Edward M. Kuss
				Coy Leonard
			      Lauren N. Patch
			      Dale A. Thatcher
			       Fred W. Wendt

			     SCHEDULE 2.2.1.1


		TRANSFERRED INVESTMENT SECURITIES PROTOCOL
		------------------------------------------


       No later than thirty (30) days prior to the Closing Date, Sellers will select a portfolio of investment securities from the investments owned by Sellers or their Affiliates or cash to constitute the proposed Transferred Investment Securities and will provide Purchaser with a written list of such investment securities and a proposed valuation for each such security (the "Proposed Investment Securities List"). Purchaser will have the right, for a period of ten (10) days after receipt thereof, to review the Proposed Investment Securities List and to object, based on its reasonable judgment, to the inclusion therein of any security or to the proposed valuation of any such security.

       Any such objection will be given in writing by Purchaser to Sellers and shall state in reasonable detail the ground(s) for such objection. If no such written objection is received by Sellers within ten (10) days after Purchaser's receipt of the Proposed Investment Securities List, subject to adjustment pursuant to Section 2.2.2 of the Agreement based on the value of such securities on the Closing Date. If a written objection is received by Sellers within ten (10) days after Purchaser's receipt of the Proposed Investment Securities List, the parties will negotiate in good faith with respect to the composition of the Transferred Investment Securities portfolio and the valuation of the investment securities included therein for a period of seven (7) days. If agreement is not reached notwithstanding such good faith negotiation, the Proposed Investment Securities List shall be comprised of (i) those investment securities as to which the parties have reached an agreement as to the identity and valuation, and (ii) cash or United States Treasury securities, subject to adjustment pursuant to Section 2.2.2 of the Agreement based on the value of such securities on the Closing Date.

       The investment securities, cash and/or United States Treasury securities, as identified and valued as aforesaid, shall be identified and included in an addendum to Schedule 2.2.1.1 and shall be incorporated herein by this reference.

			      SCHEDULE 2.2.2

		 CLOSING STATEMENT OF TRANSFERRED LIABILITIES
			   AND TRANSFERRED ASSETS
		 --------------------------------------------

			    As of June 30, 1998


Transferred Liabilities:
	Loss and LAE Reserves                                 $548.6

	Unearned Premiums (net)                                153.1

	Commissions Payable                                      8.9

	Agreed Accrual for Extra Contractual Obligations         1.0

	Other Liabilities                                         .1

	Employee Liabilities                                     1.0
							      -------
							       712.7


Less:
Other Transferred Assets:
       Premiums Receivable                                    (116.3)

       Fixed Assets                                             (3.3)

       Contractual Amount                                     (300.0)
							      -------
       Transferred Investment Securities                      $293.1
                                                              ======

			    SCHEDULE  2.2.1.2


		      CALCULATION OF FINAL INSTALLMENT
		      --------------------------------


       The Purchase Price may be increased up to $40 million, subject to the terms and conditions of this Schedule 2.2.1.2.

       As soon as practicable after the Closing Date, Seller shall prepare a report ( the "Base Report") of the gross written premiums for the Business for the twelve (12) calendar months immediately preceding the Closing Date, the amount of said premiums being hereinafter referred to as the "Base Premiums."

       As soon as practicable after eighteen (18) months after the Closing Date, Purchaser shall prepare a report (the "18-Month Report") of the gross written premiums written with respect to the following lines of insurance for the eighteen (18) month period immediately following the final month covered by the Base Report, (A) all renewals of the Business in force as of the Closing Date, plus (B) all new policies of insurance written by those
	      ----
insurance agents and brokers who are listed on Schedule 3.18 of the Agreement who as of the Closing Date do not have agency appointments with the Purchaser
			      ---
or any of its Affiliates (the "Agents"), plus (C) all new policies of personal
					 ----
lines insurance written by the Agents on policies issued by Purchaser or any of its Affiliates. The amount of such premiums shall be multiplied by 0.67 and shall be referred to as the "Incentive Premiums."

       The 18-Month Report shall calculate a percentage, with the Incentive Premiums constituting the numerator and the Base Premiums constituting the denominator. In the event the percentage exceeds 71%, the Purchaser shall pay to Sellers' Representative an amount equal to the amount derived by multiplying the difference between the percentage calculated above and 71% and then multiplied by One Million Three Hundred Seventy-Nine Thousand One Hundred Three Dollars ($1,379,103), such payment not to exceed Forty Million Dollars ($40,000,000), provided, however, that in the cases of clauses (A), (B) or (C)
	       --------  -------
in the preceding paragraph neither Purchaser nor any Affiliate shall have engaged in an effort to eliminate such renewals or such new policies and provided further that in the cases of clauses (A), (B) or (C) in the preceding
-------- -------
paragraph Purchaser and its Affiliates shall have utilized their best efforts at cross-selling such products.

       Sellers' Representative shall have 30 days to review the Base Report and 18-month Report and all supporting papers and documentation and to suggest changes, if any, therein. If at the end of such 30 day period, the Sellers' Representative and the Purchaser are able to agree in writing on the amount of the final payment, then Purchaser shall make the final payment within five Business Days in the manner set forth in Section 2.2.3. If at the end of such 30 day period, the Sellers' Representative and the Purchaser are unable to agree on the amount of the final payment, all items in dispute shall be submitted to the Neutral Auditors. The Neutral Auditors shall, acting as an arbitrator, determine only those items in dispute which result in the inability of the Purchaser and the Sellers' Representative to reach agreement on the amount of the final payment. Purchaser and Sellers' Representative shall use their best efforts to cause the Neutral Auditors to reach their determinations as soon as practicable, and each will cooperate with such firm and provide such firm with reasonable access to its books and records and such other information as such firm may require in order to render its determinations. All such determinations shall be made by the Neutral Auditors within 30 days of their selection, shall be set forth in a written statement delivered to Purchaser and Sellers' Representative, and shall be final, binding and conclusive. As promptly as practicable after the amount of the Final Payment has been determined, and in no event after five Business Days after such determination, Purchaser shall make any payment due as set forth in
Section 2.2.3.

	Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne equally by the Purchaser and the Sellers.

							    EXHIBIT A
							    ---------
==============================================================================

			    REINSURANCE AGREEMENT




			EFFECTIVE                , 1998
				  ---------------



				  BETWEEN


		      GREAT AMERICAN INSURANCE COMPANY
		   AMERICAN NATIONAL FIRE INSURANCE COMPANY
	      AGRICULTURAL EXCESS AND SURPLUS INSURANCE COMPANY
		       AGRICULTURAL INSURANCE COMPANY
		     AMERICAN ALLIANCE INSURANCE COMPANY
	       AMERICAN DYNASTY SURPLUS LINES INSURANCE COMPANY
		      AMERICAN SPIRIT INSURANCE COMPANY
		  CONTEMPORARY AMERICAN INSURANCE COMPANY
		      EAGLE AMERICAN INSURANCE COMPANY
			EDEN PARK INSURANCE COMPANY
		 GREAT AMERICAN LLOYD'S INSURANCE COMPANY
	       GREAT TEXAS COUNTY MUTUAL INSURANCE COMPANY
		       SEVEN HILLS INSURANCE COMPANY
			 ("COMPANY" or "COMPANIES")


				   AND



		   THE OHIO CASUALTY INSURANCE COMPANY
			       ("REINSURER")



=============================================================================

			    TABLE OF CONTENTS

									Page
									----

ARTICLE 1    DEFINITIONS...................................................1

ARTICLE 2    BUSINESS REINSURED............................................2

ARTICLE 3    OBLIGATORY AGREEMENT..........................................2

ARTICLE 4    NET RETAINED LINES............................................2

ARTICLE 5    EXTRA CONTRACTUAL LIMITATIONS.................................3

ARTICLE 6    REINSURER'S RIGHTS AND OBLIGATIONS............................4

ARTICLE 7    RENEWALS AND NEW BUSINESS.....................................4

ARTICLE 8    REPORTING.....................................................5

ARTICLE 9    INDEMNIFICATION...............................................6

ARTICLE 10   NOTICES.......................................................6

ARTICLE 11   NON-ASSIGNABILITY.............................................6

ARTICLE 12   INSOLVENCY....................................................7

ARTICLE 13   APPLICABLE LAW................................................7

			    REINSURANCE AGREEMENT
			    ---------------------


THIS AGREEMENT is made and entered into as of           , 1998 by Great
					      ----------
American Insurance Company, American National Fire Insurance Company, Agricultural Excess and Surplus Insurance Company, Agricultural Insurance Company, American Alliance Insurance Company, American Dynasty Surplus Lines Insurance Company, American Spirit Insurance Company, Contemporary American Insurance Company, Eagle American Insurance Company, Eden Park Insurance Company, Great American Lloyd's Insurance Company, Great Texas County Mutual Insurance Company and Seven Hills Insurance Company (hereinafter called the "COMPANY" or the "COMPANIES") and The Ohio Casualty Insurance Company (hereinafter called the "REINSURER").

WHEREAS, COMPANIES and REINSURER are entering into this Agreement pursuant to the Purchase Agreement (as defined below); and

WHEREAS, COMPANIES have agreed to cede to REINSURER and REINSURER has agreed to assume certain liabilities and obligations of COMPANIES under the Insurance Contracts (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and promises and upon the terms and conditions set forth herein, the parties hereto agree as follows:

				   ARTICLE 1

				  DEFINITIONS
				  -----------

Capitalized terms used herein and not otherwise defined in this Agreement shall have the meaning given to them in the Purchase Agreement. The following terms shall have the following meanings:

"Effective Date" means the date specified in the first paragraph hereof.

"Purchase Agreement" means the Asset Purchase Agreement dated as of September 14, 1998 among the COMPANIES and the REINSURER.

"Ultimate Net Aggregate Losses" shall mean the sum of:

	1) Actual loss payments paid in settlement of claims or suits or in satisfaction of judgments on business covered by this Agreement; plus

	2) Loss Expense paid in connection with the business covered by this Agreement; plus

	3) Extra Contractual Obligations arising from conduct of the COMPANIES paid in connection with the handling or resolution of any losses reinsured hereunder; less

	4) Sums recovered by way of salvage and subrogation, less the cost of such recovery, in connection with the business covered under this Agreement.

"Loss Expense" shall mean all expenses incurred in the investigation, adjustment and defense of all claims under the Insurance Contracts, including without limitation, loss expenses, court costs and pre-judgment and post-judgment interest and declaratory judgment action expense; provided that Loss Expense shall not include any expenses incurred by, nor shall Loss Expense duplicate expenses incurred by, the REINSURER in performing its duties under
Article 6 herein.

			       ARTICLE 2

			  BUSINESS REINSURED
			  ------------------

Each Insurance Contract shall be reinsured on a 100% quota share indemnity reinsurance basis, and the COMPANIES shall cede, and the REINSURER shall accept and assume and indemnify the COMPANIES for, 100% of the Insurance Liabilities under such Insurance Contracts.

			       ARTICLE 3

			 OBLIGATORY AGREEMENT
			 --------------------

The liability of the REINSURER with respect to all business reinsured under this Agreement is obligatory and the liability shall begin and end simultaneously with that of the COMPANIES. Subject to the provisions of
Article 6 herein, the REINSURER shall be bound by all alterations, waivers, cancellations, rates, terms, conditions, interpretations, amendments and extensions agreed to by the COMPANIES in connection with all Insurance Contracts.

			       ARTICLE 4

			  NET RETAINED LINES
			  ------------------

This Agreement applies only to that portion of the business covered under
Article 2 which the COMPANIES retains net for its own account. In calculating the amount of any loss payable under this Agreement, only losses in respect of that portion of the business which the COMPANIES retains net for its own account shall be included. The REINSURER shall be liable to pay the Ultimate Net Aggregate Losses on that portion of the business retained by the COMPANIES.



The COMPANIES shall not amend, modify or terminate any of the reinsurance treaties identified on Schedule 3.11 of the Purchase Agreement, or enter into any new reinsurance treaties (whether ceded or assumed) related to the Insurance Contracts, to the extent that any such action affects liability under any such reinsurance treaties for periods on or prior to the Effective Date, without the prior written consent of the REINSURER. As relating to the business reinsured hereunder, all run-off protection shall either (i) be maintained by the COMPANIES or (ii) be deemed to be maintained by the COMPANIES. The COMPANIES also shall maintain (at its sole cost and expense) and reinstate, if necessary, all such reinsurance treaties until their natural expiration; provided, that the COMPANIES and the REINSURER shall allocate all reinstatement premiums, costs and expenses between them in the same manner in which the COMPANIES and its Affiliates historically have made such allocation in the ordinary course of their business.

The COMPANIES shall indemnify, defend and hold REINSURER harmless from and against all loss, liability and expense arising out of any breach of or default under, including those arising out of the insolvency of any reinsurer under, any of the reinsurance treaties identified on Schedule 3.11 of the Purchase Agreement, which losses, liabilities or expenses relate to any periods prior to the Effective Date.

REINSURER may request that the COMPANIES consent to amend, modify or terminate any reinsurance treaties identified on Schedule 3.11 of the Purchase Agreement, which consent shall not be unreasonably withheld. Any such reinsurance treaty may be so amended, modified or terminated on terms acceptable to the COMPANIES and the REINSURER.

				  ARTICLE 5

			EXTRA CONTRACTUAL LIMITATIONS
			-----------------------------

Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, REINSURER's obligation for Extra Contractual Obligations shall be limited on any individual loss, or any series of losses attributable to the same or related cause, to Ten Million and 00/100 Dollars ($10,000,000). In the case of any Extra Contractual Obligation claim asserted by a third party in excess of One Million and 00/100 Dollars ($1,000,000), REINSURER shall immediately notify COMPANIES of such claim and shall permit the COMPANIES to participate in any settlement negotiations regarding such claim. REINSURER shall not consent to any settlement of such claim without the prior written consent of COMPANIES, which consent shall not be unreasonably withheld. If the COMPANIES, against the written objection of the REINSURER, reject any such settlement and if either (i) a settlement of such claim is thereafter reached, the amount of which exceeds the rejected settlement, or (ii) a court of competent jurisdiction enters a judgment adverse to any of the COMPANIES or the REINSURER regarding such claim, the amount of which judgment exceeds the rejected settlement, then the COMPANIES shall be liable to the REINSURER (subject to the provisions of the first sentence of this Article 5) for the difference between the actual settlement referenced in clause (i) or the judgment entered pursuant to clause (ii), whichever the case may be, minus the amount of the settlement which the COMPANIES rejected. Notwithstanding anything to the contrary in this Agreement, REINSURER's liability for Extra Contractual Obligations shall be for the first Ten Million and 00/100 Dollars ($10,000,000) payable without regard to any other reinsurance of COMPANIES.

				 ARTICLE 6

		   REINSURER'S RIGHTS AND OBLIGATIONS
		   ----------------------------------

On and after the Effective Date the parties agree that REINSURER shall have the right and obligation, at its own expense, to exercise and perform all of the COMPANIES' rights and obligations under and in connection with the Insurance Contracts and COMPANIES hereby assign, transfer and grant to REINSURER all of the rights, powers and privileges of COMPANIES to exercise and perform the same. On and after the Effective Date, the COMPANIES shall not take any action, nor shall it fail to take any action, which adversely affects the ability of REINSURER to fully administer the Insurance Contracts and the liabilities related thereto. Without limiting the generality of the foregoing, it is agreed that REINSURER shall have the right and/or obligation
(a) to give, receive, execute, issue and deliver all notices, endorsements, waivers, demands, proofs and agreements of every kind and nature which may be necessary or desirable in connection with the Insurance Contracts, (b) to ask, demand, attach, sue for, recover, receive and receipt for all premiums, debts and sums of money due or becoming due under or in connection with the Insurance Contracts, (c) to adjust, settle, pay, defend, arbitrate and/or compromise any and all claims under or in connection with the Insurance Contracts, and (d) to prosecute or defend any action which REINSURER deems necessary or desirable in order to exercise the rights, powers and privileges granted to REINSURER hereunder. COMPANIES hereby reserve all rights with respect to other ceded reinsurance applicable to the Insurance Contracts and REINSURER shall have no right with respect to such ceded reinsurance.


				  ARTICLE 7

			  RENEWALS AND NEW BUSINESS
			  -------------------------

A. Except only as provided in Article 7C below, from and after the Effective Date, the COMPANIES shall cease renewing any and all Insurance Contracts, and the REINSURER shall possess the sole and exclusive right to renew any and all Insurance Contracts. The COMPANIES shall send to each policyholder and contractholder of the Insurance Contracts written notice substantially in the form of
	Schedule 1 hereto, informing the policyholder or contractholder of this Agreement and encouraging him, her or it to renew the Insurance Contracts with the REINSURER.

B. The REINSURER intends to appoint all of the agents of the COMPANIES who produced the Insurance Contracts to offer the REINSURER's own policies and contracts of the insurance to renew and replace the Insurance Contracts. The COMPANIES authorize the REINSURER to make such appointments, and the COMPANIES shall send to each such agent written notice substantially in the form of Schedule 2 hereto, informing the agents of the Agreement and encouraging him, her or it to accept the appointment of the REINSURER.

C. If, from the Effective Date and continuing for a period of 24 months thereafter, the REINSURER is unable to renew for any reason whatsoever, the Insurance Contracts on its own policies and contracts of insurance, then, upon the REINSURER's written request, the COMPANIES shall offer to renew such of the Insurance Contracts which the REINSURER cannot renew on its own policies. If, during this same period, the REINSURER is unable to issue for any reason whatsoever a policy or contract of insurance representing new business, which policy or contract would have been an Insurance Contract had the policy been in force on the Effective Date, then, upon the REINSURER's written request, the COMPANIES shall offer to issue policies or contracts of insurance for such new business. All policies and contracts of insurance issued by the COMPANIES under this Article 7C shall be deemed to be Insurance Contracts reinsured hereunder for all purposes of this Agreement. Likewise, if REINSURER does not for any reason renew any of the Insurance Contracts and the COMPANIES are required to renew them, such renewal policies shall be deemed to be Insurance Contracts reinsured hereunder. All policies and contracts of insurance issued by the COMPANIES under this Article 7C shall be reinsured one hundred percent (100%) by REINSURER with no portion of the liabilities thereunder ceded by the COMPANIES to other reinsurers.

D. The REINSURER will comply with all applicable renewal and/or nonrenewal laws and regulations. The COMPANIES will be responsible for compliance with all laws and regulations applicable to issuance of policies and contracts under Article 7C above.

E. The REINSURER agrees (i) to reimburse the COMPANIES for commissions and premium taxes incurred in issuing policies and contracts under Article 7C above and (ii) to pay to the COMPANIES a ceding commission equal to two and one half percent (2.5%) of the net premiums received on such policies and contracts. "Net premiums" shall mean gross the group of premiums received on such policies less return premiums paid for reinsurance ceded to third parties.

				  ARTICLE 8

				  REPORTING
				  ---------

Within fifteen (15) days after the end of each calendar month hereunder, the REINSURER shall provide to the Sellers' Representative a written report summarizing all reinsurance hereunder, in such form and addressing such items as the parties shall mutually agree. If the Seller's Representative does not object to any such report within ten (10) days of its receipt thereof, then the report shall be deemed to be final and conclusive as to all parties and all matters addressed in the report, and all payments required to be made under the report shall be made by the responsible party by wire transfer of immediately available funds within five (5) business days after the expiration of the aforesaid ten (10) day review period.

				   ARTICLE 9

				INDEMNIFICATION
				---------------

REINSURER shall indemnify, defend and hold COMPANIES harmless from and against all loss, liability and expense arising out of any failure of REINSURER to properly perform its obligations under this Agreement.

The COMPANIES, jointly and severally, shall indemnify, defend and hold REINSURER harmless from and against all loss, liability and expense arising out of any failure of any of the COMPANIES to properly perform its or their obligations under the Agreement.

				  ARTICLE 10

				   NOTICES
				   -------

All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been delivered (a) upon receipt if delivered by hand, and (b) three days after mailing if mailed by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid and addressed as follows:

If to COMPANIES:

Great American Insurance Company
580 Walnut Street
Cincinnati, Ohio  45202
Attention:  President

If to REINSURER

The Ohio Casualty Insurance Company
136 North Third Street
Hamilton, Ohio  45025
Attention:  Chief Executive Officer

Addresses may be changed by written notice signed by the addressee.

				  ARTICLE 11

			      NON-ASSIGNABILITY
			      -----------------

Neither COMPANIES nor REINSURER may assign any of its rights or obligations under this Agreement without the express written consent of the other; provided, that the REINSURER may assign any rights, interests or obligations hereunder to any of its Affiliates without the prior written consent of the COMPANIES; provided further, that in the event of any such assignment the REINSURER shall remain liable with respect to its obligations hereunder.


				 ARTICLE 12

				 INSOLVENCY
				 ----------

In the event of a COMPANY's insolvency (an "Insolvent Company"), the reinsurance afforded by this Agreement will be payable by the REINSURER on the basis of the Insolvent Company's liability under the Insurance Contracts without diminution because of the Insolvent Company's insolvency or because its liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims, subject however, to the right of the REINSURER to offset against such funds due hereunder, any sums that may be payable to it by the Insolvent Company in accordance with this Agreement. The reinsurance will be payable by the REINSURER directly to the Insolvent Company, its liquidator, receiver, conservator, or statutory successor except
(a) where this Agreement specifically provides another payee of such reinsurance in the event of the Insolvent Company's insolvency, or (b) where the REINSURER, with the consent of the direct insured or insureds, has assumed such policy obligations of the Insolvent Company as direct obligations of itself to the payees under such policies in substitution for the Insolvent Company's obligation to such payees. The Insolvent Company's liquidator, receiver, conservator, or statutory successor will give written notice of pendency of a claim against the Insolvent Company under the policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the REINSURER may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at its own expense, any defense that it may deem available to the Insolvent Company, its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the REINSURER will be chargeable against the Insolvent Company, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit will accrue to the Insolvent Company solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are involved in the same claim, and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Insolvent Company.


				  ARTICLE 13

				APPLICABLE LAW
				--------------

This Agreement shall be construed in accordance with the laws of the State of Ohio.
                                   -7-

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate effective the date first above written.

			 GREAT AMERICAN INSURANCE COMPANY


			 BY:
			    -------------------------------------------------

			 AMERICAN NATIONAL FIRE INSURANCE COMPANY

			 BY:
			    -------------------------------------------------

			 AGRICULTURAL EXCESS AND SURPLUS INSURANCE COMPANY


			 BY:
			    -------------------------------------------------

			 AGRICULTURAL INSURANCE COMPANY


			 BY:
			    -------------------------------------------------

			 AMERICAN ALLIANCE INSURANCE COMPANY


			 BY:
			    -------------------------------------------------

			 AMERICAN DYNASTY SURPLUS LINES INSURANCE COMPANY


			 BY:
			    -------------------------------------------------

			 AMERICAN SPIRIT INSURANCE COMPANY


			 BY:
			    -------------------------------------------------

			 CONTEMPORARY AMERICAN INSURANCE COMPANY


			 BY:
			    -------------------------------------------------

			 EAGLE AMERICAN INSURANCE COMPANY


			 BY:
			    -------------------------------------------------

			 EDEN PARK INSURANCE COMPANY


			 BY:
			    -------------------------------------------------

			 GREAT AMERICAN LLOYD'S INSURANCE COMPANY
			 By its Attorney-In-Fact, Great American Lloyd's, Inc.


			 BY:
			    -------------------------------------------------

			 GREAT TEXAS COUNTY MUTUAL INSURANCE COMPANY


			 BY:
			    -------------------------------------------------

			 SEVEN HILLS INSURANCE COMPANY


			 BY:
			    -------------------------------------------------

			 THE OHIO CASUALTY INSURANCE COMPANY


			 BY:
			    -------------------------------------------------

								   EXHIBIT B
								   ---------

		     BILL OF SALE AND GENERAL ASSIGNMENT
		     -----------------------------------

     KNOW ALL MEN BY THESE PRESENTS THAT GREAT AMERICAN INSURANCE COMPANY, AMERICAN NATIONAL FIRE INSURANCE COMPANY, AGRICULTURAL EXCESS AND SURPLUS INSURANCE COMPANY, AGRICULTURAL INSURANCE COMPANY, AMERICAN ALLIANCE INSURANCE COMPANY, AMERICAN DYNASTY SURPLUS LINES INSURANCE COMPANY, AMERICAN SPIRIT INSURANCE COMPANY, CONTEMPORARY AMERICAN INSURANCE COMPANY, EAGLE AMERICAN INSURANCE COMPANY, EDEN PARK INSURANCE COMPANY, SEVEN HILLS INSURANCE COMPANY, GREAT TEXAS COUNTY MUTUAL INSURANCE COMPANY and GREAT AMERICAN LLOYD'S INSURANCE COMPANY (collectively, "Sellers"; individually, a "Seller"), for good and valuable consideration to it paid by or on behalf of THE OHIO CASUALTY INSURANCE COMPANY (the "Purchaser"), in accordance with, as additional documentation of, the Asset Purchase Agreement among the Sellers and the Purchaser dated as of September 14, 1998 (the "Agreement"):

     1. Do hereby acknowledge and affirm the sale, conveyance, assignment and transfer to the Purchaser of (i) all receivables in respect of the Insurance Contracts (as defined in the Agreement); (ii) the Tangible Assets (as defined in the Agreement); (iii) only with respect to the Business
(as defined in the Agreement), the Books and Records (as defined in the Agreement); and (iv) the Database (collectively, the "Bill of Sale Assets"), said Bill of Sale Assets being free and clear of all liens and unencumbered, subject only to the Other Assumed Liabilities, the Insurance Liabilities and Permitted Liens;

     2. Do hereby warrant that they have unencumbered and marketable title to the Bill of Sale Assets, subject only to the Other Assumed Liabilities, the Insurance Liabilities and Permitted Liens, and that the sale, conveyance and assignment of the Bill of Sale Assets to the Purchaser is and shall be rightful; and,


					     Draft as of September 13, 1998

     3. Do hereby grant, bargain, sell, assign, transfer and convey unto the Purchaser and its successors and assigns, without recourse, all warranties or manufacturers, contractors, distributors, vendors and suppliers with respect to the Bill of Sale Assets.

     This Bill of Sale and General Assignment, being further documentation of the sale, conveyances, assignments and transfers provided for in and by the Agreement, does not expand upon, or limit, the respective rights, remedies or obligations of the parties to the Agreement. Capitalized terms used herein without specific definition shall have the meanings respectively ascribed thereto in the Agreement.

     IN WITNESS WHEREOF, the Sellers have caused this instrument to be
executed on their behalf as of the    day of              , 1998.
				   --        -------------


			       GREAT AMERICAN INSURANCE COMPANY


			       By:
				  -------------------------------------
				     Name:
				     Title:


			       AMERICAN NATIONAL FIRE INSURANCE COMPANY


			       By:
				  -------------------------------------
				     Name:
				     Title:

			       AGRICULTURAL EXCESS AND SURPLUS INSURANCE
			       COMPANY


			       By:
				  -------------------------------------
				     Name:
				     Title:

					     Draft as of September 13, 1998

			       AGRICULTURAL INSURANCE COMPANY


			       By:
				  -------------------------------------
				     Name:
				     Title:

			       AMERICAN ALLIANCE INSURANCE COMPANY


			       By:
				  -------------------------------------
				     Name:
				     Title:

			       AMERICAN DYNASTY SURPLUS LINES INSURANCE
			       COMPANY


			       By:
				  -------------------------------------
				     Name:
				     Title:

			       AMERICAN SPIRIT INSURANCE COMPANY


			       By:
				  -------------------------------------
				     Name:
				     Title:

			       EAGLE AMERICAN INSURANCE COMPANY


			       By:
				  -------------------------------------
				     Name:
				     Title:

			       EDEN PARK INSURANCE COMPANY


			       By:
				  -------------------------------------
				     Name:
				     Title:

					     Draft as of September 13, 1998

			       SEVEN HILLS INSURANCE COMPANY


			       By:
				  -------------------------------------
				     Name:
				     Title:

			       GREAT TEXAS COUNTY MUTUAL INSURANCE
			       COMPANY


			       By:
				  -------------------------------------
				     Name:
				     Title:

			       GREAT AMERICAN LLOYD'S INSURANCE COMPANY


			       By:
				  -------------------------------------
				     Name:
				     Title:



					     Draft as of September 13, 1998

								    EXHIBIT C
								    ---------


		  ASSIGNMENT AND ASSUMPTION AGREEMENT
		  -----------------------------------

	THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment") is made as of
	    , 1998 among GREAT AMERICAN INSURANCE COMPANY, AMERICAN NATIONAL
------------
FIRE INSURANCE COMPANY, AGRICULTURAL EXCESS AND SURPLUS INSURANCE COMPANY, AGRICULTURAL INSURANCE COMPANY, AMERICAN ALLIANCE INSURANCE COMPANY, AMERICAN DYNASTY SURPLUS LINES INSURANCE COMPANY, AMERICAN SPIRIT INSURANCE COMPANY, CONTEMPORARY AMERICAN INSURANCE COMPANY, EAGLE AMERICAN INSURANCE COMPANY, EDEN PARK INSURANCE COMPANY, SEVEN HILLS INSURANCE COMPANY, GREAT TEXAS COUNTY MUTUAL INSURANCE COMPANY and GREAT AMERICAN LLOYD'S INSURANCE COMPANY (collectively, "Assignors"; individually, an "Assignor") and THE OHIO CASUALTY INSURANCE COMPANY ("Assignee").


			  W I T N E S S E T H:
			  -------------------

	WHEREAS, the Assignors and the Assignee are parties to an Asset Purchase Agreement dated as of September 14, 1998 (the "Agreement") pursuant to which the Assignors shall sell, assign and transfer, and the Assignee shall purchase and acquire, certain assets associated with the insurance business of the Assignors; and,

	WHEREAS, among the assets to be sold, assigned and transferred pursuant to the Agreement are the Assigned and Assumed Contracts (as defined in the Agreement); and,

	WHEREAS, pursuant to and on the terms and conditions set forth in the Agreement, all the Assignors' right, title and interest in, and the obligations described in the Agreement with respect to, the Assigned and Assumed Contracts are to be assigned to the Assignee in exchange for the consideration specified in the Agreement and the assumption by the Assignee of the Assigned and Assumed Contracts; and,

	WHEREAS, the execution and delivery of this Assignment and such assumption of the Assigned and Assumed Contracts has been authorized in all respects, as required by law and by the Agreement, by all necessary corporate action of the Assignors and the Assignee;

	NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

	1. Assignment of Contracts. Pursuant to the aforementioned authorization and the consideration stated in the Agreement, the Assignors by this instrument do hereby convey, grant, bargain, sell, transfer, setover, assign, release, deliver and confirm unto the Assignee and its

						Draft as of September 13, 1998
successors and assigns all of their right, title and interest in and to the Assigned and Assumed Contracts (and each of them).

	2. Assigned and Assumed Contracts Not Presently Assigned. Notwithstanding the provisions of Paragraph 1 above, the Assignors shall retain, until such time as any required consents shall have been obtained, all rights to and under all Assigned and Assumed Contracts to which any Assignor is a party and which require the consent of any other party thereto if such consent has not been obtained on the date of this Assignment. In such case, the Assignor or Assignors that is or are parties to such Assigned and Assumed Contracts shall, until such time as any required consents shall have been obtained, act as the agent(s) of the Assignee in order to obtain for the Assignee the benefits of such Assigned and Assumed Contracts as though such Assigned and Assumed Contracts had been assigned to the Assignee hereunder. If, subsequent to the Closing Date (as defined in the Agreement), the Assignors shall obtain required consents to any of the Assigned and Assumed Contracts retained by the Assignors pursuant to this Paragraph 2, the Assigned and Assumed Contracts for which consents have been obtained shall at that time be deemed to be conveyed, granted, bargained, sold, transferred setover, assigned, released, delivered and confirmed to the Assignee, without need of further action by the Assignors or of further documentation.

	3. Assumption of Liabilities Under the Assigned and Assumed Contracts. Pursuant to the aforementioned authorization and the consideration stated in the Agreement and on and subject to the terms and conditions set forth in the Agreement and the Ancillary Agreements (as defined in the Agreement) the Assignee hereby agrees that, from and after the date hereof, the Assignee shall be liable for and hereby assumes and agrees to pay, perform and discharge all of the Assigned and Assumed Contracts. Assignee shall, on and subject to the terms and conditions set forth in the Agreement and the Ancillary Agreements, indemnify and hold harmless the Assignors from and against any and all obligations, liabilities and expenses with respect to the Assigned and Assumed Contracts that constitute Insurance Liabilities (as defined in the Agreement) or Other Assumed Liabilities (as defined in the Agreement).

	4. Power to Collect for Own Account. From and after the date hereof, the Assignee shall have the right and authority to collect, for its own account, all sums accruing or coming due after the Closing Date (as defined in the Agreement) with respect to the Assigned and Assumed Contracts and to endorse with the name of the appropriate Assignor any checks or drafts received and evidencing such sums. The Assignors agree that they will transfer or deliver to Assignee from time to time any cash or other property that any Assignor may receive after the date hereof in respect of any of the Assigned and Assumed Contracts, including any amounts payable as interest in respect thereof, and which shall have accrued or come due after the Closing Date (as defined in the Agreement).

	5. Power of Attorney. Each Assignor hereby constitutes and appoints the Assignee, and its successors and assigns, the true and lawful attorney of such Assignor, with full power of

						Draft as of September 13, 1998
substitution, having full right and authority, in the name of that Assignor or otherwise, and for the benefit and at the expense of the Assignee and its successors and assigns;

		(a) to institute and prosecute all proceedings which the Assignee may deem proper in order to collect, assert or enforce any claim, right or title in or to the assets, properties and business sold and transferred to the Assignee by this Assignment, to defend or compromise any and all actions, suits or proceedings in respect of any such assets, properties and business sold, and to do all such acts and things in relation thereto as Assignee shall deem advisable; and

		(b) to take all action which the Assignee shall deem proper in order to provide for the Assignee the benefits under any Assigned and Assumed Contracts, where any required consent of another party to the assignment thereof to the Assignee pursuant to the Agreement shall not have been obtained; provided, however, that Assignee shall not create any additional liability for any of the Assignors under the Assigned and Assumed Contracts without the Assignors' consent.

The Assignors hereby declare that the foregoing powers are coupled with an interest and shall be irrevocable by them or by their subsequent dissolution or in any manner or for any reason. The Assignee shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

	6. No Implied Rights in Third Parties; Miscellaneous. Nothing expressed or implied in this Assignment is intended to confer upon any person, other than the parties hereto, or their respective successors or assigns, any right, remedies, obligations or liabilities under or by reason of this Assignment. This Assignment, being a Transfer Document (as defined in the Agreement) and further documentation of the sales, assignments, transfers and assumptions provided for in and by the Agreement, does not expand upon, or limit, the respective rights, remedies or obligations of the parties to the Agreement. This Assignment may be executed in counterparts.

	(remainder of page intentionally blank; signature pages follow)







						Draft as of September 13, 1998

	IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed in their respective names, all on the day and year first above written.

				     GREAT AMERICAN INSURANCE
				     COMPANY


				     By:
					-------------------------------------
					   Name:
					   Title:


				     AMERICAN NATIONAL FIRE INSURANCE COMPANY


				     By:
					-------------------------------------
					   Name:
					   Title:


				     AGRICULTURAL EXCESS AND SURPLUS
				      INSURANCE COMPANY


				     By:
					--------------------------------------
					   Name:
					   Title:

				     AGRICULTURAL INSURANCE COMPANY


				     By:
					--------------------------------------
					   Name:
					   Title:

				     AMERICAN ALLIANCE INSURANCE COMPANY


				     By:
					--------------------------------------
					   Name:
					   Title:

				     AMERICAN DYNASTY SURPLUS LINES
				      INSURANCE COMPANY


				     By:
					--------------------------------------
					   Name:
					   Title:


						Draft as of September 13, 1998

				     AMERICAN SPIRIT INSURANCE COMPANY


				     By:
					--------------------------------------
					   Name:
					   Title:

				     EAGLE AMERICAN INSURANCE COMPANY


				     By:
					--------------------------------------
					   Name:
					   Title:

				     EDEN PARK INSURANCE COMPANY


				     By:
					--------------------------------------
					   Name:
					   Title:

				     SEVEN HILLS INSURANCE COMPANY


				     By:
					--------------------------------------
					   Name:
					   Title:

				     GREAT TEXAS COUNTY MUTUAL INSURANCE
				     COMPANY


				     By:
					--------------------------------------
					   Name:
					   Title:

				     GREAT AMERICAN LLOYD'S INSURANCE COMPANY


				     By:
					--------------------------------------
					   Name:
					   Title:


						Draft as of September 13, 1998

				     THE OHIO CASUALTY INSURANCE COMPANY


				     By:
					--------------------------------------
					   Name:
					   Title:

                                                                    EXHIBIT D





			    OHIO CASUALTY CORPORATION



				      AND




			GREAT AMERICAN INSURANCE COMPANY




			       ****************


			       WARRANT AGREEMENT



			Dated as of              , 1998
				    -------------



				****************

   WARRANT AGREEMENT, dated as of                , 1998, between OHIO CASUALTY
				  ---------------
CORPORATION, an Ohio corporation (the "Company"), and GREAT AMERICAN INSURANCE COMPANY ("GAIC"), an Ohio corporation ("Agreement").

   The Company proposes to issue to GAIC a Common Share Purchase Warrant, as hereinafter described (the "Warrant"), to purchase up to an aggregate of 3,000,000 Common Shares, par value of $.125 per share ("Common Shares"), of the Company (the Common Shares issuable on exercise of the Warrant being referred to herein as the "Warrant Shares"), pursuant to an Asset Purchase
Agreement dated as of              , 1998, among Ohio Casualty Insurance
		      -------------
Company, a wholly-owned subsidiary of the Company, and GAIC and certain of its subsidiaries (the "Purchase Agreement"). (The Warrant and any warrants issued in substitution or exchange therefor as provided herein are collectively referred to as the "Warrants.")

   In consideration of the foregoing, and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and GAIC and the persons to whom the Warrant or the Warrant Shares may be transferred pursuant to Section 13 hereof (GAIC and such transferees being herein referred to individually as a "Holder" and collectively as the "Holders"), the Company and GAIC hereby agree as follows:

   SECTION 1. SECURITIES ACT RESTRICTIONS. The Warrant and the Warrant Shares will be issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred, assigned or hypothecated except pursuant to a registration statement registering such securities under the Act or in a transaction as to which the Company has received an opinion of counsel for the Holder reasonably satisfactory to the Company that such registration is not required. Each certificate representing Warrants or Warrant Shares shall be endorsed with a legend, substantially in the following form, and any other legend required by applicable state securities laws:

	  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

	  Any legend endorsed on a certificate pursuant to this Section 1 shall be removed, and the Company shall issue a certificate without such legend to any

Holder, if the Warrants and/or Warrant Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if the Holder provides the Company with an opinion of counsel, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Warrants and/or Warrant Shares may be made without registration.

     SECTION 2.  REGISTRATION, TRANSFERABILITY AND FORM OF WARRANTS.

	  2.1 REGISTRATION. The Warrants shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such acts that its participation therein amounts to bad faith.

	  2.2 TRANSFER. Subject to Sections 1 and 13 hereof, the Warrants shall be transferable on the books of the Company maintained at the principal office of the Company upon delivery thereof, duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, which endorsement shall be guaranteed by a bank or trust company or a broker or dealer which is a member of the National Association of Securities Dealers, Inc. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto.

	  2.3 FORM OF WARRANT. The text of the Warrant and any substitute Warrants and of the Purchase Form shall be substantially as set forth in Exhibit A attached hereto. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided.
 The Warrants shall be executed on behalf of the Company by its President or one of its Vice Presidents and attested by its Secretary or an Assistant Secretary. The signature of any such officers on the Warrants may be manual or facsimile.

	  Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.

	  The Warrant shall be dated as of the Closing Date (as defined in the Purchase Agreement) and the Warrants issued in substitution or exchange therefor shall be dated as of the date of issuance thereof by the Company.

     SECTION 3. EXCHANGE OF WARRANT CERTIFICATES. Each Warrant certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase.
 Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Company shall deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

     SECTION 4. WARRANT AGENT. The Company may, by written notice to the Holders, appoint an agent for the purpose of maintaining the Warrant Register, issuing Warrant Shares, exchanging or transferring the Warrants or any of the foregoing. Thereafter, such registration, issuance, exchange or transfer, as the case may be, shall be made at the office of such agent.

     SECTION 5.  TERM OF WARRANTS; EXERCISE OF WARRANTS.

	  5.1 TERM OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised, in whole or in part,
commencing on                      , 1999 (the first anniversary of the date
	      ---------------------
of issuance of the Warrants) and ending at 5:00 P.M., New York time, on
	     , 2003 (the "Expiration Date"), to purchase from the Company the
-------------
number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants; provided, however, that the Warrants shall become immediately exercisable upon (a) the announcement of the commencement of a tender or exchange offer for 25% or more of the Common Shares or (b) a proposal of a merger, consolidation, liquidation, sale of all or substantially all of the assets, change in control or other similar event requiring the consent of the Company's shareholders.

	  5.2 EXERCISE OF WARRANTS. Warrants may be exercised upon surrender to the Company at its principal office of the certificate or certificates evidencing the Warrants to be exercised, together with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company or a broker or dealer which is a member of the National Association of Securities Dealers, Inc., and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 9 and 10 hereof), for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Price shall be made in cash, by certified or bank cashier's check drawn on a banking institution chartered by the government of the United States or any state thereof, outstanding Company debt at its face value (with no regard to accrued interest) or any combination thereof. The Warrant Price may also be paid by surrendering Warrants (the "Net Issuance") as determined below. If the Net Issuance method is elected, the Company will issue Common Shares in accordance with the following formula:

		      X =     Y (A-B)
			      -------
				 A

      where           X =     the net number of Warrant Shares to be issued
			      to the Holder;

		      Y = the number of Warrant Shares requested to be exercised (including the Warrant Shares evidenced by the portion of the Warrant surrendered to pay the Warrant Price);

		      A = the current market price per Common Share (as defined in Section 10.1.4); and

		      B =     the Warrant Price.

	  Subject to Section 6 hereof, upon such surrender of Warrants and payment of the Warrant Price as aforesaid, the Company shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 11 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid.
The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrants will be issued.

     SECTION 6. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the registered Holder of the Warrants in respect of which such Warrant Shares are issued.

     SECTION 7. MUTILATED OR MISSING WARRANTS. In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for, and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and indemnity or bond, if requested, also reasonably satisfactory to it. An applicant for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     SECTION 8.  THE COMPANY'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

	  8.1 ORGANIZATION, STANDING AND AUTHORITY. The Company is organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate power and authority to carry on the operations of its business as they are now being conducted.

	  8.2 AUTHORIZATION. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company and its shareholders. This Agreement has been duly executed and delivered by the Company and, subject to the due execution and delivery hereof by GAIC, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

	  8.3 NO CONFLICT OR VIOLATION, ETC. The execution and delivery by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (a) conflict with any of the provisions of the Articles of Incorporation or Regulations of the Company; (b) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or less of a benefit under, require the consent of any person under, or result in the creation of a lien or other encumbrance on any property or asset of the Company under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which it is a party or by which it or any of its assets is bound or affected, or (c) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to the Company or any of its subsidiaries or any of their respective properties or assets, which, in the case of clauses (b) and (c) above, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental or regulatory authority or agency is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for securities law filings, approvals and authorizations applicable to the issuance of the Warrant and the Warrant Shares and such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

	  8.4 FINANCIAL STATEMENTS. The Company has delivered to GAIC: (a) audited balance sheets of the Company as at December 31, in each of the years 1995, 1996 and 1997, and the related audited statements of income for each of the years then ended (the "Financial Statements"), and (b) an unaudited balance sheet of the Company as at June 30, 1998, and the related unaudited statement of income for the six (6) month period then ended. Any such financial statements relating to periods after June 1, 1997, fairly present in all material respects the financial condition and results of operations of the Company as at the respective dates of and for the periods referred to in such financial statements in accordance with the Accounting Principles (as defined in the Purchase Agreement). Any interim financial statements are further subject to normal recurring year end adjustments (none of which, individually or in the aggregate, shall be material).

	  8.5 SEC REPORTS. Since June 1, 1997, The Company has timely filed with the Securities and Exchange Commission ("SEC") all materials and documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (All the materials and documents filed with the SEC by the Company since June 1, 1997, are hereinafter referred to as the "SEC Reports.") The SEC Reports, copies of which have been delivered to GAIC, are true and correct in all material respects, including the financial statements and other financial information contained therein, and do not omit to state any material fact necessary to make the statements in such SEC Reports, in light of the circumstances in which they were made, not misleading.

	  8.6   CAPITALIZATION OF THE COMPANY.   Exhibit B hereto sets forth
the authorized capitalization of the Company and the number of shares of each class of stock of the Company issued and outstanding thereof. All of such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and free of any claims of preemptive rights.
 Other than as created pursuant to this Agreement, the Purchase Agreement and common share purchase rights and stock option plans adopted prior to the date hereof by the Company and reflected in the Financial Statements, there are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements of any character relating to the issued or unissued capital stock of the Company obligating it to issue additional shares of capital stock.

	  8.7 RESERVATION OF WARRANT SHARES. There has been reserved, and the Company shall at all times keep reserved, out of its authorized Common Shares, a number of Common Shares sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Transfer Agent for the Common Shares and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Shares and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such Transfer Agent with duly executed share certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 11 hereof.

	  8.8 REGISTRATION RIGHTS. Subject to Section 13, the registration rights set forth in Exhibit C attached hereto shall apply to all Warrant Shares and/or other securities received by any Holder at the time a Warrant is exercised ("Registrable Securities").

     SECTION 9.  WARRANT PRICE.  The price per share at which Warrant Shares
shall be purchasable upon exercise of Warrants shall be $      (the "Warrant
							 -----
Price"), subject to adjustment pursuant to Section 10 hereof.

     SECTION 10. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

	  10.1 MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as stated below:

	  10.1.1 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as provided in this Section 10.1.1; the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

		(a) In case the Company shall (i) pay or make a dividend distribution in its Common Shares, (ii) subdivide its outstanding Common Shares, (iii) combine its outstanding Common Shares into a smaller number of Common Shares or (iv) issue by reclassification of its Common Shares other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the resulting or surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which that Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 10.1.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any.

		(b) In case the Company shall issue rights, options or warrants to all holders of its outstanding Common Shares, without any charge to such holders, entitling them (for a period within 90 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share which is lower at the record date mentioned below than the then current market price per Common Share (as defined in Section
	     10.1.4 below) the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at such then current market price per Common Share. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

		10.1.2 In case the Company shall distribute to all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in Section 10.1.1(a) above) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in Section 10.1.1(b) above), then in each case the Warrant Price payable upon the exercise of each Warrant shall be adjusted by multiplying the Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be (a) the then current market price per Common Share (as defined in Section 10.1.4 below) on the date of such distribution, less (b) the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination, in the absence of manifest error, shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants or of such convertible or exchangeable securities applicable to one Common Share, and of which the denominator shall be such then current market price per Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

		10.1.3  In case the Company shall issue Common Shares
	     (or rights, warrants or other securities convertible into or exchangeable or exercisable for Common Shares) at a price per share (or having an effective exercise, exchange or conversion price per share) less than the then current market price per Common Share (as defined in Section 10.1.4 below), then in each such case the Warrant Price shall be adjusted by multiplying the Warrant Price in effect immediately prior to the date of issuance of such Common Shares (or rights, warrants or other securities) by a fraction, the numerator of which shall be the sum of (a) the number of Common Shares outstanding on the date of such issuance (without giving effect to any such issuance) and (b) the number of shares which the aggregate consideration receivable by the Company for the total number of Common Shares so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable) would purchase at such then current market price, and the denominator of which shall be the sum of (y) the number of Common Shares outstanding on the date of such issuance (without giving effect to any such issuance) and (z) the number of additional Common Shares so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable).

		 10.1.4 As used in this Agreement, (a) the "current market price per Common Share" at any date shall be the average of the daily closing prices for 20 consecutive trading days commencing 30 calendar days before the date of such computation and the "closing price" for any day shall be the last reported sales price regular way or, in case no reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Shares in the over-the-counter market as reported by the NASDAQ National Market System or any comparable system. In the absence of one or more such quotations, the Company shall determine the current market price on the basis of such quotations as it in good faith considers appropriate.

		 10.1.5 No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 10.1.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

		 10.1.6 No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Warrant Price, need be made under Sections 10.1.1(b) and 10.1.2 if the Company issues or distributes to each Holder of Warrants the rights, options, warrants, or convertible or exchangeable securities, or evidence of indebtedness or assets referred to in those Sections which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment in the number of

	      Warrant Shares purchasable upon the exercise of each Warrant, or in the Warrant Price, need be made for (a) sales of Common Shares pursuant to a Company plan for reinvestment of dividends or interest, (b) a change in the par value of the Common Shares, (c) the issuance and subsequent exercise of employee stock options and related stock appreciation rights, so long as the employee stock options are exercisable at prices not less than the fair market value of the Common Shares at the time of the grant of such options, (d) issuances of restricted stock awards to employees as compensation or (e) issuances or sales of Common Shares in connection with an underwritten public offering.

		 10.1.7 For the purpose of this Section 10.1, the term "Common Shares" shall mean (a) the class of shares designated as the Common Shares of the Company at the date of this Agreement as set forth in the first recital of this Agreement or (b) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 10.1.1(a) above, the Holders shall become entitled to purchase any shares of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in Sections 10.1.1 through 10.1.7, inclusive, above, and the provisions of Section 5 and Sections 10.2 through 10.4, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

		 10.1.8 Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of Common Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (a) the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (b) such Common Shares, if any, were issued or sold for the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, further, that no such readjustment shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale of grant of such rights, options, warrants or conversion or exchange rights.

	      10.2 DETERMINATION OF CONSIDERATION. Upon any issuance or sale for a consideration other than cash, or a consideration part of which is other than cash, of any Common Shares or securities convertible into or exchangeable for Common Shares ("Convertible Securities") or any rights or options to subscribe for, purchase or otherwise acquire any Common Shares or Convertible Securities, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any Common Shares or Convertible Securities or any rights, options or warrants to subscribe for, purchase or otherwise acquire any Common Shares or Convertible Securities shall be issued or sold together with other shares or securities or other assets of the Company for a consideration which covers both, the consideration for the issue or sale of such Common Shares or Convertible Securities or such rights or options shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board of Directors of the Company.

	      10.3 VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its option, at any time during the term of the Warrants, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of the Company.

	      10.4 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail, by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments. The Company shall, upon the written request at any time of any Holder, deliver a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (which may be the regular accountants retained by the Company) setting forth (a) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, (b) a brief statement of the facts requiring such adjustment and (c) the computation by which such adjustment was made.

	      10.5   NO ADJUSTMENT OF DIVIDENDS.  Except as provided in
Section 10.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

	      10.6 PRESERVATION OF PURCHASE RIGHTS RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the

Company or such successor or purchasing corporation, as the case may be, shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. Such agreement shall provide that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares or other securities or property (including cash) which such Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The provisions of this
Section 10.6 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

	      10.7 Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the closing price for one Common Share, as defined in Section 10.1.4, on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

     SECTION 12. NO RIGHTS AS SHAREHOLDERS; NOTICES TO HOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

	       (a) the Company shall declare any dividend payable in any securities upon its Common Shares or make any distribution (other than a regular annual, semi-annual or quarterly cash dividend paid pursuant to the Company's normal practice) to the holders of its Common Shares;
or

	       (b) the Company shall offer to the holders of its Common Shares any additional Common Shares or securities convertible into or exchangeable for Common Shares or any right to subscribe thereto; or

	       (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed;

then in any one or more of said events the Company shall give notice in writing of such event to the Holders as provided in Section 14 hereof, such giving of notice to be completed at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish or mail such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

     SECTION 13. RESTRICTIONS ON TRANSFERS; RIGHT OF FIRST OFFER.

	      13.1 Restrictions on Transfers of Warrants and Warrant Shares. No Holder shall, directly or indirectly, by sale, gift, assignment, pledge, hypothecation or other disposition, transfer the Warrants nor, prior to the Expiration Date, the Warrant Shares, or any interest therein, except as follows:

	      (a) provided that the transferee agrees in writing to be bound by the terms of this Agreement, by GAIC to any of its Affiliates or Associates (as defined in Rule 405 of Regulation C under the Securities Act);

	      (b) subject to Section 13.2, in a single transaction or any series of related transactions to a single purchaser or a group of affiliated purchasers, which in the aggregate represent not more than three percent
(3%) of the outstanding Common Shares determined on a fully diluted basis; provided, that such transfer will not result in any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning three percent (3%) or more of the outstanding Common Shares, determined on a fully diluted basis;

		(c) provided that the transferee agrees in writing to be bound by the terms of this Agreement, to any person or group approved by the Company;

		(d)  to the Company or any of its Affiliates;

		(e) pursuant to a merger or consolidation of the Company or pursuant to a plan of liquidation of the Company, which (in each such case) has been approved by the Board of Directors of the Company;

		(f) in response to an offer to purchase or exchange for cash or other consideration any Common Shares (i) which is made by or on behalf of the Company or (ii) which is made by another person or group and is approved by the Board of Directors of the Company within the time such Board is required, pursuant to regulations under the Exchange Act, to advise the shareholders of the Company of such Board's position on such offer; or

		(g) provided that the rights of the Holders under this Agree-ment shall not transfer to the transferee of such securities: (i) pursuant to a bona fide public offering registered under the Securities Act (which shall be structured to distribute such shares or other securities, if any, through an underwriter or otherwise in such a manner as, to the extent practicable, will not result in any person or group beneficially owning
9.9% or more of outstanding Common Shares, determined on a fully diluted basis) or (ii) subject to Section 13.2, in a transaction pursuant to Rule
144 under the Securities Act.

		13.2 RIGHT OF FIRST OFFER. Prior to making any sale or transfer of the Warrant or the Warrant Shares (other than a transfer pursuant to subparagraph (a), (c), (d), (e), (f) or (g)(i) of Section 13.1), the selling Holder (the "Selling Holder") will give the Company the opportunity to purchase all, but not less than all, of the Warrants and Warrant Shares held by the Selling Holder in the following manner (the "Right of First Offer"):

		     13.2.1 The Selling Holder shall give notice (the "Transfer Notice") to the Company in writing of such intention
	      specifying the number of Warrants or Warrant Shares proposed to be sold or transferred, the proposed price therefor (the "Transfer Consideration") and the other material terms upon which such disposition is proposed to be made; provided, that,
							     --------
	      in the case of a proposed sale of Warrant Shares in an open market transaction, the per share Transfer Consideration shall be equal to the Fair Market Value per Common Share (as defined in Section 13.2.3 hereof) on the date the Transfer Notice is given.

		     13.2.2 The Company shall have the right, exercisable by written notice given by the Company to the Selling Holder within two business days after receipt of the Transfer Notice, to purchase all, but not less than all, of the Warrants or Warrant Shares held by the Selling Holder for cash in an amount equivalent to the Transfer Consideration or, in the case of a sale of Warrant Shares in an open market transaction, the higher of the Transfer Consideration or the Fair Market Value per Common Share (as defined in Section
	      13.2.3 hereof) on the last trading day before the date of the closing contemplated by Section 13.2.4 hereof.

		    13.2.3 For purposes of Sections 13.2.1 and 13.2.2 hereof, "Fair Market Value" means the last reported sales price regular way or, in case no reported sale takes place on the day the Transfer Notice is given or the day before the closing occurs, as the case may be, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Shares in the over-the-counter market as reported by the NASDAQ National Market System or any comparable system.

		    13.2.4 If the Company exercises its Right of First Offer hereunder, the closing of the purchase of the securities shall take place within ten business days after the Company gives notice of such exercise, which period of time shall be extended, as necessary, in order to comply with applicable securities and other applicable laws and regulations. Upon exercise of its Right of First Offer, the Company and the Selling Holder shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

		     13.2.5 If the Company does not exercise its Right of First Offer hereunder within the time specified for such exercise, the Right of First Offer in this Section 13.2 shall terminate as to all of the Warrants and Warrant Shares then held by the Selling Holder.

		     13.2.6 In the event that the Company elects to exercise any of its rights under this Section 13.2, the Company may specify, prior to closing such purchase, another person as its designee to purchase the securities to which such notice of intention to exercise such rights relates. If the Company designates another person as the purchaser pursuant to this
	      Section 13.2, the Company shall be legally obligated to complete such purchase if its designee fails to do so.

		     13.2.7 Notwithstanding the foregoing, an aggregate of 300,000 Warrants and/or Warrant Shares may be sold by the Holders in any 90 day period without compliance with the provisions of this Section 13.2.

		     13.3 LEGEND. Each certificate representing the Warrants and the Warrant Shares shall be endorsed with a legend giving notice that it is subject to the restrictions of this Section 13.

     SECTION 14. NOTICES. Any notice pursuant to this Agreement by any Holder to the Company shall be in writing and shall be delivered in person or by facsimile transmission or mailed first class, postage prepaid, to the Company at its offices at 136 North Third Street, Hamilton, Ohio 45025;
Attention: President.

	Any notice mailed pursuant to this Agreement by the Company to the Holders shall be in writing and shall be delivered in person or mailed first class, postage prepaid, to such Holders at their respective addresses on the books of the Company.

	Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

     SECTION 15. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its successors and permitted assigns hereunder.

     SECTION 16. APPLICABLE LAW. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to principles of conflict of laws.

     SECTION 17. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders of the Warrants.

     SECTION 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 19. CAPTIONS. The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

	   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

					 OHIO CASUALTY CORPORATION


					 By:
					      --------------------------------
	 [SEAL]                       Title:
					      --------------------------------


Attest:

--------------------------------
	  Secretary

					 GREAT AMERICAN INSURANCE COMPANY



					 By:
					      --------------------------------
	 [SEAL]                       Title:
					      --------------------------------


Attest:

--------------------------------
	  Secretary

EXHIBIT A TO THE WARRANT AGREEMENT


			   OHIO CASUALTY CORPORATION
			 COMMON SHARE PURCHASE WARRANT

		THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


No.                                                     Warrants to Purchase
						     3,000,000 Common Shares

       VOID AFTER 5:00 P.M. NEW YORK TIME,                        , 2003
					   -----------------------
     This certifies that, for value received, Great American Insurance Company or its registered assigns (the "Holder"), is entitled to purchase from Ohio Casualty Corporation, an Ohio corporation (the "Company") , at any time, at
the purchase price of $           per share (the "Warrant Price"), the number
		       ----------
of Common Shares, par value, $.125 per share, of the Company ("Common Shares"), shown above. The number of shares purchasable upon exercise of the Warrants and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

     This Warrant certificate is issued under and in accordance with a Warrant
Agreement dated as of                           , 1998, between the Company
		      --------------------------
and Great American Insurance Company (the "Warrant Agreement") and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

     Warrants may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form on the reverse side hereof duly executed, which signature shall be guaranteed by a bank or trust company or a broker or dealer which is a member of the National Association of Securities Dealers, Inc., and simultaneous payment of the Warrant Price at the principal office of the Company at 136 North Third Street, Hamilton, Ohio 45025;
Attention:                         .  Payment of such price shall be made at
	   ------------------------
the option of the Holder hereof in cash, by certified or bank cashier's check drawn upon a bank chartered by the government of the United States or any state thereof, outstanding Company debt at its face value (with no regard to accrued interest) or any combination thereof. Pursuant to Section 5.2 of the Warrant Agreement, the Warrant Price may also be paid by surrendering Warrants in accordance with the Net Issuance method.

     Upon any partial exercise of the Warrants evidenced by this Warrant certificate, there shall be issued to the Holder hereof a new Warrant certificate for the Common Shares as to which the Warrants evidenced by this Warrant certificate shall not have been exercised. This Warrant certificate may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrant certificates for one or more new Warrant certificates evidencing the right of the Holder thereof to purchase the same aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant certificate or certificates exchanged. No fractional shares will be issued upon the exercise of any Warrants, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. This Warrant certificate is transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

     The Holder hereof may be treated by the Company and all other persons dealing with this Warrant certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books the Company may treat the Holder thereof as the owner for all purposes.

     Neither the Warrants nor this Warrant certificate entitle any Holder hereof to any of the rights of a shareholder of the Company.

					  OHIO CASUALTY CORPORATION


Attest:                                  By:
	------------------------             ---------------------------------
	      Secretary
				      Title:
					     ---------------------------------

			   OHIO CASUALTY CORPORATION

				 PURCHASE FORM
		    (To be executed upon exercise of Warrants)


     The undersigned hereby irrevocably elects to exercise the right to
purchase           Common Shares evidenced by the within Warrant certificate,
	 ---------
according to the terms and conditions thereof, and herewith makes payment of the purchase price in full by tendering cash or certified or bank cashier's check drawn upon a bank chartered by the government of the United States or any state thereof or debt of the Company at its principal amount in the
aggregate amount of $                        .  The undersigned requests that
		     ------------------------
certificates for such Common Shares shall be issued in the name of


------------------------------------------------------------------------------
	     (Please print Name, Address and Social Security No.)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant certificate for the balance remaining of the shares purchasable under the within Warrant certificate be issued in the name of the undersigned Warrantholder or its assignee as below indicated and delivered to the address stated below.

DATED:                    ,
       ------------------- -----

Name of Warrantholder or Assignee:
				   ------------------------------------------
						 (Please Print)

Address:
	 --------------------------------------------------------------------

-----------------------------------------------------------------------------

			  Signature:
				     ----------------------------------------


Signature Guaranteed:     (The above signature must correspond with the name as
			   written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant certificate has been assigned.)


----------------------------------------------

				   ASSIGNMENT

	    (To be signed only upon assignment of Warrant certificate)


	FOR VALUED RECEIVED, the undersigned hereby sells, assigns and transfers unto
		-------------------------------------------------------------

-----------------------------------------------------------------------------
	(Name and Address of Assignee Must be Printed or Typewritten)

the within Warrant certificate, irrevocably constituting and appointing
					  , Attorney to transfer said Warrant
------------------------------------------
certificate on the books of the Company, with full power of substitution in the premises.



DATED:                         ,
       ------------------------ -----

				       Signature:
						   ---------------------------
Signature Guaranteed:                  (The above signature must correspond
				       with the name as written on the face of
				       this Warrant certificate in every
				       particular, without alteration or
				       enlargement or any change whatever.)

                                               EXHIBIT C TO WARRANT AGREEMENT


	Section 1.   Definitions.  (a) Unless otherwise defined herein, terms
		     -----------
defined in the Warrant Agreement to which this is Exhibit C are used herein as therein defined.

	Section 2.   Shelf Registration.
		     ------------------
		    (a) Not later than ninety (90) days prior to the first anniversary of the date of issuance of the Warrants, the Company shall file with the SEC a Registration Statement under the Securities Act registering the Registrable Securities, which Registration Statement shall provide for the sale from time to time by the holders of the Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration").

		    (b) The Company agrees to use its best efforts to cause the SEC to declare the Registration Statement to be effective as soon as possible. The Company agrees to use its best efforts to keep the Registration Statement filed pursuant to Section 2(a) continuously effective and usable for the sale of Registrable Securities for a period ending on the earlier of
	       (i) the expiration of the Warrant; (ii) five years from the date that the SEC declares the Registration Statement to be effective; and (iii) the first date on which all of the Registrable Securities covered by such Shelf Registration have been sold pursuant to such Registration Statement or pursuant to Rule 144 under the Securities Act.

	Section 3.   Underwritten Offering.
		     ---------------------
		     (a) Subject to the terms of this Agreement, in the event that the Company receives from the Holders of a majority of the Registrable Securities then outstanding at any time prior to the termination of this Agreement pursuant to Section 4, a written request that the Holders of a majority of Registrable Securities intend to distribute the Registrable Securities by means of an underwritten offering, the Company shall file a registration statement under the Securities Act for an underwritten offering of Registrable Securities. The Company will promptly give written notice of the proposed registration to all Holders and will, as soon as practicable, effect registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within 20 days after written notice from the Company of the proposed registration. An underwritten registration as provided in this
	       Section 3 may be affected only once, provided that if the requested underwritten registration and sale of Registrable Securities is not consummated for any reason, the Holders will retain the rights set forth in this Section 3(a).

		     (b) Holders of a majority of the Registrable Securities making a request that their Registrable Securities be distributed in an underwritten offering shall select one or more nationally recognized firms of investment bankers to act as the book-running managing underwriter or underwriters in connection with such offering, PROVIDED, such selection shall be subject to the consent of the Company, which consent may not be unreasonably withheld. The right of any Holders to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by Holders of a majority of the Registrable Securities and such Holder with respect to such participation and inclusion).

		     (c) In the event the underwriter(s) advise the requesting Holders of a majority of the Registrable Securities in writing that factors (including, without limitation, the aggregate number of shares of Registrable Securities requested to be registered, the general condition of the market and the status of the persons proposing to sell securities pursuant to the registration) require a limitation of the amount of Registrable Securities to be underwritten, then the requesting Holders of a majority of Registrable Securities shall so advise all Holders, and the amount of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the number of shares proposed to be included in such registration by such Holders. No Registrable Securities excluded from the underwriting by reason of this Section 3 shall be included in such Registration Statement.

		     (d) If any Holder of Registrable Securities, or a holder of other securities entitled to be included in such registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter(s) and the Holders of a majority of the Registrable Securities delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

		     (e) No securities to be sold by the Company or any security holder of the Company other than a Holder may be included in any Registration Statement filed pursuant to this Agreement, unless (i) the offering is pursuant to a firm underwriting and the managing or principal underwriters for the Holders shall have consented to the inclusion of such other securities and (ii) all the Registrable Securities requested to be included by the Holders are so included.

	Section 4.   Expenses of Registration.  All reasonable expenses
		     ------------------------
incident to the Company's performance of or compliance with this Agreement, including without limitation, all SEC and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable

Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered, if any, and reasonable fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), Securities Act liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts of other persons retained by the Company, incurred in connection with each registration hereunder (but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, all of which shall be paid by the Holders), will be borne by the Company whether or not any registration of Registrable Securities hereunder becomes effective.

	Section 5.   Registration Procedures.  In the case of any registration,
		     -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep the Holders advised in writing as to the initiation of each registration, qualification or compliance and as to the completion thereof. The Company shall:

		     (a) keep each registration, qualification or compliance effected by the Company, including qualification under applicable state securities laws, pursuant to this Agreement effective, and keep any prospectus or other document incident thereto current, for a period of 90 days following its effective date or until the Holders shall have completed the distribution described in the registration statement or equivalent document relating thereto, whichever first occurs;

		     (b) furnish such number of current prospectuses and other documents incident thereto as the Holders from time to time may reasonably request;

		     (c) use its best efforts to register or qualify, not later than the effective date of any registration filed pursuant to this Agreement, the Registrable Securities covered by such registration under the securities or Blue Sky laws of such jurisdictions within the United States as the Holders may reasonably request and do any and all other acts or things which may be necessary or advisable to enable the Holders to consummate the public sale or other disposition in such jurisdiction of such shares;

		     (d) promptly notify the Holders at any time when a prospectus relating to the Registrable Securities being distributed is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Holders, promptly prepare, file with the appropriate regulatory authorities and furnish to the Holders a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

		     (e) use its best efforts to furnish, at the request of the Holders or any underwriter of any distribution of the Registrable Securities made by the Holders, an opinion of legal counsel to the Company covering such matters as are typically covered by opinions of issuer's counsel in underwritten offerings similar in form and substance, as the Holders or the underwriter of any distribution of the Registrable Securities;

		     (f) use its best efforts to cause all of the Registrable Securities as to which the Holders shall have requested registration to be listed on each exchange or system on which the class of Registrable Securities of the Company is then listed, traded or quoted and to maintain the currency and effectiveness of any such listings, trades or quotations; and

		     (g) enter into an agreement with the underwriters for such offering in which the Company shall provide indemnities as are typically provided by issuers to underwriters in underwritten offerings of equity securities and shall make the usual representations and warranties made by issuers of equity securities to underwriters.

	Section 6.   Transfer of Registration Rights.  The Holders' rights to
		     -------------------------------
cause the Company to register the Registrable Securities under this Exhibit B may be assigned to any Person or entity who becomes a Holder of the Registrable Securities.

	Section 7.   "Market Stand-Off" Agreement.  Each Holder hereby agrees
		     ----------------------------
that, during the period of duration (not to exceed 180 days in any 365 day period) specified by the Company and the managing underwriter or underwriters (or, in the absence thereof, the principal investment banker acting on behalf of Holders of a majority of Registrable Securities or the Company, as the case may be) of Registrable Securities or other securities of the Company following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such managing underwriter, underwriters or investment banker, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of any securities of the Company held by it at any time during such period except the Registrable Securities included in such registration; provided, that the Company's directors and officers are also required to refrain from any such sale, contract, grant of option, pledge or other transfer or disposition of the Company securities.

	Section 8.   Information from Holders.  In any registration,
		     ------------------------
qualification or compliance effected under this Agreement, the Holders shall furnish to the Company such information regarding the Holders and the distribution proposed by the Holders as the Company may reasonably request in writing and as shall be required in connection with such registration, qualification or compliance.

	Section 9.   Indemnification.
		     ---------------

		     (a)   Indemnification by the Company.  The Company agrees
			   ------------------------------
	       to indemnify and hold harmless, to the full extent permitted by law, each Holder, its officers, directors and each person who controls such Holder (within the meaning of the Securities Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify the under-writers thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders except with respect to information provided by the underwriter specifically for inclusion therein. As used in this Exhibit B, the term "prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Secur-ities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

		     (b)   Indemnification by Holders.  In connection with any
			   --------------------------
	       Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such informa-tion with respect to the name and address of such Holder and such other information as may be reasonably required for use in connection with any such Registration Statement or prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, employees, agents and trustees and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or prospec-tus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in or such omission or alleged omission relates to any information with respect to such Holder so furnished in writing or the accuracy of which was confirmed in writing by such Holder specifically for inclusion in any prospectus or Registration Statement; provided, however, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such Registration Statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading infor-mation previously furnished to the Company. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

		     (c)   Conduct of Indemnification Proceedings.  Any person
			   --------------------------------------
	       entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim.
	       Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. For the purposes of this Section 9(c), the term "conflict of interest" shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.

		     (d)   Contribution.  If the indemnification from the
			   ------------
	       indemnifying party provided for in this Section 9 is unavail-able to or insufficient to hold harmless an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) hereof, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

		    The parties hereto agree that it would not be just and
	       equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding para-graph. Notwithstanding the provisions of this Section 9(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 1(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent mis-representation.

		    If indemnification is available under this Section 9, the
	       indemnifying parties shall indemnify each indemnified party to the full extent provided in subparagraphs (a) and (b) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 9.

	Section 10.   Rule 144 Eligibility.  The Company covenants that it will
		      --------------------
file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holders, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder may request, all to the extent required from time to time to enable such Holder to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

	Section 11.   Termination.  The obligation of the Company to register
		      -----------
any Registrable Securities in accordance with this Exhibit B shall expire on the earlier to occur of: (a) completion of a registration pursuant to Section 2 or 3, or (b) as to each Registrable Security, the fifth anniversary of the date of original issuance thereof on exercise of a Warrant.

                                                                 EXHIBIT E
                                                                 ---------

		    NONCOMPETITION AND REFERRAL AGREEMENT
		    -------------------------------------


	THIS NONCOMPETITION AND REFERRAL AGREEMENT dated                    ,
							 -------------- ----
1998 (this "Agreement") is entered into by and among OHIO CASUALTY CORPORATION, an Ohio corporation ("Ohio Casualty"), THE OHIO CASUALTY INSURANCE COMPANY, an Ohio corporation (the "Buyer"), and AMERICAN FINANCIAL GROUP, INC., an Ohio corporation ("AFG").


			     W I T N E S S E T H:
			     --------------------

	WHEREAS, certain wholly-owned subsidiaries of Ohio Casualty and AFG have entered into an Asset Purchase Agreement dated as of September 14, 1998 (the "Asset Purchase Agreement"), by and among Buyer, and Great American Insurance Company, American National Fire Insurance Company, American Alliance Insurance Company, Agricultural Excess and Surplus Insurance Company, Agricultural Insurance Company, American Dynasty Surplus Lines Insurance Company, American Spirit Insurance Company, Contemporary American Insurance Company, Eagle American Insurance Company, Eden Park Insurance Company, Seven Hills Insurance Company, Great Texas County Mutual Insurance Company and Great American Lloyd's Insurance Company (collectively, the "Sellers") pursuant to which Buyer, subject to the conditions thereof, will purchase certain assets relating to the Commercial Lines Division (as hereinafter defined);

	WHEREAS, Ohio Casualty wishes to secure AFG's agreement not to compete with Buyer as set forth herein in order to enable Buyer successfully to continue the Commercial Lines Division and AFG wishes to secure Ohio Casualty's agreement not to appoint, solicit or provide quotes to certain agents of the Commercial Lines Division as set forth herein and to provide opportunities for AFG to access certain of Buyer's agents in order to enable AFG and its Affiliates successfully to continue their other lines of business;

	NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations contained herein, the parties hereto agree as follows:

	1.     Definitions.  Terms used herein without definition shall have
	       -----------
the meaning set forth in the Asset Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

				       Draft as of September 13, 1998 (7:10pm)
				       Noncompetition and Referral Agreement

	       "AFG Nonstandard Automobile Insurance Division" means the
		---------------------------------------------
subsidiaries and divisions of AFG or any Affiliate thereof that underwrite or assume automobile insurance policies for "nonstandard" risks.

	       "AFG Nonstandard Automobile Insurance Policy" means any
		 -------------------------------------------
automobile insurance policies for "nonstandard" risks written by the AFG Nonstandard Automobile Insurance Division.

	       "AFG Personal Lines Division" means the subsidiaries and
		---------------------------
divisions of AFG or any Affiliate thereof that underwrite or assume policies relating to the personal lines business, including, but not limited to, standard and preferred personal automobile insurance, homeowners insurance, boat owners insurance and personal umbrella insurance.

	       "AFG Personal Lines Policy" means any personal lines policy
		-------------------------
written by the AFG Personal Lines Division.

	       "AFG Specialty Division Restricted Lines" means the following
		---------------------------------------
specialty products written by subsidiaries and divisions of AFG or any
Affiliate: crop hail/MPCI insurance, ocean marine insurance, equine insurance, flood mapping insurance, directors' and officers' liability insurance (excluding lending institutions), legal malpractice insurance, aviation insurance, export credit insurance, excess and surplus insurance, business of the type written by Sellers' Specialized Markets business unit and lending institution insurance products, such as collateral protection insurance, lessor's contingent and excess liability insurance, automobile "gap" insurance, automobile residual value insurance, job loss and life of loan insurance.

	       "AFG Specialty Policy" means any policy written by AFG
		--------------------
Specialty Units excluding policies and renewals of policies listed on Schedule
3.5 of the Asset Purchase Agreement.

	       "AFG Specialty Units" means Mid-Continent Casualty Company,
		-------------------
American Empire Surplus Lines Insurance Company, Republic Indemnity Company of America or any specialty unit or subsidiary of AFG or any Affiliate thereof that offers specialty package policies of insurance including, but not limited to, umbrella, excess, commercial automobile, commercial inland marine insurance and bond products and workers' compensation policies to a specialized customer focus group or as part of program business.

	       "Commercial Lines Agent" means any licensed insurance agent or
		----------------------
broker listed on Schedule 3.18 of the Asset Purchase Agreement.

	       "Commercial Lines Division" means the division of the Sellers
		-------------------------
(or any of them) that underwrites or assumes policies relating to the Business (as defined in the Asset Purchase Agreement) and which is being sold to the Buyer pursuant to the terms of the Asset Purchase Agreement.

				       Draft as of September 13, 1998 (7:10pm)
				       Noncompetition and Referral Agreement

	       "Subject Premiums" means the gross annualized premiums
		----------------
(measured on each of the anniversary dates of this Agreement) for all specialty lines and personal lines policies written during the Noncompete Period (as defined below) and (i) referred to in Section 2(c) hereof, or (ii) which replaced or cancelled the policies referred to in Sections 2(b) or 2(d) hereof.

	       "Transfer Payment" means the amount calculated in accordance
		----------------
with Section 2(g) hereof.

	2.     Noncompetition and Business Referral Covenants.  Unless this
	       ----------------------------------------------
Agreement is earlier terminated as provided herein, during the period of time commencing on the Closing Date and ending on the fifth (5th) anniversary of such date (the "Noncompete Period"), AFG and Buyer agree as follows:


	       (a) Buyer agrees, on behalf of Buyer and Buyer's present and future Affiliates, not to, directly or indirectly, appoint, solicit or provide quotes to any Commercial Lines Agent with respect to any type of insurance currently included in the AFG Specialty Division Restricted Lines.

	       (b) In circumstances where a Commercial Lines Agent is appointed to sell AFG Specialty Policies, Buyer agrees, on behalf of Buyer and Buyer's present and future Affiliates not to, directly or indirectly, appoint, solicit, or provide quotes to any such Commercial Lines Agent if such solicitation would result in the cancellation and/or replacement of an existing AFG Specialty Policy with a policy written by Buyer or Buyer's Affiliate. Notwithstanding the foregoing, if such agent requires the Buyer to provide such policy as a condition to continuing his/her relationship as a Commercial Lines Agent, Buyer may provide such specialty policy to the agent.
 The gross annualized written or renewal premiums of all such policies shall be deemed Subject Premiums.

	       (c) In circumstances where a Commercial Lines Agent is appointed to sell AFG Personal Lines Policies and is not appointed to sell Buyer or Buyer's Affiliates personal lines policies (which agents are listed on Schedule 2(c) hereof), Buyer agrees, on behalf of Buyer and Buyer's present and future Affiliates, not to, directly or indirectly, appoint, solicit, or provide quotes to any such Commercial Lines Agent with respect to any personal lines policy of the type written by the AFG Personal Lines Division. Notwithstanding the foregoing, if such agent requires the Buyer to provide such policy as a condition to continuing his/her relationship as a Commercial Lines Agent, Buyer may provide such personal lines policy to the agent. The gross annualized written or renewal premiums of all such policies shall be deemed Subject Premiums.

	       (d) In circumstances where a Commercial Lines Agent is appointed to sell AFG Personal Lines Policies and is also appointed to sell Buyer or Buyer's Affiliates personal lines policies (which agents are listed on Schedule 2(d) hereof), Buyer agrees, on behalf of Buyer and Buyer's present and future Affiliates not to, directly or indirectly, solicit or provide quotes to any such Commercial Lines Agent if such solicitation would result in

				       Draft as of September 13, 1998 (7:10pm)
				       Noncompetition and Referral Agreement
the cancellation and/or replacement of an existing AFG Personal Lines Policy with a policy written by Buyer or Buyer's Affiliate. Notwithstanding the foregoing, if such agent requires the Buyer to provide such policy as a condition to continuing his/her relationship as a Commercial Lines Agent, Buyer may provide such personal lines policy to the agent. The gross annualized written or renewal premiums of all such policies shall be deemed Subject Premiums.

	       (e) AFG agrees, on behalf of AFG and AFG's present and future Affiliates, not to, directly or indirectly solicit or provide quotes to any Commercial Lines Agent relating to the Commercial Lines Division products unless (i) an AFG Specialty Unit currently utilizes the services of such Commercial Lines Agent as an agent and (ii) the type of business is included in the insurance offered by such AFG Specialty Unit; provided, however, that AFG and its present and future Affiliates may provide the type of insurance included in the Commercial Lines Division to or through financial institutions, direct marketing and U.S. Insurance Services, Inc.; provided, however, that with respect to the direct marketing or offering of Commercial Lines Division products to or through financial institutions not affiliated with Provident Financial Group, Inc., or through U.S. Insurance Services, Inc.
(i) no solicitations or quotes shall be made on behalf of, nor policies shall be written by Great American Insurance Company ("GAIC"), nor shall any other Affiliate of GAIC write, solicit or quote a policy to the extent that any such activities utilize GAIC, or the words "Great American" in marketing materials; and (ii) quotes may only be provided to agents associated with the largest fifteen nationally recognized insurance brokerage firms or agents not appointed by the Commercial Lines Division. Nothing in the foregoing restrictions, however, shall prohibit the participation of GAIC in pooling arrangements among GAIC and certain of its Affiliates or allocations of financial risk by GAIC under reinsurance agreements with Affiliates. Notwithstanding the foregoing, AFG agrees, on behalf of AFG and its present and future Affiliates, not to solicit or provide quotes on the aforementioned products if such solicitation would result in the cancellation and/or replacement of any existing policy written by Buyer.

	       (f) Except as set forth herein, nothing shall prevent the Buyer from continuing any of its present agency relationships.

	       (g) In the event the Buyer or any Affiliate thereof provides policies pursuant to Sections 2(b), 2(c) or 2(d) hereof, AFG shall be
entitled to receive annually a Transfer Payment determined as follows:   If
the Subject Premiums are (i) less than One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), the Buyer shall make no payment to AFG; (ii) greater than One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) but less than Five Million and 00/100 Dollars ($5,000,000.00), the Buyer shall make a payment to AFG equal to forty percent (40%) of the amount of the Subject Premiums in excess of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00); (iii) greater than Five Million and 00/100 Dollars ($5,000,000.00), Buyer shall make a payment to AFG equal to one hundred percent (100%) of the Subject Premiums in excess of Five Million and 00/100 Dollars ($5,000,000.00), plus One Million Four Hundred Thousand and 00/100 Dollars ($1,400,000.00). The Transfer Payment otherwise due to AFG

				       Draft as of September 13, 1998 (7:10pm)
				       Noncompetition and Referral Agreement
with respect to any year shall be reduced by the cumulative amount of prior Transfer Payments made to AFG. However, in no case shall AFG refund any Transfer Payments to Buyer.

	       (h)     On or before the thirtieth (30th) day after the first
(1st) anniversary of the execution of this Agreement and annually thereafter, Buyer shall prepare and deliver to AFG a written report, setting forth a list of all Subject Premiums as of such anniversary date and a calculation of the amount, if any, of the Transfer Payment, Buyer is required to pay to AFG. Buyer shall deliver or make available to AFG upon request copies of all business records used as a basis for preparing the report. In addition, Buyer shall provide AFG and its representatives reasonable access to such information. AFG and its representatives shall have thirty (30) days to review the report and all supporting papers and documentation. If, at the end of such period, AFG and Buyer agree upon the amount to be paid to AFG, the report shall be deemed final and binding on the parties. In the event AFG and Buyer are unable to agree upon the amount to be paid, the matter shall be submitted to the Neutral Auditors. The Neutral Auditors' determination shall be made within thirty (30) days after submission to such auditors, shall be set forth in a written statement delivered to Buyer and AFG and shall be final, binding and conclusive. All fees and expenses relating to the foregoing shall be borne equally by AFG and Buyer. In the event Buyer is required to make payments under Section 2, such payments shall be made by Buyer within five (5) business days of the final determination of the amount of such payment.

	       (i) Buyer agrees, on behalf of Buyer and Buyer's present and future Affiliates, to (i) include in its marketing publications directed at Buyer's agents information relating to AFG's Specialty Division Restricted Lines and Nonstandard Automobile Insurance Policies (collectively "AFG Insurance Products"), and (ii) from time to time, provide AFG's designated representatives with an opportunity to meet and discuss with Buyer's agents AFG's Insurance Products, and (iii) assist AFG in appointing Buyer's agents to offer AFG Insurance Products. The aforementioned referral efforts shall be administered through the appointment by each of Buyer and AFG of a representative, which representatives shall meet as necessary to coordinate and implement acceptable referral initiatives.


	       (j) As consideration for the referral of AFG Insurance Products to agents of Buyer, AFG agrees to pay Buyer, for those of Buyer's agents who are successfully appointed by AFG in accordance with AFG's established appointment standards, a fee equal to two percent (2%) of the gross premiums on all AFG Insurance Products placed by such agents during a two (2) year period commencing on the date hereof (the "Override Payment"). The Override Payments shall be calculated on a monthly basis and paid to Buyer within fourteen (14) days of the end of each calendar month. On or before the thirtieth (30th) day after the second (2nd) anniversary of the date of this Agreement, AFG shall also prepare and deliver to Buyer a written report, setting forth a calculation of the total Override Payments which AFG was required to pay to Buyer. AFG shall deliver and make available to Buyer upon request, copies of all business records used as a basis for preparing the calculation. Buyer and its representatives shall have thirty (30) days to

				       Draft as of September 13, 1998 (7:10pm)
				       Noncompetition and Referral Agreement
review the calculation and all supporting papers and documentation. If, at the end of such period, the parties agree upon the amount to be paid to Buyer, the calculation shall be deemed final and binding on the parties. In the event that the parties are unable to agree upon the amount to be paid, the matter shall be submitted to Neutral Auditors. The Neutral Auditors determination shall be made consistent with paragraph 2(h) hereof.

	       (k) Buyer agrees to include premiums on AFG Insurance Products as credit toward Buyer's agents trips and key agent programs.

	3.     Right of First Refusal.
	       ----------------------

	       (a) During the period of time commencing on the execution date of the Asset Purchase Agreement and ending on the second (2nd) anniversary of such date, in the event AFG desires to sell the Sellers' personal lines division to a third party, AFG shall first notify Buyer in writing of its intent to sell (the "Right of First Refusal"). Buyer shall have twenty (20) business days to notify AFG of its offer to acquire such division and the terms and conditions of such offer. Thereafter, AFG and Buyer shall negotiate in good faith the terms of a purchase and sale agreement for a period of thirty (30) days. If the parties are unable to reach an agreement within such thirty (30) day period, AFG shall have the right to offer the Sellers' personal lines division to any third party on terms at least as favorable to AFG as those terms offered by Buyer, if any. In the event AFG or Sellers do not enter into a written agreement to sell the division within one hundred eighty (180) days after the date of the notice to Buyer, then the Right of First Refusal shall again be applicable prior to any proposed sale of the Sellers' personal lines division.

	       (b) In the event the Sellers' personal lines division is sold to a third party, AFG agrees to use its reasonable best efforts to require such purchaser to comply with the terms and conditions of this Agreement with the exception of Section 3 hereof, unless any of the Commercial Lines Agents act as agent for the purchaser in the type of business offered by the Commercial Lines Division.

	4.     Non-Solicitation/Hire Covenants.  During the period of time
	       -------------------------------
commencing on the Closing Date and ending on the first (1st) anniversary of such date, AFG and Buyer agree as follows:

	       (a) AFG agrees, on behalf of AFG and AFG's present and future Affiliates, not to, directly or indirectly, solicit or hire any person who is listed on Schedule 5.9.1 of the Asset Purchase Agreement, unless such person has been terminated by the Buyer.

	       (b) Buyer agrees, on behalf of Buyer and Buyer's present and future Affiliates, not to, directly or indirectly, solicit or hire any

				       Draft as of September 13, 1998 (7:10pm)
				       Noncompetition and Referral Agreement
person who was an employee of any of the Sellers on the Closing Date and not listed on Schedule 5.9.1 of the Asset Purchase Agreement, unless such person has been terminated by Sellers.

	5.     Reasonable Restrictions.  Each party recognizes, agrees and
	       -----------------------
represents that the parties would not have entered into the Asset Purchase Agreement unless the other party hereto agreed to the restrictions contained herein and that each party is relying on the agreements of the other party contained in this Agreement in entering into (or permitting its Affiliates to enter into) the Asset Purchase Agreement. Each party represents that the consideration paid and benefits received pursuant to and under the Asset Purchase Agreement constitutes significant and valuable consideration for the agreements made hereunder. Each party has read and considered the provisions of this Agreement and, having done so, agrees, states and covenants that the restrictions on competition set forth herein are fair and reasonable as to time and scope of activities to be restrained, and are reasonably required for the protection of the goodwill and other business interests of each party. In the event a court of competent jurisdiction determines as a matter of law that any of the terms of this Agreement are unreasonable or overbroad, the parties expressly allow such court to reform this Agreement to the extent necessary to make it reasonable as a matter of law and to enforce it as so reformed.

	6.     Remedies.  Each party acknowledges that if any party violates
	       --------
or threatens to violate any of the provisions of this Agreement (the "Violating Party"), the non-violating party (the "Non-Violating Party") will not have an adequate remedy at law. In such event, the Non-Violating Party shall have the right, in addition to any other rights that may be available to them and without the posting of any bond or other security, to obtain in any court of competent jurisdiction injunctive relief to restrain any violation or threatened violation by the Violating Party of any provision of this Agreement or to compel specific performance by the Violating Party of one or more of the Violating Party's obligations under this Agreement. The seeking or obtaining of such injunctive relief shall not foreclose or in any way limit the right of the Non-Violating Party and its Affiliates thereof to obtain monetary relief against the Violating Party for any damage to the Non-Violating Party or any Affiliate thereof that may result from any breach by the Violating Party of any provision of this Agreement or to compel specific performance of one or more of the Violating Party's obligations under this Agreement.

	7.     Miscellaneous.
	       -------------
	       (a)     Severability.  The unenforceability of any provision of
		       ------------
	this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

	       (b)     Waivers.  No delay or omission by a party in exercising
		       -------
	any right or remedy of such party under this Agreement shall operate as a waiver of that or any other right or remedy. A waiver by a party on

				       Draft as of September 13, 1998 (7:10pm)
				       Noncompetition and Referral Agreement
	any one occasion of any particular right shall be effective only in that particular instance and shall not be construed as a waiver of that or any other right on any other occasion.

	       (c)     Amendment of this Agreement.  This Agreement may be
		       ---------------------------
	amended only by an amendment hereto in writing that is executed by Ohio Casualty and AFG.

	       (d)     Headings for Convenience Only.  The headings contained
		       -----------------------------
	in this Agreement are intended solely for the convenience of the parties to this Agreement and shall not affect their rights or remedies.

	       (e)     Notices.  All notices and other communications required
		       -------
	or permitted to be delivered pursuant to any provision of this Agreement shall be in writing and addressed as follows:

		       (i)     If to Ohio Casualty, to:

			       Ohio Casualty Corporation
			       136 North Third Street
			       Hamilton, Ohio  45025
			       Attention:  Lauren Patch
			       Telephone:  (513) 867-3854
			       Facsimile:  (513) 867-3969

			       With a required copy to:

			       Vorys, Sater, Seymour and Pease
			       52 East Gay Street
			       P.O. Box 1008
			       Columbus, Ohio  43216-1008
			       Attention:  James A. Yano, Esq.
			       Telephone:  (614) 464-6473
			       Facsimile:  (614) 464-6350

		       (ii)    If to AFG, to:

			       American Financial Group, Inc.
			       One East Fourth Street
			       Cincinnati, Ohio  45202
			       Attention:  James C. Kennedy, Vice President
			       Telephone:      (513) 579-2538
			       Facsimile:      (513) 579-0108

				       Draft as of September 13, 1998 (7:10pm)
				       Noncompetition and Referral Agreement

				    -9-
			       With a required copy to:

			       Keating, Muething & Klekamp, P.L.L.
			       1800 Provident Tower
			       One East Fourth Street
			       Cincinnati, Ohio  45202
			       Attention:  Edward E. Steiner
			       Telephone:      (513) 579-6468
			       Facsimile:      (513) 579-6957

The address of either party set forth above may be changed by such party by delivering notice of such change to the other party to this Agreement. Any notice mailed shall be deemed to have been given and received on the third business day following the day of deposit in the United States mail.

	       (f)     Assignments.  The rights and obligations under this
		       -----------
	Agreement of AFG and Ohio Casualty may not be assigned, except that Ohio Casualty may, at its option, assign one or more of its rights or obligations under this Agreement to any of its subsidiaries or affiliates, or in connection with a transfer of all or substantially all of the assets or stock of Ohio Casualty or a merger or consolidation of Ohio Casualty with and into another corporation or other entity, but in each case Ohio Casualty shall remain fully responsible and liable to AFG for the full and complete performance of Ohio Casualty's obligations hereunder.

	       (g)     Applicability of Agreement to Certain Future Affiliates
		       -------------------------------------------------------
	of Ohio Casualty.  Anything contained in this Agreement to the
	----------------
	contrary notwithstanding, in the event that, during the term of this Agreement, Ohio Casualty or any Affiliate of Ohio Casualty acquires an insurance company which sells insurance products of the type sold by the AFG Specialty Units or AFG Personal Lines Division, such acquired company will not be subject to the restrictions contained in Sections 2(a), 2(b), 2(c) and 2(d), but during the remaining term of this Agreement such acquired company will not newly appoint any AFG Specialty Unit agent who is also a Commercial Lines Agent as agent or broker of such acquired company with respect to (i) specialty lines business not engaged in by Ohio Casualty or any Affiliate of Ohio Casualty at the date of the acquisition of such company or (ii) the business of the AFG Personal Lines Division.

	       (h)     Applicability of Agreement to Certain Future Affiliates
		       -------------------------------------------------------
	of AFG.  Anything contained in this Agreement to the contrary
	------
	notwithstanding, in the event that, during the term of this Agreement, AFG or any Affiliate of AFG acquires an insurance company which sells insurance products of the type sold by the Commercial Lines Division, such acquired company will not be subject to the restrictions contained in Section 2(e), but such acquired company will not newly appoint any Commercial Lines Agent or broker of such acquired company

				       Draft as of September 13, 1998 (7:10pm)
				       Noncompetition and Referral Agreement
	with respect to the Business of the Commercial Lines Division during the remaining term of this Agreement.

	       (i)     Governing Law.  This Agreement shall be governed by and
		       -------------
	construed in accordance with the internal substantive laws of the State of Ohio.

	       (j)     Other Agreements.  The parties hereto expressly agree
		       ----------------
	that the provisions and covenants of this Agreement shall be in addition to and shall not supersede or replace any similar provisions or covenants in any other contracts or agreements between the parties hereto.

	       (k)     Counterparts.  This Agreement may be executed in one or
		       ------------
	more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


			 [Remainder of Page Intentionally Left Blank]

				       Draft as of September 13, 1998 (7:10pm)
				       Noncompetition and Referral Agreement

	IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

					    AMERICAN FINANCIAL GROUP, INC.



					    By:
					       ---------------------------
					       Name:
					       Title:


					    OHIO CASUALTY CORPORATION



					    By:
					       ---------------------------
					       Name:
					       Title:


					    THE OHIO CASUALTY INSURANCE
					    COMPANY



					    By:
					       --------------------------

					       Name:
					       Title:



				       Draft as of September 13, 1998 (7:10pm)
				       Noncompetition and Referral Agreement

								 EXHIBIT G
								 ---------
		      INFORMATION SYSTEMS AGREEMENT
		      -----------------------------

This Information Systems Agreement (this "Agreement") is made this
								   ------
day of        , 1998 by and among GREAT AMERICAN INSURANCE COMPANY, AMERICAN
       -------
NATIONAL FIRE INSURANCE COMPANY, AGRICULTURAL EXCESS AND SURPLUS INSURANCE COMPANY, AGRICULTURAL INSURANCE COMPANY, AMERICAN ALLIANCE INSURANCE COMPANY, AMERICAN DYNASTY SURPLUS LINES INSURANCE COMPANY, AMERICAN SPIRIT INSURANCE COMPANY, CONTEMPORARY AMERICAN INSURANCE COMPANY, EAGLE AMERICAN INSURANCE COMPANY, EDEN PARK INSURANCE COMPANY, GREAT AMERICAN LLOYD'S INSURANCE COMPANY, GREAT TEXAS COUNTY MUTUAL INSURANCE COMPANY and SEVEN HILLS INSURANCE COMPANY (collectively "Sellers") and THE OHIO CASUALTY INSURANCE COMPANY ("Customer").

				WITNESSETH:
				----------

	WHEREAS, Sellers and Customer are parties to an Asset Purchase Agreement dated as of September 14, 1998 (as from time to time amended, the "Asset Purchase Agreement"), pursuant to which Customer is acquiring certain assets and assuming certain liabilities related to the commercial and other lines of insurance described in the Asset Purchase Agreement;

	WHEREAS, in connection with the execution and performance of the Asset Purchase Agreement, Customer has requested the Sellers to continue to provide to Customer and its Affiliates certain computer processing and communication services; and

	WHEREAS, Customer has requested the Sellers to provide such services on the terms and conditions set forth in this Agreement, and the Sellers have agreed to provide such services on such terms and conditions;

	NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

	Section 1.      Definitions.  Capitalized terms used herein and not
			-----------
otherwise defined in this Agreement shall have the meaning given to them in the Asset Purchase Agreement.

	"Additional Resources" means any Equipment, Software or personnel (other than those already engaged in the delivery of Services) necessary for the performance of Supplemental Services which have been requested by Customer pursuant to Section 2.2 of this Agreement.

	"Assets" means all rights, titles, franchises, and interests in and to every species of property, real, personal and mixed, tangible and intangible, and things in action thereunto belonging, including, without limitation, cash and cash equivalents, securities (including, without limitation, exempted securities under the Securities Act), receivables, recoverables (from reinsurance and otherwise), deposits and advances, loans, agent balances, real property (together with buildings, structures and the improvements thereon, fixtures contained therein and appurtenances thereto and easements and other rights relating thereto), machinery, equipment, furniture, fixtures, leasehold improvements, vehicles and other assets or property, leases, licenses, permits, approvals, authorizations, joint venture agreements, Contracts or commitments, whether written or oral, policy forms, training materials, underwriting manuals, lists of policyholders and agents, processes, trade secrets, know_how, Software, computer programs, and source codes, protected formulae, all other intellectual property, research, prepaid expense, books of account, records, files, invoices, data, rights, claims and privileges and any other assets whatsoever.

	"Basic Costs" has the meaning set forth in Section 7.1.2 of this Agreement.

	"Basic Services" means and includes any and all of the computer processing and communication services used and necessary by the Sellers in connection with the conduct of the Business in the ordinary course of business as of the date of this Agreement including, without limitation (a) all on-line and batch processing of Data, printing services, tape storage, electronic and telephonic communications and network services, the retention of Data, and consulting by the Sellers' Employees and agents (including ongoing coordination and assistance with the implementation of application software),
(b) reasonable access to, and the ability to copy, any and all paper records relating to any of the Services, (c) maintenance of the system on a continuing basis to ensure that the information system provided hereunder remains legally compliant and otherwise the functional equivalent to the information system which is in place as of the date of this Agreement, including but not limited to systems changes to address requests of or specified by state insurance departments, the NAIC, the NCCI and/or ISO, and (d) such other services and
activities more particularly described in Schedule        attached to this
						   -------
Agreement.

	"Confidential Information" has the meaning set forth in Section 9 of this Agreement.

	"Contract" means a contract, indenture, bond, note, mortgage, deed of trust, lease, agreement or commitment, whether written or oral, including, without limitation, any contract of insurance, contract of reinsurance, fidelity bond or funding agreement.

	"Customer Software" means and includes (a) those Software programs
described in Schedule          attached to this Agreement, representing
		      --------
Software programs currently installed on Equipment which are used in connection with the Business and which have been developed by or are otherwise owned or licensed by Customer, (b) those additional Software programs from time to time developed or acquired or licensed by Customer and installed by the Sellers for use pursuant to this Agreement and (c) all Enhancements of any of the foregoing.

	"Damages and Claims" means all losses, claims, damages, costs, expenses, liabilities and judgments, including, without limitation, court costs, expenses and attorneys and experts fees reasonably incurred.

	"Data" means any and all information and other data, irrespective of content, form or the source or ownership thereof, which is archived or is installed on, stored in or processed by any Equipment, which is material to the conduct of the Business.

	"Documentation" means any and all written, printed and computer sourced materials, books and records, including but not limited to training manuals, installation and operating proceedings, job control (JCL), program and system diagrams and record and file layouts.

	"Employee" means any individual who is an employee of another Person.

	"Enhancements" means, with respect to any Software, any and all corrections, modifications, upgrades or enhancements which are implemented or installed.

	"Equipment" means such computer hardware, telecommunications equipment and other related equipment and materials (including storage media of any nature, and also including other business equipment which may not store any Data, but which nonetheless is integral to the performance of Services hereunder, such as mailing and inserting equipment, copy machines or facsimile machines) utilized by the Sellers from time to time to provide Services to Customer under this Agreement or in connection with the provision of such Services.

	"Initial Term" has the meaning set forth in Section 10.1 of this Agreement.

	"Knowledge" means, unless the context otherwise requires, (a) actual knowledge of the event or circumstance in question by an Employee or agent of a party to whom such knowledge is ascribed, or (b) reason to know of the event or circumstance in question by an Employee or agent of a party to whom such knowledge is ascribed if such Employee or agent would have obtained actual knowledge of the event or circumstance in question in the reasonable exercise of such Person's duties in the ordinary course of business.

	"Law" means any law, ordinance, rule or regulation enacted or promulgated, or any Order issued or rendered by, any Governmental Entity.

	"Licensed Software" means and includes (a) any Software which is licensed to any of the Sellers or any of its or their Affiliates and which is used and necessary in connection with the conduct of the Business in the ordinary course of business and otherwise to perform any of the Services as of the date of this Agreement (including, without limitation, those programs
identified on Schedule         attached to this Agreement) or at any time
		       -------
during the Term and (b) all Enhancements of any of the foregoing.

	"Network Costs" has the meaning set forth in Section 7.1.4 of this Agreement.

	"Network Services" means and includes any and all network services used and necessary by the Sellers in connection with the conduct of the Business in the ordinary course of Business as of the date of this Agreement including, without limitation (a) local area network, servers, hubs, gateways, routers and wide area network and (b) such other services and
activities set forth on Schedule         of this Agreement.
				 -------

	"Performance Records" means those records and other materials which reflect the performance and functional operating history of the Equipment and Software used to provide the Services which are described on Schedule
								      -------
attached to this Agreement, examples of which have been previously provided by the Sellers to Customer.

	"Renewal Term" has the meaning set forth in Section 10.2 of this Agreement.

	"Results" has the meaning set forth in Section 8.1 of this Agreement.

	"Retention Policies" means and includes (a) those written record
retention policies which are described on Schedule         attached to this
						   -------_
Agreement, copies of which have been previously provided by the Sellers to Customer, (b) those additional operating procedures and practices currently employed to protect Data, Documentation, Software and other records relating to the Business from unauthorized access, alteration or loss which are
specified on Schedule         attached to this Agreement and (c) those further
		      -------
operating procedures and policies (including amendments or substitutions for any of the foregoing) relating to the retention and protection of Data and other records which are from time to time established pursuant to Section 2.2 of this Agreement.

	"Sellers' Software" means and includes (a) all Software owned or otherwise developed by any of the Sellers or any of its or their Affiliates listed on Schedule 3.13 of the Asset Purchase Agreement which has been or may be from time to time used and necessary in connection with the conduct of the Business in the ordinary course of business or the performance of Services and which does not otherwise constitute Licensed Software or Customer Software and
(b) all Enhancements and derivative products of any of the foregoing.

	"Services" means and includes the Basic Services, the Supplemental Services and the Transition Services.

	"Software", whether used separately or as part of any other defined term, means any program, spreadsheet or algorithm, whether in source code or object code, and in whatever form or media stored, used in connection with the computer processing and storage of Data.

	"Supplemental Costs" has the meaning set forth in Section 7.2.1 of this Agreement.

	"Supplemental Services" has the meaning set forth in Section 2.2 of this Agreement.

	"Term" means the period beginning on the date of this Agreement and continuing until the Termination Date.

	"Termination Date" means the date which is the earlier of (a) the expiration of the Initial Term (or any Renewal Term under Section 10.2 of this Agreement) or (b) the effective date of termination specified in any notice of termination delivered pursuant to
Section 10 of this Agreement.

	"Transition Procedures" has the meaning set forth in Section 11 of this Agreement.

	"Transition Services" has the meaning set forth in Section 11 of this Agreement.

	"Year 2000 Compliant" means that the System (meaning all Sellers' Software, Licensed Software and other Software provided by Sellers hereunder, and all Services and Equipment provided hereunder) is designed to be used prior to, during and after the calendar year 2000, and the System during each such time period will, in all material respects, accurately receive, provide and process date/time data (including but not limited to calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, except where such malfunction or failure would not have a material adverse effect on the Business, and to the extent that Customer's Software and other Software provided by the Customer, used in connection with the System, properly exchanges date/time data with the System.

	Section 2.      The Services.  During the Term, subject to the
			------------
remaining terms and conditions of this Agreement, the Sellers shall perform and provide to Customer and its Affiliates all of the Basic Services, together with such Supplemental Services on which the parties agree pursuant to Section
2.2.2 of this Agreement and the Transition Services to be provided pursuant to
Section 11 of this Agreement.

		2.1     Basic Services.  The Sellers shall perform and provide
			--------------
to Customer all of the Basic Services in a manner which shall at all times (except as otherwise specifically provided by this Agreement) be consistent with the manner in which such Basic Services have been performed and provided by the Sellers and their Affiliates prior to the date of this Agreement, which shall enable Customer to own and operate the Business in the ordinary course of business (which shall include, without limitation, causing the Business to be Year 2000 Compliant). In furtherance, and not in limitation of the foregoing:

			2.1.1 (a) the Sellers shall store and retain all Data and Documentation in strict compliance with (i) the Retention Policies, and (ii) those additional procedures and policies, if any, either (A) otherwise implemented by the Sellers and their Affiliates in the ordinary course of their business, in order to avoid unauthorized access to, or the alteration, destruction or other loss of, any Data (acting in good faith in determining, in the exercise of its reasonable judgment, whether such additional procedures and policies adversely affect Customer) does not object within a reasonable period, or (B) agreed upon by the parties pursuant to
Section 2.2 of this Agreement.

		       (b) In the event the Sellers have Knowledge of any incident which occurs (other than in accordance with the specific written instructions of Customer) involving a failure to comply with the procedures and policies referred to in this

	Section 2.1.1 or which otherwise involves, or is believed to involve, unauthorized access or disclosure, alteration, destruction or other loss of any Data (whether in violation of the obligations of Section 9 or otherwise), the Sellers shall provide reasonable notice thereof to the Customer as the circumstances may dictate, and assist and cooperate with Customer in diligently investigating the circumstances relating to such incident and shall implement such (i) temporary procedures, and (ii) such additional related security procedures, at a cost equal to the actual costs and expenses incurred by the Sellers, in order to minimize any related damage sustained or sustainable by Customer.

			2.1.2 The Sellers shall provide and maintain during the Term all Equipment, Software (including Documentation), personnel and related facilities and materials (other than those which are the property, or are otherwise under the custody or control, of Customer) required for the performance of the Services in accordance with the requirements of this Agreement. Customer acknowledges that the Equipment designated on Schedule
2.1.2 attached to this Agreement, located at                   , will be
					     ------------------
maintained by the Sellers as a part of the Basic Services.

			2.1.3 Prior to August 31, 1999, Seller shall perform System tests, and provide System test results, as may be mutually agreed upon with the Customer, to demonstrate that the System is Year 2000 Compliant.

		2.2     Supplemental Services.  In furtherance of the
			---------------------
business, Customer may request during the Term, in addition to the Basic Services, additional computer processing or communication services which Customer desires to be performed by the Sellers pursuant to the terms of this Agreement. All Services requested by Customer (including, without limitation, those of a nature described on Schedule 2.2 as of the date of this Agreement) which the Sellers elect to perform in accordance with this Section 2.2 shall be "Supplemental Services". In the event Customer wishes to request the Sellers to perform and provide additional Supplemental Services, Customer and the Sellers shall follow the following procedures:

			2.2.1 Customer shall notify the Sellers of the desired Supplemental Services and shall cooperate with the Sellers in defining the specifications for such Services (including any performance measurements or criteria which might be applicable) and developing an assessment of the Sellers' ability to provide such Services in the absence of Additional Resources. In making any assessment of the necessity for Additional Resources, the Sellers will work in good faith to perform the requested Supplemental Services with no Additional Resources while being entitled to take into account in a commercially reasonable manner both the existing and foreseeable operating requirements of the Sellers and its and their Affiliates.

			2.2.2 Customer and the Sellers shall proceed in good faith in order that such notification and cooperative activities occur on a timely basis, consistent with reasonable expectations as to the level of effort required to implement the requested Supplemental Services. In the event Customer and the Sellers agree that such Supplemental Services can be performed without
				     -6-

Additional Resources, the Sellers shall proceed in good faith in cooperation with Customer to provide such Supplemental Services as soon as reasonably practicable.

			2.2.3 Thereafter, should Customer wish to receive the requested Supplemental Services (in accordance with any modified terms subsequently agreed upon by the parties), the Sellers shall undertake to acquire and deliver the agreed upon Additional Resources, if any; provided, however, that if, the Sellers incur expenses in acquiring Additional Resources on behalf of Customer, Customer shall reimburse the Sellers for such expenses.
 The Sellers shall proceed in good faith in cooperation with Customer to install such resources (including the hiring or training of personnel) and provide such Supplemental Services as soon as reasonably practicable.

			2.2.4 If any Additional Resources are acquired solely for the performance of Supplemental Services, the Sellers shall only use them for such purposes and shall not use, nor permit the use by anyone, of such resources for any other purpose except with the express prior written consent of Customer (which consent may be conditioned on the requirement of payments, fees or royalties in connection with any such further use).

			2.2.5 All written descriptions of Supplemental Services prepared by Customer and delivered to the Sellers (including all descriptions of Additional Resources, performance standards or criteria and of the terms of payment of related Supplemental Costs) which are subsequently relied upon by the parties as the basis on which such Services are provided, shall be deemed to be amendments to Schedule 2.2 of this Agreement, and the Sellers shall perform the Supplemental Services (and Customer shall perform its related obligations, if any) in accordance with their respective terms.

			2.2.6 Notwithstanding anything in this Agreement to the contrary, the Sellers shall have no obligation to upgrade the Network Services provided or the Equipment, lines and Software supporting such Services except as Supplemental Services.

		2.3     Additional Operating Requirements.  In furtherance,
			---------------------------------
and not in limitation, of the foregoing, the Sellers shall provide the Services in accordance with the following:

			2.3.1 The Sellers shall at all times perform the Services subject to the direction of Customer. Provided that the Sellers otherwise comply with all of the terms and conditions of this Agreement and are able to provide fully and completely to Customer all of the Services, the Sellers shall have the right from time to time, acting in their own discretion and without the prior approval or consent of Customer (a) to determine which Equipment shall be used to perform the Services and (b) to allocate the availability or capacity of such Equipment (or other resources used to provide the Services) among all available users thereof.

			Notwithstanding the foregoing, the Sellers shall not exercise any discretion otherwise available under this Agreement in any manner which lacks reasonable business justification when taking into consideration, in a manner consistent with past practice (as if the acquisition of the Business by the Customer pursuant to the Asset Purchase Agreement had not occurred), the Business and the essential importance of the Services to the ongoing operations and goodwill of Customer.

			2.3.2 The Sellers shall at all times give priority to the Services which is, on an overall basis, no less than the priority which had been provided to the Business by the Sellers and its Affiliates prior to the date of this Agreement, whether such priority is determined in terms of the allocation of computing time, Data storage capacity, the availability of other resources, the scheduling of Services (including, without limitation, the attention of the Sellers' personnel to related facilities management, programming, operations and consulting activities), the recovery of operating capability following any scheduled or unscheduled interruption of operations, or other reasonable measures of performance.

			2.3.3 In the event of any incidents affecting the ability of the Sellers to perform any of the Services, which incidents require the Sellers to invoke disaster recovery procedures in their efforts to restore their ability to provide Services to Customer, the Sellers shall give priority to Customer's requirements (when compared to the requirements of the Sellers and its and their Affiliates that might be similarly affected) which is, on an overall basis, no less than the priority which had been provided to the Business by the Sellers and its and their Affiliates prior to the date of this Agreement in any similar circumstances involving unscheduled system failures.

			2.3.4 Pursuant to such reasonable guidelines as the Sellers may establish and provide to Customer from time to time, the Sellers shall continue to provide to Customer's Employees, contractors, consultants and agents such access to the Sellers' facilities, Equipment and personnel as may be reasonably necessary to permit Customer to coordinate the performance of the Services with its ongoing business operations in a manner consistent with past practice and with the requirements established by and pursuant to this Agreement.

		2.4     Related Contracts.  During the Term, the Sellers shall
			-----------------
not amend, terminate or breach any Contract in effect on the date of this Agreement, as listed on Schedule 2.4 attached to this Agreement (nor any Contract subsequently entered into in replacement of any of them), nor shall the Sellers take or fail to take any action which would entitle any other parties to any such Contracts to amend or terminate such Contracts, unless the Sellers, prior to any such termination or other event, either (a) obtains the express prior written consent of Customer thereto or (b) enters into one or more further agreements to assure that the services, supplies or other resources provided under the subject Contract will continue to be available without any interruption in the level of support provided for the benefit of Customer and, in such event, the Sellers shall provide reasonable notice thereof to Customer, together with such relevant information as Customer may reasonably request.

		2.5     Non-disruption of Services.  Other than for
			--------------------------
disruptions scheduled pursuant to Section 6 or excused pursuant to Section 14.6, the Sellers shall provide and perform the Services throughout the Term. The parties mutually recognize that any disruption of the operation of the Services could result in material and irreparable harm to Customer; accordingly, during the Term (and subject to the provisions of Sections 6 and 14.6), the Sellers shall not terminate, disrupt or fail to perform any of the Services notwithstanding any actual or purported failure of Customer to perform any obligation under this or any other agreements between Customer or the Sellers other than (a) pursuant to a final and binding Order of a court of competent jurisdiction or (b) in accordance with the provisions of Section 10.4 of this Agreement.

		2.6     Customer Equipment and Facilities.
			---------------------------------

			2.6.1 Subject to the provisions of Section 4.4 of this Agreement and the maintenance obligations of the Sellers constituting a part of the Services, Customer shall maintain during the Term, at no expense to the Sellers, all computer hardware, PC-based computer Software, telecommunications equipment and other related equipment and materials (including storage media of any nature but excluding other business equipment which does not store any Data such as copy machines or facsimile machines) required in Customer's offices (or any successor location) in order to permit the Sellers to provide Services to Customer under this Agreement.

			2.6.2 Pursuant to such reasonable guidelines as Customer may establish and provide to the Sellers from time to time, Customer shall provide to the Sellers' Employees, contractors, consultants and agents such access to Customer's facilities, Equipment and personnel as may be reasonably necessary to permit the Sellers to perform the Services in a manner consistent with past practice and with the requirements established by and pursuant to this Agreement.

	Section 3.      Performance Standards.
			---------------------

		3.1     Required Performance.
			--------------------

			3.1.1 The Sellers shall perform all of the Basic Services in order that their performance, when evaluated pursuant to and in accordance with the measurements of performance set forth in Schedule 3.1.1 attached to this Agreement and, to the extent not identified in such Schedule, otherwise represented by the Performance Records, shall equal or exceed in type, quality and manner of performance the Services rendered by the Sellers and its Affiliates with respect to the Business, taken as a whole prior to the date of this Agreement, subject only to such deviations as are approved by Customer pursuant to this Agreement.

			3.1.2   The Sellers shall perform all of the
Supplemental Services in order that their performance, when evaluated pursuant to and in accordance with the standards of performance, if any, which Customer and the Sellers may accept in establishing such Services pursuant to Section
2.2 of this Agreement (as reflected by any writings deemed to be amendments to Schedule 2.2 pursuant to Section 2.2.6), shall equal or exceed such standards.

		3.2     Performance Audit.
			-----------------

			3.2.1 The Sellers shall provide periodic updates to Customer regarding compliance with the requirements of this Agreement. Such updates may be provided in writing or in meetings as the parties may mutually agree.
				      -9-

			3.2.2 In the event that Customer, acting in good faith, believes that the Sellers have failed to perform the Services, or any of them, in accordance with the standards for performance applicable pursuant to this Section 3, Customer shall have the right at its expense to conduct, or to appoint accountants and/or lawyers to conduct, an audit of the books and records maintained by the Sellers regarding the performance of the Services, in order to evaluate the performance of the Services under any or all of the relevant standards.

	Section 4.      Use of Software.
			---------------

		4.1     Existing Software. The Sellers acknowledge that:
			-----------------

			4.1.1 Pursuant to and in accordance with the Asset Purchase Agreement, the Sellers have:

				(a)     used their reasonable best efforts to
obtain and deliver to Customer (at no cost to Customer other than as contemplated by Section 4.5.2) copies of all necessary consents, approvals, licenses or other instruments required (i) to provide the Sellers the right to use all existing Licensed Software, for the benefit of Customer in connection with the Business during the Term (provided, however, that the Sellers may elect to not obtain the necessary consents therefor regarding any Licensed Software used for operating system purposes if, in lieu thereof, the Sellers deliver to Customer, each in form and substance satisfactory to Customer, a listing of those Software programs for which consents or related approvals were not obtained and a written agreement re_affirming the Sellers' obligation to indemnify and hold Customer harmless with regard to any Damages and Claims relating to the absence of such consents or related approvals), and (ii) to provide Customer the right (A) to use in connection with the Business, on a perpetual basis at any location (subject only to the payment of such fees and costs as are contemplated by Section 4.5.2) that certain Licensed Software specified on Schedule 4.1 attached to this Agreement for which consents, approvals, licenses or other instruments will be provided within thirty (30) days after the date hereof and (B) to receive from the Sellers, to the extent not already in Customer's possession, electronic copies of all source code, object code and existing Documentation then in the Sellers' possession relating to such Licensed Software;

				(b)     delivered to Customer an appropriate
license agreement or other instrument, in form and content acceptable to Customer, providing for the perpetual, non-exclusive, royalty free use of all Sellers' Software, including the right of the Customer to sublicense the Sellers' Software; and

				(c)     delivered to Customer, to the extent
not already in Customer's possession, electronic copies of all source code, object code and existing Documentation relating to the Sellers' Software referred to in Section 4.1.1(b) above.

		4.2     Software Provided by Customer.
			-----------------------------

			4.2.1 The Sellers shall, at the request of Customer, and at Customer's cost, install and implement all Enhancements to, or any new releases or versions of, any Licensed Software or Sellers' Software as Customer or the licensor of any Licensed Software may from time to time specify, including, without limitation, such installations and implementations as may be required as a condition to the Sellers continuing in effect during the Term any maintenance or other support coverage with respect to any Equipment or Software used to perform the Services; provided, however, that to the extent the Sellers install and implement Enhancements to, or any new releases or versions of, any Software which is used in connection with both the Services and the ongoing business of the Sellers and its and their Affiliates and there is no additional direct cost of such modifications solely as a result of Customer's usage, the Sellers acknowledge that any fees or costs associated therewith shall be deemed to be part of the Basic Services.

			4.2.2 The Sellers shall use all Software (other than Software which is licensed for use in connection with both the Services and the ongoing business of the Sellers and its and their Affiliates) installed and implemented pursuant to Section 4.2.1 exclusively for the performance of Services under this Agreement and for no other purpose; provided the Sellers shall not be restricted from using Licensed Software (or Enhancements to, or new releases or versions of, any of the foregoing) for which the Sellers independently acquire or previously possess the necessary rights.

			4.2.3 The Sellers shall maintain all the Sellers Software, at its own cost, to the extent required to enable Customer to continue to operate the Business in the ordinary course of business, as it was operated on the date of this Agreement.

		4.3     Additional Software.  In the event that the Sellers,
			-------------------
in connection with the performance of any Services, installs and implements any Licensed Software or other Software not in use as of the date of this Agreement, whether in addition to or in substitution for any existing Software, or acquires or otherwise installs any Enhancements to any Licensed Software or other Software other than as contemplated by Section 4.2.1, the Sellers shall first assure, prior to any such use, that such use may occur as fully as if the Sellers had first obtained such rights as are contemplated in accordance with the provisions of Section 4.1.1 and shall deliver to Customer copies of such consents, approvals, licenses or other instruments relating to this Agreement as may be appropriate, in form and content acceptable to Customer.

		4.4     Cooperative Modifications.  In the event either
			-------------------------
Customer or the Sellers wish to install and implement Enhancements to, or to replace, any Software, the parties shall endeavor in good faith to cooperate with each other to assure that any such changes shall be executed in such a manner that existing Software or Equipment utilized by or associated with the other party, whether used by the Sellers or Customer in connection with the Services, can continue to perform as contemplated after giving effect to the proposed changes. In the event that cooperation in the manner contemplated by this Section 4.4 will require one of the parties to incur direct, out_of_ pocket costs and expenses (which must be commercially reasonable in all cases) which
				     -11-
are outside the ordinary course of business, then any proposed changes will not be implemented until the parties, acting in good faith, have agreed upon the allocation of responsibility for such costs and expenses.

		4.5     Customer Payments.
			-----------------

			4.5.1 Customer acknowledges that, with respect to any Licensed Software used by the Sellers for the independent benefit of Customer, such continued independent use during the Term, to the extent such use was conditioned upon first obtaining the necessary consent or approval of the licensor with respect thereto (as evidenced by the documents delivered by the Sellers pursuant to Section 4.1.1(a) above), may require the payment of additional periodic license payments or maintenance fees. Customer shall be directly responsible for such payments; provided, that Customer shall be provided with reasonable, prior written notice of such payments and the reasonable opportunity, if requested, to negotiate directly with a licensor. In the event Customer fails to make any such payments; the Sellers shall not be obligated to continue to use the related Licensed Software or to continue to perform any Services for which such Software is required and Customer shall indemnify and hold the Sellers harmless from and against any Damages or Claims incurred by the Sellers as a result of any such failure.

			4.5.2 In the event that, with the prior express consent of Customer, the Sellers pay fees on behalf of Customer with respect to the continued use of Software for Customer's benefit which are otherwise properly the responsibility of Customer pursuant to Section 4.5, the Sellers shall prepare an invoice and other supporting Documentation with respect to such fees and Customer shall promptly reimburse the Sellers for all such amounts.

			4.5.3 In addition to amounts payable by Customer pursuant to the preceding provisions of this Section 4.5, Customer shall also be responsible for the reimbursement to the Sellers, pursuant to this Section 4.5.3, of certain costs associated with the maintenance by the Sellers of Software which supports any of the Licensed Software described in Section
4.5.1. In the event any Enhancement or release of any such Software is required by the licensor thereof to be installed by the Sellers, Customer shall reimburse the Sellers the lesser of (a) the amounts required to upgrade the related Licensed Software to permit it to run satisfactorily with the new Enhancement or release of the Software or (b) in the event Customer desires to not align the Licensed Software with the new Enhancement or release, the administrative and related costs incurred by the Sellers to continue to operate the Licensed Software with the pre_Enhancement version of the system Software. Customer and the Sellers shall determine the need for such additional costs, and the amounts thereof, in accordance with the procedures of Section 2.2, and the costs shall be considered as Supplemental Costs.

		4.6     Disclaimer.  The Sellers, as to any Licensed Software
			----------
or any other Software provided by any of them, and Customer, as to any Customer Software or any Licensed Software provided by Customer or installed at Customer's instructions, HEREBY EXPRESSLY DISCLAIM AS TO THE OTHER PARTY ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, RESPECTING SUCH SOFTWARE, INCLUDING, WITHOUT LIMITATION, ANY

REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

	Section 5.      Personnel Issues.
			----------------

		5.1 As soon as practicable after execution of this Agreement, the parties shall form a transition team (which shall include the designation of a transition team leader for each party), which will develop a transition plan designed to (a) coordinate, interface and/or otherwise integrate the Software, Services and Equipment provided hereunder with the information system currently being operated by Customer, and (b) separate the interconnection of the parties created by this Agreement upon its termination.
 The parties shall bear their own costs and expenses related to the transition team and the development and implementation of the transition plan. Within 30 days before the end of the Term, the transition team and transition plan shall also identify those Employees of the Sellers who will be available to transfer employment to Customer at the end of the Term.

		5.2 During the first six (6) months of Term, the Sellers may not materially change those Persons responsible for providing Services hereunder without (i) providing reasonable advance notice to Customer, (ii) replacing such Persons with personnel of comparable or better relevant experience and knowledge of the Software and (iii) receiving the prior written consent of the Customer, which consent shall not be unreasonably withheld.
For purposes of this Section 5.2, "materially changing those Persons responsible for providing Services hereunder" shall mean replacing, reassigning or terminating more than one-fifth of such Persons, or one-fifth of the managers of the Sellers performing such Services.

		5.3 After the period referred to in Section 5.2 through the expiration of the Term, the Sellers may not materially change those Persons responsible for providing Services hereunder without (i) providing reasonable advance notice to Customer, (ii) replacing such Persons with personnel of comparable or better relevant experience and knowledge of the Software and (iii) receiving the prior written consent of the Customer, which consent shall not be unreasonably withheld. For purposes of this Section 5.3, "materially changing those Persons responsible for providing Services hereunder" shall mean replacing, reassigning or terminating more than one-half of such Persons, or one-half of the managers of the Sellers performing such Services.

	Section 6.      Scheduled Interruptions.  If, in addition to regularly
			-----------------------
scheduled outage time for maintenance and backup, Sellers determine during the Term to modify, repair or replace any Equipment or Software used to perform the Services in such a manner as to require one or more scheduled interruptions of the Sellers' ability to perform the Services, the Sellers shall give reasonable advance notice to Customer and cooperate in good faith to arrange scheduling and similar issues in order to minimize the disruption of Customer's ongoing business operations, subject in all such events to the provisions of Section 2.3.2.

	Section 7.      Costs; Invoicing and Payments.  The Sellers and
			-----------------------------
Customer mutually intend that any and all payments made by Customer to the Sellers under this Agreement as compensation for the proper performance of the Services shall be intended to only provide reimbursement to the Sellers for all actual costs and expenses incurred by the Sellers in connection with the performance of the Services, in a manner which shall be consistent (a) as to the Basic Services, with the historical method of allocation involving the Business, and (b) as to any Supplemental Services for which particular rates are not established pursuant to Section 2.2 with the then current procedures, by which the Sellers allocate among its Affiliates the costs of providing computer processing and communication services.

		7.1     Basic Costs.
			-----------

			7.1.1 The Sellers and Customer mutually acknowledge that, although the amount, volume or frequency with which the Basic Services will be performed, or will be required by Customer to be performed in the ordinary course of conducting the Business, may increase or decrease when compared to periods prior to the date of this Agreement, payment of the Basic Costs pursuant to this Section 7.1 shall fully compensate the Sellers for the Basic Services.

			7.1.2 Subject to the remaining terms and conditions of this Agreement and during the Initial Term hereof, in consideration of the performance of the Basic Services by the Sellers, Customer shall reimburse the Sellers an amount which is set forth on Schedule 7.1.2 attached to this Agreement, plus the amount of the Network Costs to be reimbursed pursuant to
Section 7.1.4.

			7.1.3 Subject to the remaining terms and conditions of this Agreement, and during any Renewal Term hereof, in consideration of the performance of the Basic Services by the Sellers, Customer shall reimburse the Sellers an amount equal to one hundred fifty percent (150%) of the amount which is set forth on Schedule 7.1.2 attached to this Agreement, plus the amount of the Network Costs to be reimbursed pursuant to Section 7.1.4.

			7.1.4 With regard to those Basic Services consisting of Network Services (as identified on Schedule 1.1, Part I), the Sellers shall notify Customer concurrently with any invoice provided pursuant to Section 7.3 of the direct costs and expenses incurred by the Sellers with respect to obtaining the Network Services (the "Network Costs"), which notice shall be accompanied by appropriate supporting Documentation and detail. Customer shall reimburse the Sellers on a monthly basis for the Network Costs.

		7.2     Supplemental Costs.  Subject to the terms and
			------------------
connections of this Agreement and unless otherwise agreed by the parties (including, as appropriate, as to the timing of any periodic payments which are contemplated pursuant to Section 7.3) in consideration of the performance of the Supplemental Services by the Sellers, Customer shall reimburse the Sellers (a) any direct, out-of-pocket expenses incurred by the Sellers (which must be commercially reasonable in all cases) in connection with the acquisition of the resources required to provide such Supplemental Services (as contemplated in Section 2.2), and (b) an amount equal to the amount which Sellers would charge their Affiliates for such Supplemental Services pursuant to Sellers' intercompany billing formula in effect as of June 30, 1998.

		7.3     Reimbursements.  Customer shall reimburse to the
			--------------
Sellers on a monthly basis, by the 15th day of each month, an amount equal to the sum of (a) an installment, in equal payments, of the annual Basic Costs for the then current period, plus (b) a similar payment, as determined on a ratable basis, for the then current Supplemental Costs. The Sellers shall deliver to Customer on or before the fifth day of each month an appropriate invoice for such amount, in such form and accompanied by such supporting detail as Customer may reasonably request, and all amounts so invoiced will be due and payable by the last day of the month.

		7.4     Audit Rights.  The Sellers shall maintain adequate
			------------
books and records relating to the calculation of the Basic Costs and the Supplemental Costs. Customer shall have the right at its expense to conduct, or to appoint accountants, lawyers and/or other experts to conduct, an audit of such books and records on Customer's behalf, in order to confirm the proper calculation of the Basic Costs and Supplemental Cost.

		7.5     Taxes.
			-----

			7.5.1 Customer shall pay all taxes which it is legally required to pay as a result of the Sellers' provision of the Services pursuant to this Agreement; provided, however, that Customer shall not be liable for the payment to the Sellers or any Governmental Entity of any taxes based on the Sellers' income or gross receipts, including, without limitation any state or local gross receipts, sales and/or use tax, or any amounts of corresponding interest or penalty, imposed by any jurisdiction as a result of the payments made by Customer under this Agreement.

			7.5.2 The Sellers shall be responsible for, and shall properly report and remit to the appropriate Governmental Entities, payments of such taxes (including any amounts of corresponding interest or penalty), if any, for which Customer has no liability pursuant to the proviso set forth in Section 7.5.1. In the event Customer is required to make any separate payment of any such taxes, the Sellers shall reimburse promptly to Customer the amounts thereof upon written demand therefor by Customer.

		7.6     Offsets.  Provided in each instance written notice is
			-------
given in a timely fashion, specifying in detail the basis for any of the following, (a) the Sellers may deduct, from any sums it owes to Customer hereunder, any sums it is owed by Customer or Customer's Affiliates, whether pursuant to this Agreement or any other Contract and (b) Customer may deduct from any sums it owes to the Sellers hereunder, any sums Customer or Customer's Affiliates are owed by the Sellers, whether pursuant to this Agreement or any other Contract.

	Section 8.      Ownership of Property and Data.
			------------------------------

		8.1     Copyright.  The Sellers acknowledge that all Data and
			---------
all of the products resulting from the Services performed for Customer pursuant to this Agreement (the "Results"), including, without limitation, all compilations of Data created by the Sellers shall, from the inception of creation, be deemed to be specially commissioned by Customer as compilations and, therefore, shall be considered to be "works made for hire" by the Sellers for Customer under the Copyright Act of 1976, as amended, 17 U.S.C. 101 et seq. (the "Act"). In the event that the Results, or any portion thereof, are determined not to be a "work made for hire" under the Act, this Agreement shall operate as an irrevocable assignment, sale and transfer by the Sellers to Customer of all right, title and interest in such Results, including all worldwide copyright interests therein, in perpetuity.

		8.2     Other Interests.
			---------------

			8.2.1 The Sellers acknowledge that nothing contained in this Agreement shall vest in the Sellers, nor shall the Sellers claim or attempt to claim, any ownership or other intellectual property rights in any Customer Software (other than rights of use contemplated by Section 4 of this Agreement) or Data provided by Customer to the Sellers in connection with the performance of the Services, including without limitation any Data which Customer may obtain from any third party. Customer acknowledges that nothing contained in this Agreement shall vest in Customer, nor shall Customer claim or attempt to claim, any ownership or other intellectual property rights in any of the Sellers' Software (other than rights of use contemplated by Section 4 of this Agreement).

			8.2.2 The Sellers agree that all Data provided to the Sellers by Customer pursuant to this Agreement shall at all times remain the sole and exclusive property of Customer (or such other Persons who may have provided such Data to Customer), in accordance with applicable Law. The Sellers shall not license, sell or otherwise disclose any such Data to any other Person without the express written consent of Customer; provided, in the event Customer discloses Data to anyone other than the Sellers or their Affiliates in such a manner that such Data no longer constitutes Confidential Matters subject to the provisions of Section 9 of this Agreement and the Sellers also obtains such Data other than as a result of the performance of Services, then such prohibition shall not be applicable.

			8.2.3 Upon the request of Customer and at Customer's expense, the Sellers shall execute and deliver to Customer such documents or other instruments as Customer, in the exercise of its reasonable business judgment and upon advice of counsel, may deem appropriate in furtherance of the provisions of this Section 8.

	Section 9.      Confidentiality.
			---------------

		9.1     Definition.  For purposes of this Agreement, the term
			----------
"Confidential Matters" includes, but is not limited to the following items, whether existing now or created in the future:

			9.1.1 all knowledge or information concerning the Business or concerning the Assets of Customer or concerning the Affiliates of Customer, which is not already available to the public, such as internal operating procedures; investment strategy; sales data and customer lists; financial plans, projections and reports; and insurance programs, plans and products;

			9.1.2 all knowledge or information concerning Assets owned, leased, licensed and/or developed (a) by or for the Sellers in connection with the Business or (b) Customer, or the Affiliates of either of them, and not available to the public, such as computer systems, programs, Software and devices, plus information about the design, methodology and Documentation therefor;

			9.1.3 information about or personal to insureds, clients, agents, Employees or applicants (for employment, products or services) of Customer or its Affiliates or otherwise relating to the Business;

			9.1.4 information, materials, products or any other tangible or intangible Assets in the possession or under the control of (a) the Sellers in connection with the Business or (b) Customer, or the respective Affiliates of either of them, which is proprietary to, or confidential to or about any other Person; and

			9.1.5 records and repositories of all the foregoing, in whatever form maintained.

The foregoing notwithstanding, "Confidential Matters" shall not be considered to include information generally known within the insurance industry or otherwise publicly available other than as a result of disclosure of such information (i) in the case of information about the Sellers, by Customer, or
(ii) in the case of information about Customer, by the Sellers or in either case by their respective Affiliates or representatives in violation of Law or of the terms of this Agreement or any other Contract to which the disclosing Person is a party. The failure to mark any material or information "confidential" shall not affect the confidential nature thereof.

		9.2     Obligations of Customer.  Customer shall, and shall
			-----------------------
cause its Affiliates to hold all Confidential Matters pertaining or belonging to the Sellers in the strictest confidence at all times, making no use thereof other than in connection with this Agreement or the negotiations between the parties to this Agreement. Furthermore, Customer shall not, without the prior approval of an appropriate officer of the Sellers, release any such Confidential Matters pertaining to the Sellers to any Person not directly involved in the activities contemplated under this Agreement. However, any such Confidential Matters may be disclosed to Persons employed or retained by Customer, or the respective Affiliates of either of them who are directly involved in the activities contemplated hereby, it being understood that, in any event, Customer shall be responsible for any breach of this Section 9 by any such Person.

		9.3     Obligations of the Sellers.  The Sellers shall, and
			--------------------------
shall cause their Affiliates to, hold all Confidential Matters pertaining or belonging to Customer, or any of their respective Affiliates, in the strictest confidence at all times, making no use thereof other than in connection with the provision of Services under this Agreement. Furthermore, without the prior approval of an appropriate officer of Customer, the Sellers shall not, and shall not permit its Affiliates to, release any Confidential Matters pertaining or belonging to Customer, or any of their respective Affiliates, to any Person not directly involved in the activities contemplated under this Agreement. However, any such Confidential Matters may be disclosed to Persons employed or retained by the Sellers who are directly involved in the activities contemplated hereby, it being understood that, in any event, the Sellers shall be responsible for any breach of this Section 9 by any such Person.

	Section 10.     Term and Termination.
			--------------------

		10.1    Initial Term.  The Initial Term of this Agreement
			------------
shall commence on the date of this Agreement and shall continue for a twenty_four month period ending on the anniversary date of this Agreement.

		10.2    Extension.  Upon the prior written notice of the
			---------
Customer, which must be delivered to the Sellers not less than one hundred twenty (120) days prior to the expiration of the Initial Term, the Initial Term may be extended for an additional one-year term, ending on the third anniversary date of this Agreement (the "Renewal Term").

		10.3    Notice of Termination.  Notwithstanding anything else
			---------------------
contained in this Section 10 or any other provision of this Agreement:

			10.3.1 In the event of a material breach of any of the terms and conditions of this Agreement by the Sellers, Customer shall have the right to give notice of termination to the Sellers setting forth the breach giving rise to such termination and the Termination Date, which date shall be at least 30 days from Sellers' receipt of notice. In such event, Sellers shall cooperate with Customer in accordance with the provisions of
Section 11 and any Transition Procedures related to the Services being terminated to assure that performance of such Services may be continued by Customer (or its designee) without adverse disruption to the Business.

			10.3.2 Customer shall have the right at any time, on written notice to the Sellers, to terminate the obligation of the Sellers to perform any or all of the Services and, upon receiving any such notice, the Sellers shall (a) terminate performance in accordance with the terms specified in such notice and (b) cooperate with Customer in accordance with the provisions of Section 11 and any Transition Procedures related to the Services being terminated to assure that performance of such Services may be continued by Customer (or its designee) without adverse disruption to the Business.

			10.3.3  Any notice of termination under this Section
10.3 must include, in order to permit the orderly performance for the mutual benefit of the parties of all relevant Transition Procedures, a date (earlier than the Termination Date) for the termination of provision of the Services as may be appropriate, it being the intent of the parties that, notwithstanding any such notice of termination, this Agreement shall not effectively terminate until all related Transition Procedures have been performed (or mutually waived by the parties).

		10.4    Termination by Sellers.  In the event of a failure of
			----------------------
Customer to perform any obligations hereunder, including, without limitation, the obligation of payment under this Agreement, the Sellers shall have a right to suspend their obligations to perform the Services, which suspension shall commence not less than 30 days from Customer's receipt of notice, until such time
				     -18-
as Customer has become current on all such payments or has otherwise fully performed, at which time Sellers shall lift capability and undertaking such suspension.

		10.5    Payment Obligations upon Termination. Upon any
			------------------------------------
termination pursuant to Section 10.3.2 of this Agreement, Customer shall have no further reimbursement obligations relating to the terminated Services; provided, however, that no such termination relating to any or all of the Basic Services shall relieve Customer of its obligation to reimburse the Sellers (a) the remaining unpaid balance of any Basic Costs due and payable for the remainder of the Term, (b) any Supplemental Costs already incurred by the Sellers or for which it is or will be required to pay by Law or by the terms of any Contract approved by Customer in connection with commencing the related Supplemental Services or (c) any Network Costs (to the extent reimbursable pursuant to Section 7.1.4) already incurred by the Sellers prior to such termination.

	Section 11.     Transition Period.
			-----------------

		11.1    Transition Procedures.
			---------------------


			11.1.1 As soon as practicable following the date of this Agreement, the transition teams appointed by Sellers and Customer under
Section 5 will cooperate in developing a series of practices and procedures to be performed in connection with the initial implementation and any termination of this Agreement (whether as a result of the expiration of the Term of this Agreement or an earlier termination as provided for in Section 10 of this Agreement), which procedures (the "Transition Procedures") shall be designed to satisfy Customer's reasonable requirement for transition of Services at initiation and at termination to Customer or any Person other than the Sellers in such a manner that the performance of Services and the Business are not disrupted. All written Transition Procedures shall be deemed to be amendments to this Agreement, to be considered a part hereof as if fully incorporated herein. All such Transition Procedures shall remain subject to review and amendment from time to time by Customer, and any such amendments developed by Customer shall be deemed to become part of this Agreement and will be deemed binding on the Sellers, unless the Sellers reasonably objects in good faith, in which event the parties shall negotiate and resolve their differences (with the results then being deemed amendments to the Transition Procedures and this Agreement).

			11.1.2 The Sellers acknowledge that the Transition Procedures are a commercially reasonable aspect of a transaction of the nature contemplated by this Agreement and the Asset Purchase Agreement and will proceed in good faith, in full cooperation with Customer, to develop, review and maintain the Transition Procedures. In doing so, the Sellers shall fully involve, as appropriate, both management and non-management personnel.

			11.1.3 The "Transition Services" shall include (a) all of the efforts of the Employees of the Sellers in (i) the development, review, and maintenance of Transition Procedures, (ii) the performance and execution of the Transition Procedures as contemplated by Section 11.2 of this Agreement, including, without limitation, the delivery to Customer, to the extent not already in Customer's possession, electronic copies of all source code, object code and existing Documentation relating to the Software specified on Schedule 4.1 attached to this Agreement, which code or Documentation is then in the Sellers' possession, except to the extent (with the consent of Customer) the Sellers fail to have authority to do so, and (b) all computer processing and communication services provided in connection therewith which are not otherwise part of the Basic Services or Supplemental Services, but shall exclude any programming of software (unless otherwise agreed) performed with respect to Transition Services in connection with the termination of this Agreement.

			11.1.4 Except as contemplated by Section 3.14.2 of the Asset Purchase Agreement, the Transition Procedures shall expressly include (a) detailed plans for the orderly removal and transfer between the parties of such assets, including, without limitation, all Customer Software and all Data in the possession of the Sellers (and the media on which such Data is stored, it being the express mutual intent of the parties that the Sellers shall retain none of the Data following the orderly completion of the Transition Procedures), which are the respective property of the other or to which the other has no further right of use upon any termination and (b) an opportunity for Customer to run, during the Term, the new information system to be utilized by it after the Termination Date on a parallel basis with the system provided herein, to ensure an orderly transition, provided, however, the Customer shall run the new information system on its system without any disruption to or interference with the Sellers' system.

		11.2    Performance.  Commencing on the earlier of (a) the
			-----------
date on which a notice of termination pursuant to Section 10 of this Agreement is received or (b) the date which is 365 days prior to the Termination Date, the parties shall initiate and perform until completion, and in an orderly manner (taking into account at the time the period of time before the Termination Date, the priority of particular procedures and related factors) all of the Transition Procedures.

	Section 12.     Indemnification.  In addition to any indemnity either
			---------------
party may be expressly entitled to under other provisions of this Agreement, the parties shall be entitled to indemnification to the extent and upon the terms set forth in this Section 12.

		12.1    Indemnification by the Sellers.  The Sellers, jointly
			------------------------------
and severally, shall indemnify, defend and hold Customer and its Affiliates harmless against any Damages and Claims incurred by reason of:

			12.1.1 the breach by the Sellers of this Agreement, including the representations, warranties and covenants of the Sellers contained herein;

			12.1.2 any fee claimed by any Person acting on behalf of the Sellers or its or their Affiliates in connection with this Agreement;

			12.1.3 any claim that any Software utilized in providing the Services (other than Customer Software and Licensed Software provided by or on the instructions of Customer) violates any patent, trademark, copyright, trade secret or any other proprietary right of any Person (including, without limitation, any claims that such use of any such Customer Software or Licensed Software used for operating systems purposes occurs in the absence of any consents, approvals or other agreements or instruments otherwise required to be delivered pursuant to
Section 4.1.1 of this Agreement), but only to the extent, in the case of Licensed Software consisting of other than Software used for operating systems, that the Sellers are able to successfully obtain indemnification therefor from the licensor thereof; or

			12.1.4 any claim by any third party Software vendor regarding additional license fees, royalties, maintenance fees or other amounts which may be due (other than fees payable by Customer under Section 4.5.1), or any claims by any such Persons that the use of any Licensed Software by the Sellers (other than Licensed Software provided by or on the instructions of Customer) violates any patent, trademark, copyright, trade secret or any other proprietary or contract rights of any Person, as a result of continued use of Licensed Software referred to in Section 4 of this Agreement, whether during the Term or following the termination of this Agreement.

		12.2    Indemnification by Customer.  Customer shall
			---------------------------
indemnify defend and hold the Sellers and their Affiliates harmless against any Damages and Claims incurred by reason of:

			12.2.1 the breach by Customer of this Agreement, including the representations, warranties and covenants of Customer contained herein;

			12.2.2 actions taken by the Sellers in reliance upon written instructions or orders received from Customer in connection with the Services provided hereunder;

			12.2.3 any fee claimed by any Person acting on behalf of Customer or its Affiliates in connection with this Agreement; or

			12.2.4 any claim that any Customer Software violates any patent, trademark, copyright, trade secret or any other proprietary right of any Person, but in the case of any such Customer Software, only to the extent that Customer is able to successfully obtain indemnification therefor from the licensor thereof.

		12.3    Notification.  Any Person entitled to assert a claim
			------------
or demand for indemnification under this Section 12 (the "Indemnitee"), in order to secure indemnification with respect to this Agreement, shall notify the indemnifying party hereunder (the "Indemnitor") in writing of the existence of such matter within a reasonable time based on the facts and circumstances of the situation, including the necessities of court actions. The Indemnitee shall furnish to the Indemnitor promptly such information as the Indemnitor may reasonably request in respect to such claim or demand. The Indemnitor shall have the right (but not the obligation) at its sole expense and in the name of the Indemnitee, to compromise or defend any matter involving a third party (a "Third Party Claim") for which indemnification has been sought hereunder. The Indemnitee shall cooperate and cause its Affiliates to cooperate with the Indemnitor in compromising or defending any such Third Party Claim, provided the actual out_of_pocket expenditures (other than legal expenses) incurred in such cooperation shall be paid by the Indemnitor. After notice from an Indemnitor to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitor shall not be liable to such Indemnitee under this Section 12 for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided that such Indemnitee shall be entitled to participate in such defense and to employ counsel, at the Indemnitee's expense, to assist it therein. If the Indemnitor does not provide the Indemnitee with a written notice of its intention to defend the Third Party Claim or does not commence to compromise or defend such Third Party Claim within thirty (30) days after receipt of notice from the Indemnitee of the existence of such claim, or if the Indemnitor disputes its liability to the Indemnitee for any sum pursuant to this Section 12 or otherwise, the Indemnitee may defend or otherwise dispose of the Third Party Claim; provided that in the absence of reasonable notice by the Indemnitee to the Indemnitor, taking into consideration the facts and circumstances, no right to seek indemnification shall exist; and provided, further, that such Indemnitee shall not consent to entry of any judgment or enter into any settlement or compromise with respect to such Third Party Claim without the written consent of the Indemnitor (which consent shall not be unreasonably withheld).

	Any other provision in this Section 12 notwithstanding, if an offer of settlement or compromise is received by an Indemnitor with respect to a Third Party Claim and such Indemnitor notifies the related Indemnitee in writing of such Indemnitor's willingness to settle or compromise such Third Party Claim on the basis set forth in such notice and such Indemnitee declines to accept such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnitor, at such Indemnitee's sole expense. In such event, the obligation of such Indemnitor to such Indemnitee with respect to such Third Party Claim shall be equal to the lesser of (a) the amount of the offer of settlement or compromise which such Indemnitee declined to accept plus the amount of indemnifiable costs and expenses incurred by such Indemnitee prior to the date such Indemnitor notifies such Indemnitee of the offer to settle or compromise and (b) the actual out-of-pocket amounts such Indemnitee is obligated to pay as a result of such Indemnitee's continuing to contest such Third Party Claim.

	Section 13.     Equitable Relief.  THE SELLERS ACKNOWLEDGE THAT THEIR
			----------------
FAILURE TO PERFORM SERVICES UNDER THIS AGREEMENT MAY RESULT IN IRREPARABLE HARM TO CUSTOMER. ACCORDINGLY, NOTWITHSTANDING THE PROVISIONS OF SECTION 14.6, CUSTOMER SHALL HAVE THE EXPRESS RIGHT TO COMMENCE ANY ACTION IN EQUITY UNDER THIS AGREEMENT OR IN CONNECTION WITH ANY OTHER CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT FOR SPECIFIC PERFORMANCE OF THE SERVICES OR FOR AN INJUNCTION TO PREVENT THE UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL MATTERS PURSUANT TO THIS AGREEMENT. IN SUCH EVENT, CUSTOMER SHALL NOT BE REQUIRED TO PROVE ANY ACTUAL DAMAGES PRIOR TO SEEKING SUCH EQUITABLE RELIEF.

	Section 14.     Miscellaneous.
			-------------

		14.1    Expenses.  Except as otherwise provided in this
			--------
Agreement, all costs and expenses incurred in connection with this Agreement and the Services contemplated hereby shall be paid by the party incurring such costs and expenses.

		14.2    Notices.  All notices and requests in connection with
			-------
this Agreement shall be given to or made upon the respective parties in writing and shall be deemed given as of the day actually received if sent by telecopy, facsimile transmission, some other form of instantaneous transmission, overnight or faster private courier, or if otherwise hand-delivered, but if deposited in the United States mails, shall not be deemed delivered until three (3) days after being sent, with postage pre-paid, certified or registered, with return receipt requested and addressed as follows:

		If to Customer:

		The Ohio Casualty Insurance Company
		136 North Third Street
		Hamilton, Ohio  45025
		Attn: Chief Executive Officer

		With a concurrent copy to:

		Vorys, Sater, Seymour and Pease LLP
		52 East Gay Street
		P.O. Box 1008
		Columbus, Ohio  43216-1008
		Attention:  James A. Yano, Esq.

		If to Sellers:

		Great American Insurance Company
		580 Walnut Street
		Cincinnati, Ohio  45202
		Attn: President

		With a concurrent copy to:

		Keating, Muething & Klekamp, P.L.L.
		One East Fourth Street
		Cincinnati, Ohio  45202
		Attn: Edward E. Steiner, Esq.

		Either party may change its address for notices by giving notice of same in the manner specified above.

		14.3    Entire Agreement.  This Agreement, together with the
			----------------
Schedules to this Agreement and such further amendments as may be incorporated into this Agreement from time to time, constitutes the complete and exclusive statement of the parties' intentions with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, whether oral or in writing, with respect to the subject matter of this Agreement.

		14.4    Choice of Law.  This Agreement shall be governed by
			-------------
and construed and enforced in accordance with the internal substantive laws of the State of Ohio, without regard to conflicts of laws principles.

		14.5    Severability.  If any provision of this Agreement
			------------
shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby, unless such invalidity, unenforceability or illegality renders the Agreement as a whole substantially unperformable.

		14.6    Force Majeure.  Notwithstanding the provisions of this
			-------------
Agreement, neither party shall be liable in any manner for any failure to perform their obligations under this Agreement resulting in any manner from delay, failure in performance, loss or damage due to fire, strike, embargo, explosion, power blackout, earthquake, flood or other causes beyond such party's reasonable control, whether or not similar to any of the foregoing (including, without limitation, actions or inactions by unrelated Persons contributing to failures to perform), for so long as such circumstances continue to exist and to cause such failure to perform.

		14.7    Parties in Interest.  This Agreement shall be binding
			-------------------
upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties and their respective successors and assigns any rights or remedies under or by this Agreement. The foregoing notwithstanding, neither this Agreement nor the parties' rights and obligations hereunder, nor any of these, may be assigned by either party to this Agreement without the express written consent of the other party and any purported assignment in violation hereof shall be null and void; provided, however, that Customer may assign its rights under this Agreement to any Person which is wholly-owned by it or any of its Affiliates if (a) Customer gives immediate written notice of such assignment to the Sellers, (b) the assignee agrees in writing to be liable for all of the obligations of Customer arising under this Agreement (and Customer delivers such agreement to the Sellers) and (c) any such assignment shall not relieve Customer of any of its obligations hereunder nor otherwise require the Sellers to alter, or incur additional expense, in connection with such assignment (it being understood that any such expenses, if contemplated, must be agreed upon pursuant to Section 2.2 of this Agreement).

		14.8    Survival.  The obligations and other provisions set
			--------
forth in Sections 8, 9, 11, 12, 13 and 14 of this Agreement, together with any other indemnification obligations set forth in this Agreement, shall survive any expiration or termination of this Agreement.

		14.9    No Partnership.  Nothing contained in this Agreement
			--------------
shall be deemed or construed by the parties or any other Person to create the relationship of partnership or of joint venture.

		14.10   Captions.  The Section and Paragraph headings used in
			--------
this Agreement have been inserted for convenience of reference only and shall not be construed to affect the meaning or interpretation of any provision, term or condition hereof.

		14.11   Duplicate Originals.  This Agreement may be executed
			-------------------
in multiple counterparts, each of which shall be deemed to be a duplicate original but all of which, when taken together, shall constitute a single instrument.

		14.12   Schedules.  All provisions contained in the Schedules
			---------
hereto shall have the same force and effect as though set forth in the body of this Agreement.

	IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first set forth above by their duly authorized representatives.

					   THE OHIO CASUALTY INSURANCE COMPANY


					   By
					     ---------------------------------
					     Name:
					     Title:



					   GREAT AMERICAN INSURANCE COMPANY


					   By
					     ---------------------------------
					     Name:
					     Title:


					   AMERICAN NATIONAL FIRE INSURANCE
					   COMPANY


					   By
					     ---------------------------------
					     Name:
					     Title:


					   AGRICULTURAL EXCESS AND SURPLUS
					   INSURANCE COMPANY


					   By
                                             ---------------------------------
					     Name:
					     Title:


					   AGRICULTURAL INSURANCE COMPANY

					   By
                                             -------------------------------
					     Name:
					     Title:


					   AMERICAN ALLIANCE INSURANCE
					   COMPANY


					   By
					     ---------------------------------
					     Name:
					     Title:




					   AMERICAN DYNASTY SURPLUS LINES
					   INSURANCE COMPANY


					   By
					     ---------------------------------
					     Name:
					     Title:


					   AMERICAN SPIRIT INSURANCE
					   COMPANY


					   By
					     ---------------------------------
					     Name:
					     Title:


					   CONTEMPORARY AMERICAN INSURANCE
					   COMPANY


					   By
					     ---------------------------------
					     Name:
					     Title:


					   EAGLE AMERICAN INSURANCE COMPANY


					   By
					     ---------------------------------
					     Name

					   EDEN PARK INSURANCE COMPANY


					   By
					     ---------------------------------
					     Name:
					     Title:


					   GREAT AMERICAN LLOYD'S INSURANCE
					   COMPANY


					   By
					     ---------------------------------
					     Name:
					     Title:


					   GREAT TEXAS COUNTY MUTUAL
					   INSURANCE COMPANY


					   By
					     ---------------------------------
					     Name:
					     Title:


					   SEVEN HILLS INSURANCE COMPANY


					   By
					     ---------------------------------
					     Name:
					     Title: